(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. INDEX

Identification
Capital Stock Breakdown	2
Individual Financial Statements
Balance Sheet Assets	3
Balance Sheet Liabilities	4
Statement of Income	6
Statement of Comprehensive Income	7
Statement of Cash Flows	8
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2018 to 09/30/2018	9
Statement of Changes in Shareholders' Equity - from 01/01/2017 to 09/30/2017	10
Statement of Added Value	11
Consolidated Financial Statements
Balance Sheet Assets	12
Balance Sheet Liabilities	13
Statement of Income	15
Statement of Comprehensive Income	16
Statement of Cash Flows	17
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2018 to 09/30/2018	18
Statement of Changes in Shareholders' Equity - from 01/01/2017 to 09/30/2017	19
Statement of Added Value	20
Management Report	21
Explanatory Notes	51
Breakdown of the Capital by Owner	136
Declarations and Opinion
Independent Auditors' Report on Review of Quartely Financial Information	137
Opinion of the Audit Committee	139
Statement of Executive Board on the Quartely Financial Information and Independent
Auditor's Report on Review of Interim Financial Information	140

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Identification / Capital Stock Breakdown

Number of shares	Current Quarter
(Units)	09.30.18

Paid-in Capital
Common	812,473,246
Preferred	-
Total	812,473,246

Treasury Shares
Common	1,133,601
Preferred	-
Total	1,133,601

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Individual FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.18	Previous Year 12.31.17
1	Total Assets	37,759,613	39,983,749
1.01	Current Assets	13,305,610	17,371,001
1.01.01	Cash and Cash Equivalents	2,731,399	3,584,701
1.01.02	Marketable Securities	316,378	166,322
1.01.02.01	Measured at Fair Value through Profit and Loss	311,240	166,322
1.01.02.01.01	Held for Trading	311,240	166,322
1.01.02.02	Financial Investments Measured at Fair Value through Other Comprehensive Income	5,138	-
1.01.02.02.02	Measured at Fair Value through Profit and Loss	5,138	-
1.01.03	Trade Accounts Receivable	3,627,667	7,433,022
1.01.03.01	Trade Accounts Receivable	3,498,941	7,325,588
1.01.03.02	Other Receivables	128,726	107,434
1.01.04	Inventories	3,233,423	2,817,784
1.01.05	Biological Assets	1,219,878	1,261,556
1.01.06	Recoverable Taxes	801,942	842,034
1.01.06.01	Current Recoverable Taxes	801,942	842,034
1.01.06.01.01	Income and social contribution tax (IR/CS)	368,968	373,319
1.01.06.01.03	Recoverable Taxes	459,077	488,454
1.01.06.01.04	Provision for losses	(26,103)	(19,739)
1.01.08	Other Current Assets	1,374,923	1,265,582
1.01.08.03	Other	1,374,923	1,265,582
1.01.08.03.01	Interest on Shareholders' Equity Receivable	1,163	7,352
1.01.08.03.02	Derivative Financial Instruments	232,489	49,132
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	-	28,897
1.01.08.03.06	Restricted Cash	351,542	108,795
1.01.08.03.10	Other	789,729	1,071,406
1.02	Non-current Assets	24,454,003	22,612,748
1.02.01	Non-current Assets	5,414,702	5,523,188
1.02.01.02	Financial Investments Measured at Fair Value through Other Comprehensive Income	76,173	276,900
1.02.01.02.01	Available for Sale	76,173	276,900
1.02.01.03	Marketable Securities Valued at Amortized Cost	86,390	82,418
1.02.01.03.01	Measured at Amortized Cost	86,390	82,418
1.02.01.04	Trade Accounts Receivable	94,884	121,749
1.02.01.04.01	Trade Accounts Receivable	8,577	5,944
1.02.01.04.02	Other Receivables	86,307	115,805
1.02.01.06	Biological Assets	783,267	773,560
1.02.01.07	Deferred Taxes	843,183	883,953
1.02.01.07.01	Deferred Income Tax and Social Contribution	843,183	883,953
1.02.01.10	Other Non-current Assets	3,530,805	3,384,608
1.02.01.10.03	Judicial Deposits	684,617	676,732
1.02.01.10.05	Income and social contribution tax (IR/CS)	15,794	15,794
1.02.01.10.06	Provision for losses from Income and social contribution tax (IR/CS)	(8,985)	(8,985)
1.02.01.10.07	Recoverable Taxes	2,385,125	2,344,830
1.02.01.10.08	Provision for losses	(112,603)	(118,684)
1.02.01.10.10	Restricted Cash	502,599	407,803
1.02.01.10.11	Other	64,258	67,118
1.02.02	Investments	7,168,585	4,960,752
1.02.02.01	Investments	7,168,585	4,960,752
1.02.02.01.01	Equity in Associates	8,782	7,551
1.02.02.01.02	Interest on Wholly-owned Subsidiaries	7,158,696	4,952,093
1.02.02.01.04	Other	1,107	1,108
1.02.03	Property, Plant and Equipment, Net	8,915,921	9,189,492
1.02.03.01	Property, Plant and Equipment in Operation	8,399,973	8,611,605
1.02.03.02	Right of Use in Progress	213,591	220,690
1.02.03.03	Property, Plant and Equipment in Progress	302,357	357,197
1.02.04	Intangible	2,954,795	2,939,316
1.02.04.01	Intangible	2,954,795	2,939,316
1.02.04.01.02	Software	181,864	188,615
1.02.04.01.03	Trademarks	1,173,000	1,173,000
1.02.04.01.04	Goodwill	1,542,929	1,542,929
1.02.04.01.05	Software Leased	22,905	12,505
1.02.04.01.08	Other	34,097	22,267

 See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.18	Previous Year 12.31.17
2	Total Liabilities	37,759,613	39,983,749
2.01	Current Liabilities	12,564,966	14,391,025
2.01.01	Social and Labor Obligations	188,011	205,513
2.01.01.01	Social Obligations	117,919	118,905
2.01.01.02	Labor Obligations	70,092	86,608
2.01.02	Trade Accounts Payable	5,393,516	5,284,296
2.01.02.01	Domestic Suppliers	4,770,187	4,503,627
2.01.02.01.01	Domestic Suppliers	4,158,328	4,026,929
2.01.02.01.02	Supply Chain Finance	611,859	476,698
2.01.02.02	Foreign Suppliers	623,329	780,669
2.01.02.02.01	Foreign Suppliers	414,426	608,453
2.01.02.02.02	Supply Chain Finance	208,903	172,216
2.01.03	Tax Obligations	199,804	228,962
2.01.03.01	Federal Tax Obligations	38,450	50,215
2.01.03.01.02	Other Federal	38,450	50,215
2.01.03.02	State Tax Obligations	159,451	176,461
2.01.03.03	Municipal Tax Obligations	1,903	2,286
2.01.04	Short Term Debts	4,009,270	4,038,367
2.01.04.01	Short Term Debts	4,009,270	4,038,367
2.01.04.01.01	Local Currency	3,397,807	3,401,603
2.01.04.01.02	Foreign Currency	611,463	636,764
2.01.05	Other Obligations	1,800,174	3,776,280
2.01.05.01	Advances from related parties	891,257	3,051,892
2.01.05.01.04	Advances from related parties	891,257	3,051,892
2.01.05.02	Other	908,917	724,388
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	1,018	1,723
2.01.05.02.04	Derivative Financial Instruments	582,377	282,619
2.01.05.02.05	Management and Employees Profit Sharing	19,115	95,900
2.01.05.02.08	Other Obligations	306,407	344,146
2.01.06	Provisions	974,191	857,607
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	504,546	516,597
2.01.06.01.01	Tax Risk Provisions	128,526	51,416
2.01.06.01.02	Social Security and Labor Risk Provisions	295,274	251,342
2.01.06.01.04	Civil Risk Provisions	80,746	213,839
2.01.06.02	Other Provisons	469,645	341,010
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	393,035	264,400
2.01.06.02.05	Employee Benefits Provisions	76,610	76,610
2.02	Non-current Liabilities	16,569,432	14,392,513
2.02.01	Long-term Debt	10,847,326	9,508,371
2.02.01.01	Long-term Debt	10,847,326	9,508,371
2.02.01.01.01	Local Currency	5,730,077	4,970,269
2.02.01.01.02	Foreign Currency	5,117,249	4,538,102
2.02.02	Other Obligations	4,523,951	3,614,130
2.02.02.01	Liabilities with Related Parties	3,847,853	2,634,565
2.02.02.01.04	Advances from Related Parties and Other Liabilities	3,847,853	2,634,565
2.02.02.02	Other	676,098	979,565
2.02.02.02.06	Suppliers	185,715	195,843
2.02.02.02.07	Other Obligations	490,383	783,722

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.18	Previous Year 12.31.17
2.02.04	Provisions	1,198,155	1,270,012
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	898,495	998,743
2.02.04.01.01	Provisions for Tax Contingencies	199,474	221,463
2.02.04.01.02	Social Security and Labor Risk Provisions	151,828	257,581
2.02.04.01.04	Provisions for Civil Contingencies	177,440	149,299
2.02.04.01.05	Contingent Liability	369,753	370,400
2.02.04.02	Other Provisons	299,660	271,269
2.02.04.02.04	Employee Benefits Plans	299,660	271,269
2.03	Shareholders' Equity	8,625,215	11,200,211
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	52,194	43,614
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	259,685	261,829
2.03.02.05	Treasury Shares	(60,759)	(71,483)
2.03.02.07	Gain on Disposal of Shares	(73,094)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Entities	(40,534)	(40,534)
2.03.02.09	Acquisition of Non-Controlling Entities	(199,296)	(199,296)
2.03.04	Profit Reserves	101,367	101,367
2.03.04.01	Legal Reserves	101,367	101,367
2.03.05	Accumulated Earnings (Losses)	(1,971,751)	-
2.03.08	Other Comprehensive Loss	(2,017,066)	(1,405,241)
2.03.08.01	Derivative Financial Intruments	(675,656)	(572,152)
2.03.08.02	Financial Instruments (Fair Value through Other Comprehensive Income)	(107,789)	(56,258)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(1,471,589)	(766,959)
2.03.08.04	Actuarial Gain (Losses)	748	(9,872)
2.03.08.06	Restatement by Hyperinflation	237,220	-

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Individual FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.18 to 09.30.18	Accumulated Current Year 01.01.18 to 09.30.18	Previous Quarter 07.01.17 to 09.30.17	Accumulated Previous Year 01.01.17 to 09.30.17
3.01	Net Sales	6,077,084	17,561,421	6,286,111	18,937,216
3.02	Cost of Goods Sold	(5,475,695)	(15,857,933)	(5,033,433)	(15,532,832)
3.03	Gross Profit	601,389	1,703,488	1,252,678	3,404,384
3.04	Operating (Expenses) Income	(801,432)	(1,901,318)	(1,096,644)	(2,915,857)
3.04.01	Selling	(797,659)	(2,360,767)	(759,540)	(2,203,811)
3.04.02	General and Administrative	(83,811)	(206,940)	(61,165)	(181,165)
3.04.03	Impairment Loss on Trade and Other Receivables	(4,115)	(20,290)	(5,336)	(29,153)
3.04.04	Other Operating Income	(6,630)	108,213	138,282	216,470
3.04.05	Other Operating Expenses	(75,666)	(211,296)	(152,577)	(412,974)
3.04.06	Income from Associates and Joint Ventures	166,449	789,762	(256,308)	(305,224)
3.05	Income Before Financial and Tax Results	(200,043)	(197,830)	156,034	488,527
3.06	Financial Results	(627,450)	(2,102,510)	83,511	(1,145,741)
3.06.01	Financial Income	260,304	809,169	836,027	859,303
3.06.02	Financial Expenses	(887,754)	(2,911,679)	(752,516)	(2,005,044)
3.07	Loss Before Taxes	(827,493)	(2,300,340)	239,545	(657,214)
3.08	Income and Social Contribution	28,512	(51,462)	(109,546)	338,468
3.08.01	Current	-	-	41,461	25,410
3.08.02	Deferred	28,512	(51,462)	(151,007)	313,058
3.09	Loss from Continued Operations	(798,981)	(2,351,802)	129,999	(318,746)
3.11	Loss	(798,981)	(2,351,802)	129,999	(318,746)
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	(0.98484)	(2.89897)	0.16149	(0.39793)
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	(0.98484)	(2.89897)	0.16149	(0.39793)

See accompanying notes to the consolidated financial statements

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Individual FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.18 to 09.30.18	Accumulated Current Year 01.01.18 to 09.30.18	Previous Quarter 07.01.17 to 09.30.17	Accumulated Previous Year 01.01.17 to 09.30.17
4.01	Loss	(798,981)	(2,351,802)	129,999	(318,746)
4.02	Other Comprehensive Income	(216,602)	(611,825)	(5,784)	(25,604)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	(558,146)	(704,630)	(121,692)	(65,572)
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	(19,251)	(75,372)	(17,139)	(27,885)
4.02.03	Taxes on Unrealized Gains (Losses) on Investments on Available for Sale Marketable Securities	6,605	23,841	6,982	6,683
4.02.04	Unrealized Losses on Cash Flow Hedge	169,742	(157,420)	179,289	74,148
4.02.05	Taxes on Unrealized Gains on Cash Flow Hedge	(56,557)	53,916	(57,440)	(25,748)
4.02.06	Actuarial Gains on Pension and Post-employment Plans	5,947	16,923	6,466	19,518
4.02.07	Taxes on Realized Losses on Pension Post-employment Plans	(2,162)	(6,303)	(2,250)	(6,748)
4.02.10	Restatement by Hyperinflation	237,220	237,220	-	-
4.03	Comprehensive Loss	(1,015,583)	(2,963,627)	124,215	(344,350)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Individual FS / Statement of Cash Flow (Indirect method)

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 09.30.18	Accumulated Previous Year 01.01.17 to 09.30.17
6.01	Net Cash Provided by (used in) Operating Activities	165,801	(414,194)
6.01.01	Cash from Operations	472,511	1,528,480
6.01.01.01	Loss for the Period	(2,351,802)	(318,746)
6.01.01.03	Depreciation and Amortization	574,564	564,249
6.01.01.04	Depreciation and Depletion of Biological Assets	444,464	462,923
6.01.01.05	Results on Disposals of Property, Plant and Equipments	16,395	10,350
6.01.01.06	Interest on Shareholders' Equity Received - Minerva	-	(6,872)
6.01.01.08	Deferred Income Tax	51,462	(313,058)
6.01.01.09	Provision for Tax, Civil and Labor Risks	176,957	295,671
6.01.01.10	Interest and Exchange Rate Variations	1,853,828	795,895
6.01.01.11	Equity Pick-Up	(789,762)	305,224
6.01.01.12	Provision for Losses in Inventories	220,957	49,465
6.01.01.13	Tax Amnesty Program	-	(411,520)
6.01.01.16	Restatement by Hyperinflation	-	-
6.01.01.17	Others	275,448	94,899
6.01.02	Changes in Operating Assets and Liabilities	(306,710)	(1,942,674)
6.01.02.01	Trade Accounts Receivable	2,435,296	(16,545)
6.01.02.02	Inventories	(649,194)	(369,478)
6.01.02.03	Trade Accounts Payable	(322,423)	(186,171)
6.01.02.04	Supply Chain Finance	171,848	(921,774)
6.01.02.05	Payment of Tax, Civil and Labor Risks Provisions	(234,887)	(299,108)
6.01.02.06	Others Operating Assets and Liabilities	(1,166,836)	249,030
6.01.02.07	Investment in Held for Trading Securities	(148,800)	-
6.01.02.08	Redemption of Held for Trading Securities	13,428	29,655
6.01.02.11	Fair value for for Assets and Liabilities	36,137	(168,072)
6.01.02.12	Payment of Interest	(599,550)	(765,471)
6.01.02.14	Interest on Shareholders' Equity Received	10,912	29,123
6.01.02.15	Biological assets - Current	41,678	197,114
6.01.02.16	Interest received	105,681	279,023
6.02	Net Cash used in Investing Activities	(1,164,670)	(1,309,975)
6.02.01	Marketable Securities	-	(80,622)
6.02.02	Redemptions of Financial Investments	-	86,260
6.02.03	Investment in Available for Sale	(5,035)	-
6.02.04	Redemptions of Available for Sale	140,886	15,011
6.02.05	Redemptions of Restricted Cash (Investments)	(282,673)	2,314
6.02.06	Additions to Property, Plant and Equipment	(349,727)	(594,958)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	48,725	115,589
6.02.08	Capital increase in subsidiaries	(148,576)	-
6.02.09	Additions to Intangible	(15,675)	(48,036)
6.02.10	Additions to Biological Assets - Non-current	(424,656)	(434,617)
6.02.11	Investments in Associates and Joint Venturies	5,104	(910)
6.02.12	Business Combination, net of cash	-	(59,186)
6.02.13	Net Cash Transferred to Subsidiaries	-	(309,615)
6.02.17	Advance for Future Capital Increase	(133,043)	(1,205)
6.03	Net Cash Provided by Financing Activities	142,731	2,757,910
6.03.01	Proceeds from Debt Issuance	5,352,686	5,122,224
6.03.02	Payment of Debt	(5,138,559)	(2,767,355)
6.03.07	Treasury Shares Disposal	-	509,875
6.03.11	Lease	(71,396)	(106,834)
6.04	Exchange Rate Variation on Cash and Cash Equivalents	2,836	(10,470)
6.05	Increase (Decrease) in Cash and Cash Equivalents	(853,302)	1,023,271
6.05.01	At the Beginning of the Period	3,584,701	3,856,505
6.05.02	At the End of the Period	2,731,399	4,879,776

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Individual FS / Statement of Changes in Shareholders' Equity for the Period from 01/01/2018 to 09/30/2018

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2018	12,460,471	43,614	101,367	-	(1,405,241)	11,200,211
5.02	Previous Year Adjustment	-	-	-	444,027	-	444,027
5.02.01	Adoption of IFRS 9	-	-	-	(15,696)	-	(15,696)
5.02.02	Restatement by Hyperinflation	-	-	-	459,723	-	459,723
5.03	Opening Balance Adjusted	12,460,471	43,614	101,367	444,027	(1,405,241)	11,644,238
5.04	Share-based Payments	-	8,580	-	-	-	8,580
5.04.03	Options Granted	-	4,120	-	-	-	4,120
5.04.05	Treasury Shares Sold	-	4,460	-	-	-	4,460
5.05	Total Comprehensive Loss	-	-	-	(2,415,778)	(611,825)	(3,027,603)
5.05.01	Loss for the Period	-	-	-	(2,351,802)	-	(2,351,802)
5.05.02	Other Comprehensive Loss	-	-	-	(63,976)	(611,825)	(675,801)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(157,420)	(157,420)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	53,916	53,916
5.05.02.06	Unrealized Losses in Available for Sale Marketable Securities	-	-	-	-	(75,372)	(75,372)
5.05.02.07	Tax on Unrealized Gains in Available for Sale Marketable Securities	-	-	-	-	23,841	23,841
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	10,620	10,620
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(704,630)	(704,630)
5.05.02.10	Realized Loss in Available for Sale Marketable Securities	-	-	-	(63,976)	-	(63,976)
5.05.02.11	Restatement by Hyperinflation	-	-	-	-	237,220	237,220
5.07	Balance at September 30, 2018	12,460,471	52,194	101,367	(1,971,751)	(2,017,066)	8,625,215

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Individual FS / Statement of Changes in Shareholders' Equity for the Period from 01/01/2017 to 09/30/2017

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2017	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978
5.03	Opening Balance Adjusted	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978
5.04	Share-based Payments	-	714,758	(140,498)	-	-	574,260
5.04.03	Options Granted	-	33,690	-	-	-	33,690
5.04.05	Treasury Shares Sold	-	650,373	-	-	-	650,373
5.04.09	Treasury Shares Canceled	-	(17,776)	-	-	-	(17,776)
5.04.12	Acquisition of Non-Controlling Entities	-	48,471	-	-	-	48,471
5.04.14	Losses in Treasury Shares Sold	-	-	(140,498)	-	-	(140,498)
5.05	Total Comprehensive Loss	-	-	-	(318,746)	(25,604)	(344,350)
5.05.01	Loss for the Period	-	-	-	(318,746)	-	(318,746)
5.05.02	Other Comprehensive Loss	-	-	-	-	(25,604)	(25,604)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	74,148	74,148
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(25,748)	(25,748)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(27,885)	(27,885)
5.05.02.07	Tax on Unrealized Losses in Available for Sale Marketable Securities	-	-	-	-	6,683	6,683
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	12,770	12,770
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(65,572)	(65,572)
5.07	Balance at September 30, 2017	12,460,471	33,908	1,210,177	(318,746)	(1,315,922)	12,069,888

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Individual FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 09.30.18	Accumulated Previous Year 01.01.17 to 09.30.17
7.01	Revenues	19,982,089	21,210,311
7.01.01	Sales of Goods, Products and Services	19,815,270	21,135,871
7.01.02	Other Income	(123,625)	(387,277)
7.01.03	Revenue Related to Construction of Own Assets	335,644	458,538
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	(45,200)	3,179
7.02	Raw Material Acquired from Third Parties	(14,579,219)	(13,948,716)
7.02.01	Costs of Products and Goods Sold	(12,225,283)	(12,086,462)
7.02.02	Materials, Energy, Third Parties Services and Other	(1,810,680)	(1,819,246)
7.02.03	Recovery (Loss) of Assets Values	(543,256)	(43,008)
7.03	Gross Added Value	5,402,870	7,261,595
7.04	Retentions	(1,019,028)	(1,027,172)
7.04.01	Depreciation, Amortization and Exhaustion	(1,019,028)	(1,027,172)
7.05	Net Added Value	4,383,842	6,234,423
7.06	Received from Third Parties	1,601,221	555,713
7.06.01	Equity Pick-Up	789,762	(305,224)
7.06.02	Financial Income	809,169	859,303
7.06.03	Other	2,290	1,634
7.07	Added Value to be Distributed	5,985,063	6,790,136
7.08	Distribution of Added Value	5,985,063	6,790,136
7.08.01	Payroll	2,716,313	2,825,940
7.08.01.01	Salaries	1,974,733	2,194,028
7.08.01.02	Benefits	591,686	481,395
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	149,894	150,517
7.08.02	Taxes, Fees and Contributions	2,558,437	2,122,774
7.08.02.01	Federal	1,119,423	741,443
7.08.02.02	State	1,415,353	1,356,775
7.08.02.03	Municipal	23,661	24,556
7.08.03	Capital Remuneration from Third Parties	3,062,115	2,160,168
7.08.03.01	Interests	2,924,331	2,031,110
7.08.03.02	Rents	137,784	129,058
7.08.04	Interest on Own Capital	(2,351,802)	(318,746)
7.08.04.03	Accumulated Losses	(2,351,802)	(318,746)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Consolidated FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.18	Previous Year 12.31.17
1	Total Assets	44,518,707	45,228,481
1.01	Current Assets	18,253,204	19,185,523
1.01.01	Cash and Cash Equivalents	4,424,095	6,010,829
1.01.02	Marketable Securities	563,830	228,430
1.01.02.01	Measured at Fair Value through Profit and Loss	344,187	195,994
1.01.02.01.01	Held for Trading	344,187	195,994
1.01.02.02	Financial Investments Measured at Fair Value through Other Comprehensive Income	22,203	15,447
1.01.02.02.02	Measued at Fair Value through Profit and Loss	22,203	15,447
1.01.02.03	Marketable Securities Measured at Amortized Cost	197,440	16,989
1.01.02.03.01	Measured at Amortized Cost	197,440	16,989
1.01.03	Trade Accounts Receivable	3,536,761	4,032,149
1.01.03.01	Trade Accounts Receivable	3,399,943	3,919,022
1.01.03.02	Other Receivables	136,818	113,127
1.01.04	Inventories	5,543,805	4,948,168
1.01.05	Biological Assets	1,442,204	1,510,480
1.01.06	Recoverable Taxes	1,330,369	1,228,259
1.01.06.01	Current Recoverable Taxes	1,330,369	1,228,259
1.01.06.01.01	Income and social contribution tax (IR/CS)	589,469	499,341
1.01.06.01.03	Recoverable Taxes	768,941	752,021
1.01.06.01.04	Provision for losses	(28,041)	(23,103)
1.01.08	Other Current Assets	1,412,140	1,227,208
1.01.08.03	Other	1,412,140	1,227,208
1.01.08.03.01	Interest on Shareholders' Equity Receivable	-	6,187
1.01.08.03.02	Derivative Financial Instruments	232,955	90,536
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	-	28,897
1.01.08.03.06	Restricted Cash	373,052	127,821
1.01.08.03.10	Other	806,133	973,767
1.02	Non-current Assets	26,265,503	26,042,958
1.02.01	Non-current Assets	6,543,589	6,586,544
1.02.01.02	Financial Investments Measured at Fair Value through Other Comprehensive Income	121,222	328,816
1.02.01.02.01	Available for Sale	121,222	328,816
1.02.01.03	Marketable Securities Evaluated at Amortized Cost	150,158	239,989
1.02.01.03.01	Measured at Amortized Cost	150,158	239,989
1.02.01.04	Trade Accounts Receivable	95,532	122,654
1.02.01.04.01	Trade Accounts Receivable	9,128	6,260
1.02.01.04.02	Other Receivables	86,404	116,394
1.02.01.06	Biological Assets	970,782	903,654
1.02.01.07	Deferred Taxes	1,317,166	1,369,366
1.02.01.07.01	Deferred Income Tax and Social Contribution	1,317,166	1,369,366
1.02.01.10	Other Non-current Assets	3,888,729	3,622,065
1.02.01.10.03	Judicial Deposits	703,847	688,940
1.02.01.10.05	Income and social contribution tax (IR/CS)	21,332	29,039
1.02.01.10.06	Provision for losses from Income and social contribution tax (IR/CS)	(9,029)	(9,029)
1.02.01.10.07	Recoverable Taxes	2,708,336	2,555,555
1.02.01.10.08	Provision for losses	(145,332)	(137,400)
1.02.01.10.10	Restricted Cash	502,599	407,803
1.02.01.10.11	Other	106,976	87,157
1.02.02	Investments	83,553	68,195
1.02.02.01	Investments	75,767	61,343
1.02.02.01.01	Equity in Associates	74,652	60,227
1.02.02.01.05	Other	1,115	1,116
1.02.02.02	Investments Property	7,786	6,852
1.02.02.02.01	Investments Property	7,786	6,852
1.02.03	Property, Plant and Equipment, Net	11,948,535	12,190,583
1.02.03.01	Property, Plant and Equipment in Operation	11,331,507	11,508,581
1.02.03.02	Right of Use in Progress	221,578	228,056
1.02.03.03	Property, Plant and Equipment in Progress	395,450	453,946
1.02.04	Intangible	7,689,826	7,197,636
1.02.04.01	Intangible	7,689,826	7,197,636
1.02.04.01.02	Software	222,306	210,228
1.02.04.01.03	Trademarks	1,565,144	1,649,910
1.02.04.01.04	Goodwill	4,617,380	4,192,228
1.02.04.01.05	Software Leased	22,905	12,505
1.02.04.01.08	Other	1,262,091	1,132,765

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.18	Previous Year 12.31.17
2	Total Liabilities	44,518,707	45,228,481
2.01	Current Liabilities	15,246,812	14,907,874
2.01.01	Social and Labor Obligations	325,944	330,448
2.01.01.01	Social Obligations	166,051	159,106
2.01.01.02	Labor Obligations	159,893	171,342
2.01.02	Trade Accounts Payable	7,000,201	7,160,675
2.01.02.01	Domestic Suppliers	5,243,799	4,937,047
2.01.02.01.01	Domestic Suppliers	4,552,196	4,418,630
2.01.02.01.02	Supply Chain Finance	691,603	518,417
2.01.02.02	Foreign Suppliers	1,756,402	2,223,628
2.01.02.02.01	Foreign Suppliers	1,547,499	2,026,856
2.01.02.02.02	Supply Chain Finance	208,903	196,772
2.01.03	Tax Obligations	435,615	426,028
2.01.03.01	Federal Tax Obligations	168,977	160,844
2.01.03.01.01	Income Tax and Social Contribution Payable	121,144	93,278
2.01.03.01.02	Other Federal	47,833	67,566
2.01.03.02	State Tax Obligations	264,211	262,343
2.01.03.03	Municipal Tax Obligations	2,427	2,841
2.01.04	Short Term Debts	5,036,045	5,031,351
2.01.04.01	Short Term Debts	5,036,045	5,031,351
2.01.04.01.01	Local Currency	3,474,048	3,592,760
2.01.04.01.02	Foreign Currency	1,561,997	1,438,591
2.01.05	Other Obligations	1,347,773	999,952
2.01.05.01	Liabilities with Related Parties	-	5
2.01.05.01.01	Débitos com Coligadas	-	5
2.01.05.02	Other	1,347,773	999,947
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	1,094	1,916
2.01.05.02.04	Derivative Financial Instruments	639,707	299,491
2.01.05.02.05	Management and Employees Profit Sharing	20,509	95,900
2.01.05.02.08	Other Obligations	686,463	602,640
2.01.06	Provisions	1,101,234	959,420
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	528,330	536,089
2.01.06.01.01	Tax Risk Provisions	128,526	51,416
2.01.06.01.02	Social Security and Labor Risk Provisions	314,747	264,552
2.01.06.01.04	Civil Risk Provisions	85,057	220,121
2.01.06.02	Other Provisons	572,904	423,331
2.01.06.02.04	Vacations and Christmas Bonuses Provisions	487,719	338,146
2.01.06.02.05	Employee Benefits Provisions	85,185	85,185
2.02	Non-current Liabilities	20,031,604	18,607,825
2.02.01	Long-term Debt	17,015,492	15,413,027
2.02.01.01	Long-term Debt	17,015,492	15,413,027
2.02.01.01.01	Local Currency	6,510,077	5,750,269
2.02.01.01.02	Foreign Currency	10,505,415	9,662,758
2.02.02	Other Obligations	1,441,093	1,492,776
2.02.02.02	Other	1,441,093	1,492,776
2.02.02.02.06	Suppliers	188,444	196,771
2.02.02.02.07	Other Obligations	1,252,649	1,296,005
2.02.03	Deferred Taxes	220,347	155,303
2.02.03.01	Deferred Income Tax and Social Contribution	220,347	155,303

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.18	Previous Year 12.31.17
2.02.04	Provisions	1,354,672	1,546,719
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	1,018,633	1,237,116
2.02.04.01.01	Provisions for Tax Contingencies	210,409	251,972
2.02.04.01.02	Social Security and Labor Risk Provisions	240,459	427,172
2.02.04.01.04	Provisions for Civil Contingencies	197,876	187,330
2.02.04.01.05	Contingent Liabilities	369,889	370,642
2.02.04.02	Other Provisons	336,039	309,603
2.02.04.02.04	Employee Benefits Plans	336,039	309,603
2.03	Shareholders' Equity	9,240,291	11,712,782
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	52,194	43,614
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	259,685	261,829
2.03.02.05	Treasury Shares	(60,759)	(71,483)
2.03.02.07	Gain on Disposal of Shares	(73,094)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Interests	(40,534)	(40,534)
2.03.02.09	Acquisition of Non-Controlling Interests	(199,296)	(199,296)
2.03.04	Profit Reserves	101,367	101,367
2.03.04.01	Legal Reserves	101,367	101,367
2.03.05	Accumulated Earnings / Loss	(1,971,751)	-
2.03.08	Other Comprehensive Loss	(2,017,066)	(1,405,241)
2.03.08.01	Derivative Financial Instruments	(675,656)	(572,152)
2.03.08.02	Financial Instruments (Fair Value through Other Comprehensive Income)	(107,789)	(56,258)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(1,471,589)	(766,959)
2.03.08.04	Actuarial Gain (Losses)	748	(9,872)
2.03.08.06	Restatement by Hyperinflation	237,220	-
2.03.09	Non-controlling Interest	615,076	512,571

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Consolidated FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.18 to 09.30.18	Accumulated Current Year 01.01.18 to 09.30.18	Previous Quarter 07.01.17 to 09.30.17	Accumulated Previous Year 01.01.17 to 09.30.17
3.01	Net Sales	8,767,347	24,983,062	8,732,268	24,568,341
3.02	Cost of Goods Sold	(7,364,966)	(21,431,407)	(6,825,280)	(19,802,871)
3.03	Gross Profit	1,402,381	3,551,655	1,906,988	4,765,470
3.04	Operating (Expenses) Income	(1,489,773)	(4,157,499)	(1,348,331)	(4,029,410)
3.04.01	Selling	(1,217,723)	(3,544,885)	(1,163,903)	(3,353,005)
3.04.02	General and Administrative	(173,771)	(461,202)	(146,837)	(425,571)
3.04.03	Impairment Loss on Trade and Other Receivables	(5,146)	(37,285)	(7,835)	(31,520)
3.04.04	Other Operating Income	541	121,290	141,872	224,109
3.04.05	Other Operating Expenses	(99,104)	(249,710)	(174,690)	(460,179)
3.04.06	Income from Associates and Joint Ventures	5,430	14,293	3,062	16,756
3.05	Income Before Financial and Tax Results	(87,392)	(605,844)	558,657	736,060
3.06	Financial Results	(507,351)	(1,597,579)	(350,751)	(1,458,290)
3.06.01	Financial Income	587,652	1,720,375	892,718	1,215,628
3.06.02	Financial Expenses	(1,095,003)	(3,317,954)	(1,243,469)	(2,673,918)
3.07	Income Before Taxes	(594,743)	(2,203,423)	207,906	(722,230)
3.08	Income and Social Contribution	(217,710)	(137,484)	(70,319)	407,771
3.08.01	Current	44,358	(33,517)	52,207	(11,705)
3.08.02	Deferred	(262,068)	(103,967)	(122,526)	419,476
3.09	Loss from Continued Operations	(812,453)	(2,340,907)	137,587	(314,459)
3.11	Loss	(812,453)	(2,340,907)	137,587	(314,459)
3.11.01	Attributable to: Controlling Shareholders	(798,981)	(2,351,802)	129,999	(318,746)
3.11.02	Attributable to: Non-controlling Interest	(13,472)	10,895	7,588	4,287
3.99	Earnings per share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	(1.00144)	(2.88554)	0.17091	(0.39258)
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	(1.00144)	(2.88554)	0.17091	(0.39258)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Consolidated FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.18 to 09.30.18	Accumulated Current Year 01.01.18 to 09.30.18	Previous Quarter 07.01.17 to 09.30.17	Accumulated Previous Year 01.01.17 to 09.30.17
4.01	Loss	(812,453)	(2,340,907)	137,587	(314,459)
4.02	Other Comprehensive Income	(216,602)	(611,825)	(5,784)	(25,604)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	(558,146)	(704,630)	(121,692)	(65,572)
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	(19,251)	(75,372)	(17,139)	(27,885)
4.02.03	Taxes on Unrealized Gains (Losses) on Investments on Available for Sale Marketable Securities	6,605	23,841	6,982	6,683
4.02.04	Unrealized Losses on Cash Flow Hedge	169,742	(157,420)	179,289	74,148
4.02.05	Taxes on Unrealized Gains on Cash Flow Hedge	(56,557)	53,916	(57,440)	(25,748)
4.02.06	Actuarial Gains on Pension and Post-employment Plans	5,947	16,923	6,466	19,518
4.02.07	Taxes on Realized Losses on Pension Post-employment Plans	(2,162)	(6,303)	(2,250)	(6,748)
4.02.10	Restatement by Hyperinflation	237,220	237,220	-	-
4.03	Comprehensive Loss	(1,029,055)	(2,952,732)	131,803	(340,063)
4.03.01	Attributable to: BRF Shareholders	(1,015,583)	(2,963,627)	124,215	(344,350)
4.03.02	Attributable to: Non-Controlling Interests	(13,472)	10,895	7,588	4,287

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Consolidated FS / Statement of Cash Flow (Indirect method)

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 09.30.18	Accumulated Previous Year 01.01.17 to 09.30.17
6.01	Net Cash Provided by (used in) Operating Activities	142,316	(236,050)
6.01.01	Cash from Operations	2,071,033	1,585,560
6.01.01.01	Loss for the Period	(2,340,907)	(318,746)
6.01.01.02	Non-controlling Interest	-	4,287
6.01.01.03	Depreciation and Amortization	883,923	842,172
6.01.01.04	Depreciation and Depletion of Biological Assets	612,619	576,495
6.01.01.05	Results on Disposals of Property, Plant and Equipments	30,115	6,648
6.01.01.06	Interest on Shareholders' Equity Received - Minerva	-	(6,872)
6.01.01.08	Deferred Income Tax	103,967	(419,476)
6.01.01.09	Provision for Tax, Civil and Labor Risks	137,367	310,165
6.01.01.10	Interest and Exchange Rate Variations	2,371,054	855,655
6.01.01.11	Equity Pick-Up	(14,293)	(16,756)
6.01.01.12	Provision for losses in Inventories	261,022	43,790
6.01.01.13	Tax Amnesty Program	-	(411,520)
6.01.01.16	Restatement by Hyperinflation	(332,119)	-
6.01.01.17	Others	358,285	119,718
6.01.02	Changes in Operating Assets and Liabilities	(1,928,717)	(1,821,610)
6.01.02.01	Trade Accounts Receivable	574,305	(725,900)
6.01.02.02	Inventories	(838,883)	(234,827)
6.01.02.03	Trade Accounts Payable	(684,329)	166,342
6.01.02.04	Supply Chain Finance	185,289	(909,317)
6.01.02.05	Payment of Tax, Civil and Labor Risks Provisions	(253,771)	(307,079)
6.01.02.06	Others Operating Assets and Liabilities	(181,195)	739,822
6.01.02.07	Investment in Held for Trading Securities	(410,313)	(262,174)
6.01.02.08	Redemption of Held for Trading Securities	246,639	320,203
6.01.02.11	Fair value for for Assets and Liabilities	131,888	(169,365)
6.01.02.12	Payment of Interest	(878,483)	(976,174)
6.01.02.13	Payment of Income Tax and Social Contribution	(723)	(35,602)
6.01.02.14	Interest on Shareholders' Equity Received	10,910	21,046
6.01.02.15	Biological Assets - Current	36,734	249,739
6.01.02.16	Interest Received	133,215	301,676
6.02	Net Cash used in Investing Activities	(1,308,027)	(2,072,157)
6.02.01	Marketable Securities	(213,697)	(89,070)
6.02.02	Redemptions of Marketable Securities	156,620	118,593
6.02.03	Investment in Available for Sale Securities	(5,035)	-
6.02.04	Redemptions of Available for Sale Securities	140,886	203,858
6.02.05	Redemptions of Restricted Cash (Investments)	(283,582)	29,973
6.02.06	Additions to Property, Plant and Equipment	(476,865)	(744,862)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	48,725	115,589
6.02.09	Additions to Intangible	(17,052)	(49,185)
6.02.10	Additions to Biological Assets - Non-current	(663,131)	(536,492)
6.02.11	Investments in Associates and Joint Venturies	5,104	(910)
6.02.12	Business Combination, net of cash	-	(1,119,651)
6.03	Net Cash Provided by Financing Activities	(521,934)	4,396,247
6.03.01	Proceeds from Debt Issuance	6,237,990	8,085,505
6.03.02	Payment of Debt	(6,685,765)	(4,088,587)
6.03.07	Treasury Shares Disposal	-	509,875
6.03.11	Lease	(74,159)	(110,546)
6.04	Exchange Rate Variation on Cash and Cash Equivalents	100,911	(6,834)
6.05	Decrease (Increase) in Cash and Cash Equivalents	(1,586,734)	2,081,206
6.05.01	At the Beginning of the Period	6,010,829	6,356,919
6.05.02	At the End of the Period	4,424,095	8,438,125

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders' Equity for the period from 01/01/2018 to 09/30/2018

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Non-Controlling Interests	Total Shareholders' Equity
5.01	Balance at January 1, 2018	12,460,471	43,614	101,367	-	(1,405,241)	11,200,211	512,571	11,712,782
5.02	Previous Year Adjustment	-	-	-	444,027	-	444,027	-	444,027
5.02.01	Adoption of IFRS 9	-	-	-	(15,696)	-	(15,696)	-	(15,696)
5.02.02	Restatement by Hyperinflation	-	-	-	459,723	-	459,723	-	459,723
5.03	Opening Balance Adjusted	12,460,471	43,614	101,367	444,027	(1,405,241)	11,644,238	512,571	12,156,809
5.04	Share-based Payments	-	8,580	-	-	-	8,580	91,610	100,190
5.04.03	Options Granted	-	4,120	-	-	-	4,120	-	4,120
5.04.05	Treasury Shares Sold	-	4,460	-	-	-	4,460	-	4,460
5.04.13	Non-Controlling Interests	-	-	-	-	-	-	91,610	91,610
5.05	Total Comprehensive Loss	-	-	-	(2,415,778)	(611,825)	(3,027,603)	10,895	(3,016,708)
5.05.01	Loss for the Period	-	-	-	(2,351,802)	-	(2,351,802)	10,895	(2,340,907)
5.05.02	Other Comprehensive Loss	-	-	-	(63,976)	(611,825)	(675,801)	-	(675,801)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(157,420)	(157,420)	-	(157,420)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	53,916	53,916	-	53,916
5.05.02.06	Unrealized Losses in Available for Sale Marketable Securities	-	-	-	-	(75,372)	(75,372)	-	(75,372)
5.05.02.07	Tax on Unrealized Gains in Available for Sale Marketable Securities	-	-	-	-	23,841	23,841	-	23,841
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	10,620	10,620	-	10,620
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(704,630)	(704,630)	-	(704,630)
5.05.02.10	Realized Loss in Available for Sale Marketable Securities	-	-	-	(63,976)	-	(63,976)	-	(63,976)
5.05.02.11	Restatement by Hyperinflation	-	-	-	-	237,220	237,220	-	237,220
5.07	Balance at September 30, 2018	12,460,471	52,194	101,367	(1,971,751)	(2,017,066)	8,625,215	615,076	9,240,291

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders' Equity for the period from 01/01/2017 to 09/30/2017

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Non-Controlling Interests	Total Shareholders' Equity
5.01	Balance at January 1, 2017	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978	379,375	12,219,353
5.03	Opening Balance Adjusted	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978	379,375	12,219,353
5.04	Share-based Payments	-	714,758	(140,498)	-	-	574,260	88,025	662,285
5.04.03	Options Granted	-	33,690	-	-	-	33,690	-	33,690
5.04.05	Treasury Shares Sold	-	650,373	-	-	-	650,373	-	650,373
5.04.09	Treasury Shares Canceled	-	(17,776)	-	-	-	(17,776)	-	(17,776)
5.04.12	Acquisition of Non-Controlling Entities	-	48,471	-	-	-	48,471	-	48,471
5.04.13	Non-Controlling Interests	-	-	-	-	-	-	88,025	88,025
5.04.14	Losses in Treasury Shares Sold	-	-	(140,498)	-	-	(140,498)	-	(140,498)
5.05	Total Comprehensive Loss	-	-	-	(318,746)	(25,604)	(344,350)	4,287	(340,063)
5.05.01	Loss for the Period	-	-	-	(318,746)	-	(318,746)	4,287	(314,459)
5.05.02	Other Comprehensive Loss	-	-	-	-	(25,604)	(25,604)	-	(25,604)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	74,148	74,148	-	74,148
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(25,748)	(25,748)	-	(25,748)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(27,885)	(27,885)	-	(27,885)
5.05.02.07	Tax on Unrealized Losses in Available for Sale Marketable Securities	-	-	-	-	6,683	6,683	-	6,683
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	12,770	12,770	-	12,770
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(65,572)	(65,572)	-	(65,572)
5.07	Balance at September 30, 2017	12,460,471	33,908	1,210,177	(318,746)	(1,315,922)	12,069,888	471,687	12,541,575

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

Consolidated FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 09.30.18	Accumulated Previous Year 01.01.17 to 09.30.17
7.01	Revenues	27,773,972	27,208,069
7.01.01	Sales of Goods, Products and Services	27,530,673	27,097,531
7.01.02	Other Income	(133,395)	(446,873)
7.01.03	Revenue Related to Construction of Own Assets	438,402	556,417
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	(61,708)	994
7.02	Raw Material Acquired from Third Parties	(19,885,673)	(17,984,561)
7.02.01	Costs of Products and Goods Sold	(17,213,345)	(15,251,424)
7.02.02	Materials, Energy, Third Parties Services and Other	(2,742,334)	(2,711,802)
7.02.03	Recovery of Assets Values	70,006	(21,335)
7.03	Gross Added Value	7,888,299	9,223,508
7.04	Retentions	(1,496,542)	(1,418,667)
7.04.01	Depreciation, Amortization and Exhaustion	(1,496,542)	(1,418,667)
7.05	Net Added Value	6,391,757	7,804,841
7.06	Received from Third Parties	1,738,603	1,235,771
7.06.01	Equity Pick-Up	14,293	16,756
7.06.02	Financial Income	1,720,375	1,215,628
7.06.03	Other	3,935	3,387
7.07	Added Value to be Distributed	8,130,360	9,040,612
7.08	Distribution of Added Value	8,130,360	9,040,612
7.08.01	Payroll	3,852,290	3,919,622
7.08.01.01	Salaries	2,910,541	3,048,422
7.08.01.02	Benefits	762,822	693,668
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	178,927	177,532
7.08.02	Taxes, Fees and Contributions	3,035,013	2,499,467
7.08.02.01	Federal	1,620,441	1,142,007
7.08.02.02	State	1,379,669	1,321,231
7.08.02.03	Municipal	34,903	36,229
7.08.03	Capital Remuneration from Third Parties	3,583,964	2,935,982
7.08.03.01	Interests	3,339,487	2,701,655
7.08.03.02	Rents	244,477	234,327
7.08.04	Interest on Own Capital	(2,340,907)	(314,459)
7.08.04.03	Accumulated Losses	(2,351,802)	(318,746)
7.08.04.04	Non-Controlling Interest	10,895	4,287

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its consolidated subsidiaries (collectively the “Company”) is a multinational Brazilian Company, which owns a comprehensive and diverse portfolio of products and it is one of the world’s largest producers of foods. With a focus on raising, producing and slaughtering of poultry and pork for processing, production and sale of fresh meat, processed products, pasta, sauce, mayonnaise, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and frozen cuts of chicken, turkey and pork;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

BRF is a public company, listed on the New Market of B3 (“Brasil, Bolsa, Balcão”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. Its headquarters are located at 475 Jorge Tzachel street, in the City of Itajaí, State of Santa Catarina.

Our portfolio strategy is focused on creating new, convenient, practical and healthy products for our consumers based on their needs. We seek to achieve that goal through strong innovation to provide us with increasing value-added items that will differentiate us from our competitors and strengthen our brands.

The Company's business model is by means of a vertical and integrated production system, which are distributed through an extensive distribution network, reaching the 5 continents, to meet supermarkets, retail stores, wholesalers, restaurants and other institutional customers. In addition, our facilities are strategically located near to their raw material suppliers or its main consumption centers.

The Company has as main brands Sadia, Perdigão, Qualy, Chester®, Perdix, Paty and Banvit that are highly recognized, especially in Brazil, Argentina, Turkey and the Middle East. On February, 2018 the Company launched the Kidelli band in Brazil, which presents a portfolio of products different from other brands and very diversified, based on poultry and pork, offering our quality products with competitive prices.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.1.        Equity interest

					Accounting method	% equity interest
Entity		Main activity	Country	Participation		09.30.18	12.31.17

BRF Energia S.A.		Commercialization of eletric energy	Brazil	Direct	Consolidated	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	99.90%	99.90%
BRF France SARL		Marketing and logistics services	France	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	0.10%	0.10%
Qualy 5201 B.V.	(b)	Import, commercialization of products and holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Xamol Consultores Serviços Ltda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	Consolidated	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Management Consulting Co. Ltd.		Advisory and related services	China	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Trading Co. Ltd.		Commercialization and distribution of products	China	Indirect	Consolidated	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	Consolidated	100.00%	100.00%
BRF Germany GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
BRF GmbH Turkiye Irtibat		Import and commercialization of products	Turkey	Indirect	Consolidated	100.00%	100.00%
BRF Holland B.V.		Import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	2.66%	2.66%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	0.01%	0.01%
BRF B.V.		Industrialization, import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
ProudFood Lda		Import and commercialization of products	Angola	Indirect	Consolidated	10.00%	10.00%
BRF Hungary LLC		Import and commercialization of products	Hungary	Indirect	Consolidated	100.00%	100.00%
BRF Iberia Alimentos SL		Import and commercialization of products	Spain	Indirect	Consolidated	100.00%	100.00%
BRF Invicta Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	69.16%	69.16%
Invicta Food Products Ltd.		Import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Wrexham Ltd.		Industrialization, import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Food Group Ltd.	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foods Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foodservice Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Universal Meats (UK) Ltd.	(b)	Import, Industrialization, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Italia SPA		Import and commercialization of products	Italy	Indirect	Consolidated	67.00%	67.00%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	99.00%	99.00%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	50.48%	50.48%
Itega S.A.		Holding	Argentina	Indirect	Consolidated	96.00%	96.00%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	99.99%	99.99%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	5.00%	5.00%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	8.44%	8.44%
Eclipse Latam Holdings		Holding	Spain	Indirect	Consolidated	100.00%	100.00%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	95.00%	95.00%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	6.53%	6.53%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	31.89%	31.89%
Itega S.A.		Holding	Argentina	Indirect	Consolidated	4.00%	4.00%
Golden Foods Poultry Limited		Holding	Thailand	Indirect	Consolidated	48.52%	48.52%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	51.84%	51.84%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	48.16%	48.16%
BRF Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
BRF Feed Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
Golden Foods Sales (Europe) Limited		Holding and trading	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Europe BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Netherlands BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Foods Siam Europe Limited	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Poultry (UK) Ltd		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Perdigão Europe Lda.		Import and export of products	Portugal	Indirect	Consolidated	100.00%	100.00%
Perdigão International Ltd.		Import and export of products	Cayman Island	Indirect	Consolidated	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	98.00%	98.00%
ProudFood Lda		Import and commercialization of products	Angola	Indirect	Consolidated	90.00%	90.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	40.00%	40.00%
Sadia Foods GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
SATS BRF Food PTE Ltd.		Import, industrialization, commercialization and distribution of products	Singapore	Joint venture	Equity pick-up	49.00%	49.00%
BRF Global Namíbia		Import and commercialization of products	Namibia	Indirect	Consolidated	100.00%	100.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Luxembourg Sarl		Holding	Luxemburgo	Direct	Consolidated	100.00%	100.00%
BRF Austria GmbH		Holding	Austria	Indirect	Consolidated	100.00%	100.00%
One Foods Holdings Ltd		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Food Products Factory LLC		Industrialization and commercialization of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Badi Ltd.		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Al-Takamol International for Foods Products		Import and commercialization of products	Saudi Arabia	Indirect	Consolidated	75.00%	75.00%
BRF Al Yasra Food K.S.C.C. ("BRF AFC")		Import, commercialization and distribution of products	Kuwait	Indirect	Consolidated	49.00%	49.00%
BRF Foods GmbH		Industrialization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	100.00%
Al Khan Foodstuff LLC ("AKF")		Import, commercialization and distribution of products	Oman	Indirect	Consolidated	70.00%	70.00%
FFM Further Processing Sdn. Bhd.		Industrialization, import and commercialization of products	Malaysia	Indirect	Consolidated	70.00%	70.00%
SHB Comércio e Indústria de Alimentos S.A.	(e)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	-	99.99%
TBQ Foods GmbH		Commercialization of products	Austria	Indirect	Consolidated	60.00%	60.00%
Banvit Bandirma Vitaminli		Holding	Turkey	Indirect	Consolidated	91.71%	91.71%
Banvit Enerji ve Elektrik Üretim Ltd. Sti.		Commercialization of eletric energy	Turkey	Indirect	Consolidated	100.00%	100.00%
Banvit Foods SRL		Industrialization of grains and animal feed	Romania	Indirect	Consolidated	0.01%	0.01%
Nutrinvestments BV		Holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Banvit ME FZE		Marketing and logistics services	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Banvit Foods SRL		Industrialization of grains and animal feed	Romania	Indirect	Consolidated	99.99%	99.99%
One Foods Malaysia SDN. BHD.	(c)	Marketing and logistics services	Malaysia	Indireta	Consolidated	100.00%	100.00%
Federal Foods LLC		Import, commercialization and distribution of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Federal Foods Qatar		Import, commercialization and distribution of products	Qatar	Indirect	Consolidated	49.00%	49.00%
SHB Comércio e Indústria de Alimentos S.A.	(e)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	-	0.01%
BRF Hong Kong LLC		Import, commercialization and distribution of products	Hong Kong	Indirect	Consolidated	100.00%	100.00%

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

					Accounting method	% equity interest
Entity		Main activity	Country	Participation		09.30.18	12.31.17

Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Direct	Consolidated	99.94%	99.94%
BRF Pet S.A.		Industrialization and commercialization and distribution of feed and nutrients for animals	Brazil	Direct	Consolidated	100.00%	100.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	Consolidated	99.99%	99.99%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	99.99%
PR-SAD Administração de bem próprio S.A.	(d)	Management of assets	Brazil	Affiliate	Equity pick-up	-	33.33%
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	Consolidated	91.21%	91.21%
Sadia Alimentos S.A.		Holding	Argentina	Direct	Consolidated	43.10%	43.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	33.98%	33.98%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	60.00%	60.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	Consolidated	5.10%	5.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	66.02%	66.02%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	1.00%	1.00%
Sadia Alimentos S.A.		Holding	Argentina	Indirect	Consolidated	56.90%	56.90%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	Consolidated	2.00%	2.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Direct	Consolidated	94.90%	94.90%
SHB Comércio e Indústria de Alimentos S.A.	(e)	Industrialization and commercialization of products	Brazil	Direct	Consolidated	100.00%	-
UP Alimentos Ltda.		Industrialization and commercialization of products	Brazil	Affiliate	Equity pick-up	50.00%	50.00%
Vip S.A. Empreendimentos e Participações Imobiliárias		Commercialization of owned real state	Brazil	Direct	Consolidated	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Indirect	Consolidated	0.06%	0.06%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	Consolidated	0.01%	0.01%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	0.01%

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH, operates as a trading in the European market and owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of September 30, 2018 of R$4,180 (R$3,617 as of December 31, 2017) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of September 30, 2018 of R$7,649 (R$6,471 as of December 31, 2017). The wholly-owned subsidiary Qualy 5201 B.V. owns 212 subsidiaries in The Netherlands being the amount of this investment as of September 30, 2018 of R$26,165 (R$20,210 as of December 31, 2017). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment of R$148,574 as of September 30, 2018 (R$126,570 as of December 31, 2017). The indirect subsidiary Universal Meats (UK) Ltd owns 99 direct subsidiaries in Ashford, England with an investment of R$45,109 as of September 30, 2018 (R$41,636 as of December 31, 2017). The indirect subsidiary Golden Foods Siam Europe Ltd (GFE) owns 32 subsidiaries in Ashford, England with an investment of (R$134) as of September 30, 2018 (R$16 as of December 31, 2017). The purpose of these subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       On June 21, 2018, BRF Malaysia Sdn. Bhd changed its name to One Foods Malaysia Sdn. Bhd.

(d)       On July 31, 2018 the Company sold its equity stake in PR-SAD.

(e)       On September 01, 2018, BRF Foods GmbH and One Foods Holdings Ltd., which jointly held 100% of equity stake in SHB Comércio e Indústria de Alimentos S.A., sold their stakes to BRF S.A.

1.2.        Carne Fraca Operation

BRF's Statutory Audit Committee is conducting an investigation with respect to the allegations involving BRF employees and former employees involved in the Carne Fraca Operation and engaged the support of external counsels. The independent investigation is still being conducted and in addition to the impacts already recorded by the Company, the outcome of this operation may result in penalties, fines and sanctions from governmental authorities and other forms of liabilities.

On June 04, 2018 the Company was informed about the establishment of a responsibility administrative process (“PAR”) by the Office of the Comptroller General (“CGU”), supported on the Law Nº 12,846/2013 (“Anti-corruption Law”), which aims to investigate administrative responsibilities related to the facts object of the criminal suit Nº 5016879-04.2017.4.04.7000, in progress under the 14th Federal Court of the subsection of Curitiba/PR, as a consequence of the Carne Fraca Operation.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

On September 28, 2018, it was published the sentence by the Criminal Lawsuit, which discharged one BRF employee and convicted another for 6 (six) months of detention with the possibility for a right-restricting penalty.

Due to the uncertainties inherent to the judgment of the PAR raised by the CGU, the Company is not able to make a reliable estimative of the potential loss of those lawsuits. If the lawsuit results in a decision that is against the Company or a settlement is reached, the Company might be responsible for the payment of significant amounts, which, might cause adverse impacts on its financial situation, consolidated results or cash flows during a certain period.

Looking for transparency and continuous improvement of internal controls, the Company revisited food quality and safety processes and reinforced its internal control and compliance.

1.3.        Trapaça Operation

On March 5, 2018, the Company learned of a decision issued by a federal judge of the 1st Federal Court of Ponta Grosse/PR, authorizing the search and seizure of information and documents due to main allegations involving misconduct relating to quality violations, improper use of feed components, and falsification of tests at certain BRF manufacturing plants and accredited labs. Such Operation was denominated as Trapaça Operation. BRF’s Statutory Audit Committee has initiated an investigation with respect to the alleged misconduct involving BRF employees in the Trapaça Operation and it involved outside counsel. On March 5, 2018, BRF received notice from Ministry of Agriculture, Livestock and Food Supply (“MAPA”) that it immediately suspended exports from its Rio Verde/GO, Carambeí/PR and Mineiros/GO plants to 12 (twelve) countries that require specific sanitary requirements for the control of the bacteria group Salmonella spp and Salmonella pullorum.

On May 14, 2018, the Company received the formal notice that 12 (twelve) plants located in Brazil were removed from the list that permits imports of animal origin products by the European Union’s countries. The measure entered into force as of May 16, 2018 and affects only the Company's plants located in Brazil and which have export licenses to the European Union, not affecting the supply to other markets or other BRF plants located outside Brazil and exporting to the European market.

The outcome of this operation may result in penalties, fines and sanctions from governmental authorities or other forms of liabilities. For the nine-month period ended September 30, 2018, the main impacts observed by the Company, as a result of this operation, were losses related to inventories and adjustments to net realizable value of inventories, expenses with lawyers and advisories, which totaled R$402,517 and were recorded on (i) cost of goods sold in the amount of R$339,803, (ii) other operating expenses in the amount of R$52,108 and (iii) gross sales deduction in the amount of R$10,606. For the three-month period ended September 30, 2018, the related impacts totaled R$102,179 and were recorded on (i) cost of goods sold in the amount of R$93,809, (ii) other operating expenses in the amount of R$30,918 and (iii) gross sales deduction in the amount of R$8,370.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The events related to Trapaça Operation after the reporting period were disclosed in the explanatory note 36.2.

1.4.         U.S. Class Action

On March 12, 2018, a purported shareholder class action lawsuit was filed in U.S. Federal District Court in the Southern District of New York alleging, among other things, that BRF and certain of its officers and/or directors engaged in securities fraud or other unlawful business practices related to the regulatory issues or other illegal commercial acts related to Trapaça and Carne Fraca Operation. Because this lawsuit is in its early stage, the possible loss or range of losses, if any, arising from this litigation cannot be estimated. While BRF believes that the claims are without merit and will continue to defend against the litigation vigorously, the parties have agreed to discuss the claim via mediation. If this litigation is decided against the Company, or an agreement is reached, there can be no assurance that an unfavorable outcome would not have a material impact.

1.5.         Financial and operational restructuring plan

On June 29, 2018, the Board of Directors approved the financial and operational restructuring plan of the Company ("the Plan"), with the objective to improve its share capital structure, by reducing its debt leverage, which also enhances its controlling and quality processes.

The Company’s decision is it to focus its transactions in the Brazilian market, in Asia and in the Muslim market.

As a result of the plan, there are several action predicted, including: (i) sale of operational units in Europe, Thailand and Argentina, (ii) sale of real estate and non-operation assets and (iii) sale of non-controlling interests in companies and (iv) operational restructuring plan with the purpose to adjust its productive structure to the market demand and includes adjustments in its the production lines, collective paid leave and a reduction of around 5% of the factory unit employees in Brazil.

For the nine-month period ended September 30, 2018, the assets abovementioned in items (i) and (ii) have not yet been complied with all the necessary requirements for the classification as determined by the CVM Deliberation Nº 598/09, which approved the technical pronouncement CPC 31, which deals with noncurrent assets held for sale and discontinued operations. When these assets meet the requirements, they will be remeasured according to the CPC 31.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

On July 20, 2018, regarding to simplification of the organizational structure, the Company’s Board of Directors approved the hiring and the appointment of new executives for the following positions (i) Sidney Manzaro, takes office on August 13, 2018, as Vice-President of Brazilian Market, in substitution of Alexandre Almeida (ii) Vinícius Guimarães Barbosa,  takes office on August 01, 2018, as Vice-President of Operations and (iii) Bruno Ferla, currently serving as a consultant to the Company and heading its Legal Department, takes office on August 01, 2018, as Vice-President of Institutional Affairs, Legal, and Compliance.

For the nine-month period ended September 30, 2018, the impacts recorded due to the operational restructuring plan, substantially related to item (iv) previously mentioned, such includes termination of contracts with suppliers and outgrowers, employee termination, inventory and biological assets losses, as well as increase in idleness, in total amount of R$191,071 and were recorded in (i) cost of goods sold in the amount of R$174,043 an (ii) other operating expenses in the amount of R$17,028. For the three-month period ended September 30, 2018, the related impacts totaled R$47,130 and were recorded in cost of goods sold.

1.6.        Strike of truck drivers

On May 21, 2018, it began a national strike of truck drivers, which resulted in blocked roads and interruption of the transport of goods and supplies, impacting several of the company's facilities plants, whether by total or partial suspension of its activities for about 10 days. As a result of the strike, the Company incurred in inventory and biological assets losses and idleness during the days of the strike, as well incurred in additional logistics costs to restart of its activities. For the nine-month period ended September 30, 2018, such losses amounted R$85,217 and were recorded in (i) cost of goods sold in the amount of R$72,852 and (ii) selling expenses in the amount of R$12,365. For the three-month period ended September 30, 2018, the related impacts totaled R$10,118 and were recorded in cost of goods sold.

1.7.        Seasonality

In Brazil and Southern Cone operating segments, in months of November and December of each year, the Company is impacted by seasonality due to Christmas and New Year’s Celebrations, being the best-selling products in this period: turkey, Chester®, ham and pork loins.

In Halal operating segment (former name of One Foods), seasonality is due to Ramadan, which is the holy month of the Muslim Calendar. The start of Ramadan depends on the beginning of the moon cycle and therefore can vary each year.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), introduced in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”) and its technical interpretations (“ICPC”) and guidelines (“OCPC”), approved by the Brazilian Securities Exchange Commission (“CVM”) and applicable to the preparation of quarterly financial information.

The Company’s individual and consolidated financial statements are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the financial statements, when applicable, were also expressed in thousands, unless otherwise stated.

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities, as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amount of the affected assets and liabilities in future periods.

The Company reviews its judgments, estimates and assumptions on a quarterly basis as disclosed of financial statements for the year ended December 31, 2017 (note 3.28).

The individual and consolidated financial statements were prepared on the historical cost basis except for the following items which are measured at fair value:

                 i.       derivative and non-derivative financial instruments measured at fair value;

               ii.       share-based payments and employee benefits at fair value, and

              iii.       biological assets at fair value.

The Company’s Management notes that the consolidated financial statements were prepared considering the continuing capacity of the Company’s operating activities.

In addition, all the relevant information was disclosed in the explanatory notes, in order to clarify and complement the accounting basis used in the preparation of the financial statements and used by the Management.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The quarterly financial information has been prepared according to CVM Deliberation Nº 673/11, that approved CPC 21 (R1), which is consistent with IAS 34, which establishes the minimum content of interim financial statement and the principles for measurement and recognition of a full or condensed set of financial statements for an interim period.

The interim financial statements, in this case denominated as quarterly financial information, aim to provide updated information based on the last annual financial statements disclosed. Therefore, the quarterly financial information focus on new activities, events and circumstances and do not duplicate the information previously disclosed, except in the case where Management judged that the maintenance of the information was relevant.

The current quarterly financial information was consistently prepared based on the accounting policies and estimates calculation methodology adopted in the preparation of the annual financial statements for the year ended December 31, 2017 (note 3).

There were no changes on such policies and estimates calculation methodology, except for those related to the adoption of CVM Deliberation Nº 762/16, which regulates revenue from contracts with customers and nº 763/16, which regulates financial instruments, corresponding to IFRS 15 and 09, respectively, and the international standard IAS 29 which provides guidance on Financial Reporting on Hyperinflationary Economies, set forth below. As allowed by CVM Deliberation Nº 673/11, Management decided not to disclose again the details of the accounting policies adopted by the Company. Hence, the quarterly financial information should be read in conjunction with the annual financial statements for the year ended December 31, 2017, in order to allow the users of this financial information to further understand the Company’s capacity of profit and future cash flows generation as well as its financial conditions and liquidity.

3.1.        IFRS 15 – Revenue from contracts with customers

As of January 01, 2018, the Company adopted the IFRS 15, whose content was assessed and based on its operations considers that revenues are recognized when it products are delivered to the customer and therefore, determining when the customer accepts the products and obtains the control of the products.

In this assessment, recognition and measurement of revenue, rebates, discounts and returns, as well as policies, processes and individual relevant agreements, have not been substantially changed by the new standard. Then, the accounting policy applied by the Company did not change significantly.

3.2.        IFRS 9 – Financial Instruments

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company adopted IFRS 9 Financial Instruments in replacement of IAS 39 Financial Instruments: Recognition and measurement from January 01, 2018, as per CVM Deliberation Nº 763/16. The changes in accounting policies and its impacts to the financial statements are described below:

Classification of Financial Assets

IFRS 9 contains a new classification and measurement approach for financial assets which contains three principal classification categories: measured at amortized cost, fair value through other comprehensive income (FVOCI) and fair value through profit and loss (FVTPL). The standard eliminates the IAS 39 categories of held to maturity, held for trading, loans and receivables and available for sale.

This change did not cause any retrospective impact in the measurement of the Company’s financial assets. Prospectively, for equity instruments measured at FVOCI, when settled or transferred, the gains and losses accumulated in other comprehensive income no longer affect income statement, being immediately reclassified to accumulated profits or losses, in equity.

The classification of financial assets is based on individual characteristics of the instrument and the management model of the asset or portfolio in which it is contained. For already existent financial instruments on January 01, 2018, the Company has adequate the categories on the following manner:

(i)        Financial assets held to maturity and loans and receivables were transferred to the amortized cost category;

(ii)       Financial assets held for trading were transferred to the FVTPL classification;

(iii)      Financial assets available for sale were transferred to the FVOCI classification;

The charts related to financial instruments in Notes 4 and 7 now follow the categories described above.

Hedge accounting

The Company has chosen to apply the new hedge accounting requirements of IFRS 9. The standard requires that hedge accounting relationships are aligned with the Company’s risk management objectives and strategy, the application of a more qualitative and forward-looking approach to assessing hedge effectiveness and prohibits voluntary discontinuation of hedge accounting.

For financial instruments designated into cash flow hedge relations, the Company has begun to account for the time value of purchased options, the forward element of forward contracts and foreign currency basis spreads as cost of hedging, into other comprehensive income. When the instrument is terminated, the costs of hedge are reclassified to the income statement together with the intrinsic values of the instrument.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The categories and designation models for hedge accounting remain unchanged.

Impairment of Financial Assets

IFRS 9 replaces the ‘incurred loss’ model in IAS 39 with a forward-looking ‘expected credit loss’ model. This model is applicable to financial assets measured at amortized cost or at FVOCI, except for equity instruments and contractual assets.

For financial investments and cash and equivalents, the Company did not have any relevant impact on credit losses, due to the elevated ratings of its counterparties.

For trade receivables and notes receivables, the Company has elected the practical expedient of the aging-based provision matrix in paragraph B5.5.35 of IFRS 9, with the appropriate groupings of the receivables.

The Company prepared a study of historical losses of its customers portfolios for every acting region, taking into consideration the dynamics of the markets and the instruments hired to reduce credit exposures, such as: letters of credit, insurances and guarantees. In addition to the analysis of the consolidated portfolios, specific clients with different credit risks were treated separately.

Based on the studies, expected losses indexes were calculated for each portfolio and aging class. The indexes were applied to the accounts receivable balances and generated the amounts of expected credit losses. The Company monitors the indexes, customers and portfolios constantly, recognizing the respective changes into the commercial expense account.

The adoption of the new policy has impacted the Company’s equity as per below:

Retained Earnings	Impact of IFRS 9 adoption
Increase in expected credit losses with trade accounts receivable	12,613
Increase in expected credit losses with notes receivable	6,499
Deferred taxes	(5,963)
Non-controlling interest	2,547
Impact on 01.01.18	15,696

Transition

Changes in accounting policies resulting from the adoption of IFRS 9 were applied retrospectively, except as described below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•	The Company took advantage of the exemption allowing it not to restate comparative information for prior periods with respect to classification and measurement (including impairment) changes. Differences in carrying amounts of financial assets and financial liabilities resulting from the adoption of IFRS 9 were recognized in retained earnings at January 01, 2018.
•	The new hedge accounting requirements were applied prospectively.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

3.3.        IAS 29 - Hyperinflationary economies

On June 14, 2018, the National Institute of Statistics and Census of Argentina (“INDEC”), disclosed the wholesale price index data for May 2018, which has been consistently published in Argentina and used as a basis for monitoring the inflation in the country. Considering the data published it can be observed that the accumulated inflation in the last 3 years exceeded 100%, and supported by other qualitative analysis, the Company could conclude that as of July 01, 2018, Argentina will be considered a country with hyperinflationary economy.

As a result of the facts abovementioned, the Company has adopted the IAS 29 - Financial Reporting in Hyperinflationary Economies.

Non-monetary items and income statement balances were restated to reflect the terms of the measuring unit current at the end of the reporting period. The balances were calculated by applying the changes on the index from the initial recognition date to the reporting date.

As the hyperinflation concepts are applicable only to the Argentine subsidiaries, and the Parent company is not on a country with hyperinflationary economy, the Company didn´t restate prior periods as required by the CVM Deliberation Nº 640/10 - The Effects of Changes in Foreign Exchange Rates. The impacts of the changes on net monetary position from the initial recognition date until December 31, 2017 were recorded against Other Comprehensive Income in Equity, generating an impact of R$459,723, while the changes on the monetary position for the nine-month period ending September 30, 2018 were recorded against the financial results (note 37).

The translation of the balances of a hyperinflationary economy to the reporting currency were based on the closing rate of the reporting period for both balance sheet and income statement balances.

The impact caused by the adoption of the abovementioned standard on the Company´s net result was a gain of R$295,241 in the Parent company and R$300,820 in the Consolidate balances.

The Company used the General Consumer Price Index (“IPC”) for restating the balances from January 01, 2017 until current period. For restating items from prior periods until December 31, 2016 the Company used the National Wholesale Price Index (“IPIM”), as until December 2016 the IPC wasn´t published in a consistent basis to assure the reliability of the index. Both indexes were obtained from INDEC.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The indexes are described in the table below:

Period	Accumulated IPC
2017	24.80%
2018	31.60%

3.4.        Comparability of the statement of income and cash flows

In 2018, for a better presentation of expenses by function, the Company reclassified expenses with employee benefits plan, share-based payment, labor contingencies (public civil lawsuit) and disabled operations.

For the purposes of comparability with the previous year, the Company reclassified the amount of R$273,398 during the nine-month period ended September 30, 2017 from other operating income (expenses), net, to (i) cost of sales in the amount of R$262,571 (ii) selling expenses in the amount of R$9,064 and (iii) administrative expenses in the amount of R$1,763 and for the three-month period ended September 30, 2017, reclassified R$30,537 from other operating income (expenses), net, to (i) cost of sales in the amount of R$25,444 (ii) selling expenses in the amount of R$4,181 and (iii) administrative expenses in the amount of R$912, mainly impacted by the cancellation of shares granted.

For the cash flow, the Company reclassified the expenses with finance lease previously classified as operating activities to financing activities in the amount of R$106,834 in the parent company and R$110,546 in the consolidated.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

3.5.        Exchange rates

The exchange rates in Brazilian Reais that are effective at the balance sheet dates are as follows:

Exchange rate at the balance sheet date	09.30.18	12.31.17
Bath (THB)	0.1239	0.1015
Kwait Dinar (KWD)	13.2273	10.9791
Dirham (AED)	1.0902	0.9006
Singapore Dollar (SGD)	2.9300	2.4753
U.S. Dollar (US$ or USD)	4.0039	3.3080
Euro (€ or EUR)	4.6545	3.9693
Forint Hungary (HUF)	0.0144	0.0128
Yen (JPY)	0.0353	0.0294
Pound Sterling (£ or GBP)	5.2267	4.4714
Turkish Lira (TRY)	0.6646	0.8752
Argentinian Peso ($ or ARS)	0.0986	0.1755
Chilean Peso (CLP)	0.0061	0.0054
Uruguayan Peso (UYU)	0.1212	0.1149
Rande Africa (ZAR)	0.2829	0.2690
Renminbi Yuan China (CNY)	0.5830	0.5087
Saudi Riyal (SAR)	1.0676	0.8821
Qatar Riyal (QAR)	1.0995	0.9088
Omani Riyal (OMR)	10.3997	8.6011
Ringgit Malaysia (MYR)	0.9678	0.8180
Ruble Russia (RUB)	0.0612	0.0574
Won South Korea (KRW)	0.0036	0.0031

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Average rates	09.30.18	09.30.17
Bath (THB)	0.1120	0.0927
Kwait Dinar (KWD)	11.9561	10.4572
Dirham (AED)	0.9809	0.8641
Singapore Dollar (SGD)	2.6854	2.2843
U.S. Dollar (US$ or USD)	3.6026	3.1735
Euro (€ or EUR)	4.2961	3.5346
Forint Hungary (HUF)	0.0135	0.0115
Yen (JPY)	0.0328	0.0284
Pound Sterling (£ or GBP)	4.8601	4.0494
Turkish Lira (TRY)	0.7944	0.8833
Argentinian Peso ($ or ARS)	0.1484	0.1961
Chilean Peso (CLP)	0.0057	0.0049
Uruguayan Peso (UYU)	0.1196	0.1115
Rande Africa (ZAR)	0.2794	0.2405
Renminbi Yuan China (CNY)	0.5525	0.4665
Saudi Riyal (SAR)	0.9606	0.8463
Qatar Riyal (QAR)	0.9896	0.8688
Omani Riyal (OMR)	9.3601	8.2495
Ringgit Malaysia (MYR)	0.9025	0.7307
Ruble Russia (RUB)	0.0585	0.0545
Won South Korea (KRW)	0.0033	0.0028

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the ordinary course of business, the Company is exposed to credit, liquidity and market risks, which are actively managed in compliance with the Financial Risk Management Policy and Strategic Documents (“Risk Policy”) and internal guidelines subject to such policy.

The Risk Policy is under the management of the Board of Directors, Risk Management Committee and Financial Risk Management department, with clear and defined roles and responsibilities, as follows:

•	The Board of Directors is responsible for approving the Risk Policy further defining the tolerance limits for the different risks identified as acceptable to the Company on behalf of its shareholders. The current risk policy was reviewed and approved and is valid until on November 26, 2019;

•	The Financial Risk Management Committee formally and subordinated to the Executive Board, is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the risk exposure levels to ensure compliance with Risk Policy; and

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•         The Risk Management Department has the key role in monitoring, evaluating and reporting the financial risks taken by the Company.

The Risk Policy determines that derivatives can only be used for hedge purposes, and prohibits entering into any leveraged derivative transaction. Additionally, any individual hedge operation (notional amount) must not exceed 2.5% of the Company’s shareholders’ equity.

4.2.        Credit risk management

The Company is exposed to credit risk related to the financial assets held by: trade and non-trade accounts receivable, marketable securities, derivative instruments and cash and equivalents.

  i.            Accounts receivable credit risk

Credit risk associated with trade accounts receivable is actively managed through specific systems and is supported by internal policies for credit analysis. The significant level of diversification and geographical dispersion of the customer portfolio significantly reduces the risk, however, the Company choses to complement the risk management tactic by hiring insurance policies for specific markets. The impairment of these financial assets is carried out based on IFRS 9 (note 3.2).

ii.            Counterparty credit risk

Credit risk associated with marketable securities, cash and cash equivalents and derivative instruments is limited to counterparties with Investment Grade ratings. The risk concentration is constantly assessed according to credit ratings and the Company’s portfolio.

On September 30, 2018, the Company had financial investments over R$100,000 at the following financial institutions: Banco Bradesco, Banco BIC, Banco do Brasil, Banco Itaú, Banco Safra, Banco Santander, Caixa Econômica Federal, HSBC e J.P. Morgan Chase Bank.

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Santander, Banco Votorantim, Citibank, ING Bank, Merrill Lynch, Morgan Stanley e Rabobank.

4.3.        Capital management and liquidity risk

The Company is exposed to liquidity risk as far as it needs cash or other financial assets to settle its obligations in the respective terms. The Company’s cash and liquidity strategy takes into consideration historical results volatility scenarios as well as simulations of sectorial and systemic crisis, grounded by allowing resilience in scenarios of capital restriction.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

BRF’s ideal capital structure definition is essentially associated with (i) cash strength as tolerance factor to liquidity shocks, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The financial leverage seeks balance between various sources of financing and the conditions of allocations, with the purpose of maximizing the opportunity cost of the Company in its business initiatives, without compromising the capacity to honor its commitments and obligations.

As guideline, the gross debt must be concentrated in the long term. On September 30, 2018, the long term consolidated gross debt represented 75.0% (74.3% as of December 31, 2017) of the total indebtedness with an average term higher than 3.3 years.

The Company monitors the net debt and indebtedness as set forth below:

	Consolidated
	09.30.18			12.31.17
	Current	Non-current	Total	Total
Foreign currency debt	(1,561,997)	(10,505,415)	(12,067,412)	(11,101,349)
Local currency debt	(3,474,048)	(6,510,077)	(9,984,125)	(9,343,029)
Derivative financial instruments liabilities	(639,707)	-	(639,707)	(299,491)
Gross debt	(5,675,752)	(17,015,492)	(22,691,244)	(20,743,869)

Marketable securities and cash and cash equivalents	4,987,925	271,380	5,259,305	6,808,064
Derivative financial instruments assets	232,955	-	232,955	90,536
Restricted cash	373,052	502,599	875,651	535,624
Net debt	(81,820)	(16,241,513)	(16,323,333)	(13,309,645)

The table below summarizes the significant commitments and contractual obligations that may impact the Company’s liquidity:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	09.30.18
	Book value	Cash flow contracted	Up to 3 months	2019	2020	2021	2022	2023 onwards
Non derivative financial liabilities
Loans and financing	10,070,309	11,641,777	381,925	4,210,262	1,374,667	3,397,016	617,446	1,660,461
BRF bonds	4,786,287	5,567,345	53,495	170,989	170,989	170,989	2,959,394	2,041,489
Trade accounts payable	4,758,469	4,758,469	4,758,469	-	-	-	-	-
Supply chain finance	820,762	820,762	820,762	-	-	-	-	-
Financial lease	234,759	332,684	33,080	78,044	54,016	30,351	23,612	113,581
Operational lease	-	789,779	253,367	309,880	56,464	39,569	34,235	96,264

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Currency derivatives (NDF)	81,427	68,958	50,167	18,791	-	-	-	-
Commodities derivatives - Soybean (NDF)	9,978	9,076	4,645	4,431	-	-	-	-
Commodities derivatives - Corn (NDF)	4,095	4,095	2,755	1,340	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	10,797	10,797	5,814	4,983	-	-	-	-
Commodities derivatives - Soybean oil (NDF)	7,746	7,746	4,719	3,027	-	-	-	-
Currency derivatives (options)	274,615	274,615	118,485	156,130	-	-	-	-
Commodities derivatives - Soybean meal (Options)	1,915	1,915	1,915	-	-	-	-	-
Commodities derivatives (Future)	31	31	31	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Swap (index / currency / stocks)	191,773	191,486	95,743	95,743	-	-	-	-

	Consolidated
	09.30.18
	Book value	Cash flow contracted	Up to 3 months	2019	2020	2021	2022	2023 onwards
Non derivative financial liabilities
Loans and financing	11,835,451	13,615,712	461,935	5,213,374	2,256,781	3,402,815	620,346	1,660,461
BRF bonds	4,786,287	5,567,345	53,495	170,989	170,989	170,989	2,959,394	2,041,489
BFF bonds	347,928	382,225	-	24,993	357,232	-	-	-
BRF GMBH bonds	1,955,624	2,698,629	-	87,085	87,085	87,085	87,085	2,350,289
Quickfood bonds	90,273	85,777	5,586	31,884	23,967	18,496	5,844	-
SHB bonds	3,035,974	3,858,758	71,319	142,639	142,639	142,639	142,639	3,216,883
Trade accounts payable	6,288,139	6,288,139	6,288,139	-	-	-	-	-
Supply chain finance	900,506	900,506	900,506	-	-	-	-	-
Financial lease	243,679	344,650	34,576	83,344	57,140	30,871	25,138	113,581
Operational lease	-	831,760	279,508	320,047	59,695	40,473	34,857	97,180

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Swap (Interest rate and exchange rate)	714	3,586	2,603	983	-	-	-	-
Currency derivatives (NDF)	81,427	68,958	50,167	18,791	-	-	-	-
Commodities derivatives - Corn (NDF)	4,095	4,095	2,755	1,340	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	10,797	10,797	5,814	4,983	-	-	-	-
Commodities derivatives - Soybean oil (NDF)	7,746	7,746	4,719	3,027	-	-	-	-
Commodities derivatives - Soybean (NDF)	9,978	9,076	4,645	4,431	-	-	-	-
Currency derivatives (options)	294,948	294,948	125,864	169,084	-	-	-	-
Commodities derivatives - Soybean meal (Options)	1,915	1,915	1,915	-	-	-	-	-
Commodities derivatives (Future)	31	31	31	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	6,087	8,412	8,412	-	-	-	-	-
Currency derivatives (Future)	-	-	-	-	-	-	-	-
Swap (index / currency / stocks)	191,773	325,380	216,920	108,460	-	-	-	-
Commodities derivatives (NDF)	-	-	-	-	-	-	-	-
Commodities derivatives (Future)	30,196	30,196	30,196	-	-	-	-	-

4.4.        Market risk management

a.            Interest rate risk

Interest rate risk is the one that may cause economic losses to the Company resulting from volatility of the rates, affecting its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation of such rates and manage the mismatch between its financial investments and debts.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company’s indebtedness is essentially linked to the London Interbank Offered Rate ("LIBOR"), fixed coupon (“R$ and USD”), Interbank Deposit Certificate (“CDI”) and Broad Consumer Price Index (“IPCA”). In situations of adverse market changes that result in an increase in LIBOR, CDI and IPCA, the cost of floating-rate debt rises and on the other hand, the cost of fixed-rate debt decreases in relative terms.

Regarding the marketable securities, the Company holds mainly instruments indexed by the Interbank Deposit Certificate ("CDI") for investments in Brazil and fixed coupon (“USD”) for investments in the foreign market.

The derivative instruments held to reduce the interest rate risk exposure as of September 30, 2018 are set forth below:

09.30.18
Cash flow hedges - Derivative instruments	Maturity	Hedged Object	Asset	Liability	Notional		Fair value (R$)
Subsidiaries
Interest rate swap	02.01.19	Debt	LIBOR 6M + 2.70% p.a.	5.90% p.a.	50,000	US$	(361)
Interest rate swap	02.01.19	Debt	LIBOR 6M + 2.70% p.a.	5.88% p.a.	50,000	US$	(353)

Total Consolidated							(714)

09.30.18
Derivative instruments not designated	Maturity	Hedged Object	Asset	Liability	Notional		Fair value (R$)
Parent company and Consolidated
Interest rate swap	04.02.19	Debt	R$ (Fixed 9.61% p.a.)	95.00% CDI	250,000	BRL	12,756
Interest rate swap	04.02.19	Debt	R$ (Fixed 9.61% p.a.)	93.54% CDI	248,960	BRL	13,196

							25,952

b.           Foreing exchange risk

Foreign exchange risk is the one that may cause unexpected losses to the Company resulting from volatility of the FX rates, reducing its assets or revenues or increasing its liabilities and costs. The Company’s exposure is managed in two dimensions: balance sheet exposure and operating income exposure.

i.              Balance sheet exposure

The Risk Policy regarding balance sheet exposure has the objective to balance assets and liabilities denominated in foreign currencies, hedging the Company’s balance sheet by using natural hedges, over-the-counter derivatives and exchange traded futures.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company’s consolidated financial statements are mainly impacted by variations in the following currencies: Thai Baht, Kwait Dinar, Dirhan, U.S. Dollar, Euro, Yen, Pound Sterling, Turkish Lira, Argentinan Peso, Saudi Arabian Riyal, Qatari Riyal and Russian Ruble.

Assets and liabilities denominated in foreign currency which exchange variations are recognized in the income statement are as follows, summarized in Brazilian Reais:

	Consolidated
	09.30.18	12.31.17

Cash and cash equivalents	65,068	278,147
Trade accounts receivable	105,716	862,197
Trade accounts payable	(806,269)	31,446
Loans and financing	(7,456,555)	(6,136,406)
Hedge	5,137,728	3,049,698
Investments, net	3,056,173	1,985,689
Other assets and liabilities, net	(3,595)	(15,378)

Exposure in result	98,266	55,393

The investments, net line item is comprised of natural hedges derived from assets and liabilities of foreign subsidiaries with Brazilian Reais as functional currency.

The net P&L exposure is mainly composed of the following currencies:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		09.30.18		12.31.17
Net P&L Exposure	in thousands	Equivalent in thousands of R$	in thousands	Equivalent in thousands of R$

Argentinian Peso	2,270,318	223,831	1,066,311	187,138
Euros	33,589	156,339	(41,024)	(162,835)
Pound Sterling	(3,449)	(18,026)	2,931	13,106
Yen	928,921	32,772	1,309,736	38,506
Rubles	1,529,102	93,596	1,334,278	76,601
Turkish Liras	(441,326)	(293,306)	(391,238)	(342,411)
U.S. Dollars	(24,212)	(96,940)	74,150	245,288
Total		98,266		55,393

The Company has a foreign exchange exposure that impacts shareholders’ equity equivalent to R$6,340,563 on September 30, 2018 (R$5,519,344 on December 31, 2017). This exposure does not contemplate the effects of the financial instruments designated as hedging instruments, whose changes in fair value present a temporary effect on shareholders’ equity.

The derivative financial instruments hired to hedge foreign currency balance sheet exposure on September 30, 2018 are not designated as hedge accounting and are set forth below:

09.30.18
Derivative instruments not designated	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$)
Parent company
Non-deliverable forward	USD	BRL	4th Qtr. 2018	120,000	US$	4.0364	3,268
Non-deliverable forward	EUR	BRL	4th Qtr. 2018	530,000	EUR	4.7422	3,006
Non-deliverable forward	EUR	BRL	4th Qtr. 2018	40,000	GBP	5.3118	274
Futures - B3	USD	BRL	11.2018	444,250	US$	3.9573	20,714
Currency swap	US$ + 2.61% p.a.	89.00% CDI	04.2019	50,353	US$	-	10,601

							37,863

Subsidiaries
Non-deliverable forward	EUR	US$	4th Qtr. 2018	100,000	EUR	1.1835	(6,087)
Collar	TRY	US$	4th Qtr. 2018	50,000	US$	5.0250	(30,196)

Total Consolidated							1,580

ii.            Operating income exposure

The Risk Policy regarding operating income exposure has the objective to hedge revenues and costs denominated in foreign currencies. The Company is supported by internal models to measure and monitor these risks, and uses financial instruments for hedging, designating the relations as cash flow hedges.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The derivative and non-derivative financial instruments designated as cash flow hedges for FX operating exposure on September 30, 2018 are set forth below:

09.30.18
Cash flow hedges - Derivative instruments	Hedged object	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$)
Parent company
Non-deliverable forward	USD Exports	BRL	US$	4th Qtr. 2018	205,000	US$	3.7963	(49,196)
Non-deliverable forward	USD Exports	BRL	US$	3rd Qtr. 2019	10,000	US$	4.2895	1,216
Non-deliverable forward	USD Cost	BRL	US$	4th Qtr. 2018	41,470	US$	3.9322	(5,164)
Non-deliverable forward	USD Cost	BRL	US$	1st Qtr. 2019	59,390	US$	3.8140	(15,822)
Non-deliverable forward	USD Cost	BRL	US$	2nd Qtr. 2019	38,679	US$	3.9275	(7,481)
Non-deliverable forward	USD Cost	BRL	US$	3rd Qtr. 2019	9,504	US$	4.2094	345
Non-deliverable forward	EUR Exports	BRL	EUR	4th Qtr. 2018	30,000	EUR	4.8863	6,013
Collar	USD Exports	BRL	US$	4th Qtr. 2018	435,000	US$	3.8161	(90,775)
Collar	USD Exports	BRL	US$	1st Qtr. 2019	355,000	US$	3.9821	(36,686)
Collar	USD Exports	BRL	US$	2nd Qtr. 2019	160,000	US$	3.9752	(22,987)
Collar	USD Exports	BRL	US$	3rd Qtr. 2019	70,000	US$	4.1078	(4,879)

								(225,416)
Subsidiaries
Collar	USD Exports	BRL	US$	4th Qtr. 2018	15,000	US$	3.5287	(7,243)
Collar	USD Exports	BRL	US$	1st Qtr. 2019	25,000	US$	3.5172	(12,624)

Total Consolidated								(245,283)

09.30.18
Cash flow hedges - Non-derivative instruments	Coverage	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$) (1)
Parent company and consolidated
Export prepayment - PPE	USD Exports	-	US$	10.2018 to 02.2019	83,333	US$	1.8758	333,658
Bond BRF SA BRFSBZ5	USD Exports	-	US$	06.2022	118,662	US$	2.0213	576,671
Bond BRF SA BRFSBZ3	USD Exports	-	US$	05.2023	150,000	US$	2.0387	600,585

								1,510,914

(1)        Notional amount converted by the Ptax rate at the end of the period or partial revocation dates. This amount represents the total that may impact the Company's shareholders' equity.

c.            Commodities price risk

In the ordinary course of business, the Company purchases commodities, mainly corn, soybean, soybean meal and soybean oil, individual components of the production costs.

Corn and soy prices are subject to volatility resulting from weather conditions, harvest productivity, transport and warehouse costs, government agricultural policies, FX rates and international market prices, among other factors.

The Risk Policy stablishes coverage limits to the flow of purchases of corn and soy with the purpose of reducing the impact due to a price increase of these raw materials. The hedge may be reached using derivatives or by inventory management.

The financial instruments designated as cash flow hedges and fair value hedges for the commodities price exposure on September 30, 2018 are set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

09.30.18
Cash flow hedges - Derivative instruments	Hedged object	Index	Maturity	Quantity		Average rate (US$/Ton)	Fair value (R$)
Parent company and consolidated
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	4th Qtr. 2018	42,993	ton	133.72	(5,814)
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	1st Qtr. 2019	6,000	ton	144.56	(1,552)
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	2nd Qtr. 2019	19,006	ton	128.14	(1,461)
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	3rd Qtr. 2019	21,001	ton	127.54	(1,359)
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	4th Qtr. 2019	9,997	ton	127.21	(611)
Collar - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	4th Qtr. 2018	9,979	ton	149.93	(1,927)
Call - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	4th Qtr. 2018	25,946	ton	161.41	12
Non-deliverable forward - buy	Soybean purchase - fixed price	Soybean - CBOT	4th Qtr. 2018	44,982	ton	345.47	(5,547)
Non-deliverable forward - buy	Soybean purchase - fixed price	Soybean - CBOT	1st Qtr. 2019	17,000	ton	356.46	(2,436)
Non-deliverable forward - buy	Soybean purchase - fixed price	Soybean - CBOT	2nd Qtr. 2019	28,996	ton	342.35	(1,886)
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	4th Qtr. 2018	50,002	ton	151.79	(2,310)
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	1st Qtr. 2019	14,999	ton	143.04	110
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	2nd Qtr. 2019	45,989	ton	148.56	(117)
Corn futures - buy	Corn purchase - floating price	Corn - B3	2nd Qtr. 2019	108	ton	636.67	1
Non-deliverable forward - buy	Soybean oil purchase - floating price	Soybean oil - CBOT	4th Qtr. 2018	14,502	ton	721.30	(4,719)
Non-deliverable forward - buy	Soybean oil purchase - floating price	Soybean oil - CBOT	1st Qtr. 2019	9,999	ton	726.42	(3,027)

							(32,643)

09.30.18
Fair value hedges - Derivative instruments	Hedged object	Index	Maturity	Quantity		Average rate (US$/Ton)	Fair value (R$)
Parent company and consolidated
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	4th Qtr. 2018	222,032	ton	147.34	6,302
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	1st Qtr. 2019	418,042	ton	157.65	21,382
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	2nd Qtr. 2019	244,279	ton	157.65	7,999
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	3rd Qtr. 2019	65,670	ton	153.01	380
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	3rd Qtr. 2019	6,007	ton	158.06	97
Corn future - sell	Corn purchase - floating price	Corn - B3	4th Qtr. 2018	20,547	ton	646.79	(31)

							36,129

d.           Stock price risk

On August 16, 2017, the Company sold shares held in treasury and entered into a Total Return Swap instrument registered in B3, in equivalent amount, with maturity on February 05, 2019 and no possibility of renewal. By this instrument, the Company will receive or pay the variation on the stock price (BRFS3) in exchange for the payment of interest indexed to CDI. This swap does not qualify as hedge accounting and therefore was not designated as such. Additionally, there are securities given as guarantee to the counterparty, as demonstrated in note 14.

The position of the Total Return Swap on September 30, 2018 is set forth below:

09.30.18
Derivative instruments not designated	Maturity	Asset	Liability	Notional		Fair value (R$)
Parent company and consolidated
Total Return Swap	02.2019	BRFS3	110.00% CDI	331,559	R$	(191,773)

						(191,773)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.5.        Hedge accounting

4.5.1.   Relations designated as hedge accounting

The Company applies hedge accounting rules for derivative and non-derivative financial instruments that qualify as cash flow hedges and fair value hedges, in accordance with the Risk Policy determinations. For all the hedge relations, the hedge index, which represents the proportion of the object hedged by the instrument, is 100%.

The Company formally designates its hedge accounting relations in compliance with CVM Deliberation Nº 763/16 and the Risk Policy. The hedge accounting relations used by the company as of September 30, 2018 and their effects are described below:

i.              Cash flow hedge accounting – exports in foreign currencies

The future exports in foreign currencies are highly probable and qualify as hedged object since the Company expects to keep its sales in foreign currencies for future periods, based on sales already committed and historical exports.

The derivative and non-derivative financial instruments used for hedging (detailed in note 4.4.b.ii) have a direct economic relation with the objects risk, since both are transactions in the same currency. The main source of ineffectiveness in this relation is the possible mismatch between the instruments maturity dates and the sales dates. However, this mismatch is limited within the month of designation and it is not expected to compromise the hedge relation.

ii.            Cash flow hedge – commodities

The future commodities purchases are highly probable and qualify as hedge object as far as these inputs are essential for the productive process of the Company. The exposure consists of purchases already committed and of historical purchase volumes.

The derivative instruments used as hedge (detailed in note 4.4.c) have a strong economic relation with the objects risk, since the purchase prices negotiated with the suppliers are indexed to the same prices used as coverage. The main source of ineffectiveness is the sales seasonality, which in atypical situations may delay or anticipate the orders. It is not expected that this ineffectiveness may compromise the hedge relation.

iii.           Fair value hedge – commodities

The Company has agreements with suppliers for future purchases at fixed prices. These agreements are firm commitments, which the company designates as fair value hedge objects.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The derivative instruments used as hedge (detailed in note 4.4.c) have a strong economic relation with the objects risk, since the purchase prices negotiated with the suppliers are indexed to the same prices used as coverage. There are no identified sources of ineffectiveness that may compromise the hedge relation.

4.5.2.   Gains and losses with hedge accounting instruments

The gains and losses with the instruments designated as cash flow hedge, while unrealized, are registered as a component of other comprehensive income. For hedging instruments designated in fair value hedge relations, the unrealized gains and losses are recorded in inventories, item in which the object will be registered at initial recognition.

Parent company
09.30.18
	Cash flow hedge				Fair value hedge
	Interest	Foreign exchange		Commodities	Commodities
	Derivatives	Derivatives	Non-derivatives	Derivatives	Derivatives	Total

Fair value at the beggining of the period	(2,452)	(160,816)	(1,679,461)	(8,748)	1,761	(1,849,716)

Settlement	820	470,745	416,740	2,399	33,518	924,222
Inventories	-	-	-	-	(14,323)	(14,323)
Other comprehensive income	2,194	(45,727)	(63,524)	(37,339)	-	(144,396)
Operating result - income	-	(394,559)	(43,182)	-	-	(437,741)
Operating result - cost	-	-	-	11,045	15,173	26,218
Financial result	(562)	(95,059)	(141,487)	-	-	(237,108)

Fair value at the end of the period	-	(225,416)	(1,510,914)	(32,643)	36,129	(1,732,844)

Consolidated
09.30.18
	Cash flow hedge				Fair value hedge
	Interest	Foreign exchange		Commodities	Commodities
	Derivatives	Derivatives	Non-derivatives	Derivatives	Derivatives	Total

Fair value at the beggining of the period	(13,299)	(161,049)	(1,679,461)	(8,748)	1,761	(1,860,796)

Settlement	5,127	555,737	457,781	2,399	33,518	1,054,562
Inventories	-	-	-	-	(14,323)	(14,323)
Other comprehensive income	8,020	(65,588)	(63,524)	(37,339)	-	(158,431)
Operating result - income	-	(394,559)	(43,182)	-	-	(437,741)
Operating result - cost	-	(81,878)	(41,041)	11,045	15,173	(96,701)
Financial result	(562)	(97,946)	(141,487)	-	-	(239,995)

Fair value at the end of the period	(714)	(245,283)	(1,510,914)	(32,643)	36,129	(1,753,425)

4.6.        Sensitivity analysis

The Management understands that the most relevant risks that may affect the Company’s income are: volatility of commodities prices, stock prices and foreign exchange rates. Currently the fluctuation of the interest rates do not affect significantly the Company’s results since Management has chosen to keep at fixed rates a considerable portion of its debts.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The scenarios below are compliant with CVM Instruction 475/08 and present the possible impacts of the financial instruments considering situations of increase and decrease in the selected risk factors. The amounts of exports used correspond to the notional amount of the financial instruments designated for hedge accounting.

The information used in the preparation of the analysis are based on the position as of September 30, 2018, which were described in the items above. The future results to be measured may diverge significantly of the estimated values if the reality presents different than the considered premises. Positive values indicate gains and negative values indicate losses.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		4.0039	3.6035	3.0029	5.0049	6.0059
Parity - Brazilian Reais x U.S. Dollar		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(54,951)	90,808	309,447	(419,349)	(783,747)
Options - currencies	Devaluation of R$	(88,358)	259,949	867,490	(1,079,624)	(2,140,658)
Export prepayments	Devaluation of R$	(177,341)	(143,975)	(93,927)	(260,755)	(344,169)
Bonds	Devaluation of R$	(530,039)	(422,470)	(261,115)	(798,963)	(1,067,887)
Exports (object)	Appreciation of R$	835,431	260,106	(687,964)	2,394,245	4,022,827
Cost (object)	Appreciation of R$	15,258	(44,418)	(133,931)	164,446	313,634
Not designated as hedge accouting
NDF - Purchase	Appreciation of R$	(3,896)	(51,943)	(124,013)	116,221	236,338
Future purchase - B3	Appreciation of R$	20,714	(157,159)	(423,969)	465,398	910,081
Net effect		16,818	(209,102)	(547,982)	581,619	1,146,419

		4.6545	4.1891	3.4909	5.8181	6.9818
Parity - Brazilian Reais x Euro		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	6,953	20,916	41,861	(27,956)	(62,865)
Exports (object)	Appreciation of R$	(6,953)	(20,916)	(41,861)	27,956	62,865
Not designated as hedge accouting
NDF - Purchase EUR x US$	Devaluation of R$	(8,408)	(54,954)	(124,772)	107,955	224,318
NDF - Purchase	Devaluation of R$	(46,482)	(293,171)	(663,203)	570,239	1,186,961
Net effect		(54,890)	(348,125)	(787,975)	678,194	1,411,279

		5.2267	4.7040	3.9200	6.5334	7.8401
Parity - Brazilian Reais x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(3,404)	(24,311)	(55,671)	48,863	101,130
Net effect		(3,404)	(24,311)	(55,671)	48,863	101,130

		145.34	130.81	109.01	181.68	218.02
Price parity CBOT - Corn - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Corn sale	Increase in the price of corn	36,732	92,368	175,821	(102,356)	(241,445)
Non-deliverable forward - Corn purchase	Decrease in the price of corn	(1,744)	(8,203)	(17,891)	14,404	30,551
Cost (object)	Decrease in the price of corn	(34,988)	(84,165)	(157,930)	87,952	210,894
Net effect		-	-	-	-	-

		121.61	109.45	91.21	152.01	182.42
Price parity CBOT - Soybean meal - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Soybeal meal purchase	Decrease in the price of soybean meal	(3,856)	(8,676)	(15,907)	8,195	20,246
Soybean meal options	Decrease in the price of soybean meal	(1,881)	(3,242)	(5,283)	-	8,483
Cost (object)	Increase in the price of soybean meal	5,737	11,918	21,190	(8,195)	(28,729)
Net effect		-	-	-	-	-

		319.44	287.49	239.58	399.30	479.16
Price parity CBOT - Soybean - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
NDF - Soybean purchase	Decrease in the price of soybean	(9,869)	(21,505)	(38,959)	19,222	48,312
Cost (object)	Increase in the price of soybean	9,869	21,505	38,959	(19,222)	(48,312)
Net effect		-	-	-	-	-

		644.43	579.98	483.32	805.53	966.64
Price parity CBOT - soybean oil - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
NDF - Soybean oil purchase	Decrease in the price of soybean oil	(7,746)	(14,068)	(23,551)	8,058	23,862
Cost (object)	Increase in the price of soybean oil	7,746	14,068	23,551	(8,058)	(23,862)
Net effect		-	-	-	-	-

		21.97	19.77	16.48	27.46	32.96
Price parity - Shares BRFS3 - R$		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Not designated as hedge accounting
Stock swap	Decrease in the share price	(191,773)	(209,546)	(236,205)	(147,341)	(102,910)
Net effect		(191,773)	(209,546)	(236,205)	(147,341)	(102,910)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.7.        Financial instruments by category

	Parent company
	09.30.18
	Amortized cost	Fair value through other comprehensive income	Fair value through profit and loss	Total
		Equity instruments
Assets
Cash and bank	62,239	-	-	62,239
Cash equivalents	-	-	2,669,160	2,669,160
Marketable securities	86,390	81,311	311,240	478,941
Restricted cash	854,141	-	-	854,141
Trade accounts receivable	3,507,518	-	-	3,507,518
Other credits	215,033	-	-	215,033
Derivatives not designated	-	-	63,815	63,815
Derivatives designated as hedge accounting (1)	-	-	168,674	168,674

Liabilities
Trade accounts payable	(4,758,469)	-	-	(4,758,469)
Supply chain finance	(820,762)	-	-	(820,762)
Loans and financing	(14,856,596)	-	-	(14,856,596)
Finance lease payable	(234,759)	-	-	(234,759)
Derivatives not designated	-	-	(191,773)	(191,773)
Derivatives designated as hedge accounting (1)	-	-	(390,604)	(390,604)
	(15,945,265)	81,311	2,630,512	(13,233,442)

(1) All derivatives are measured at fair value through profit and loss, although, those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

	Parent company
	12.31.17
	Amortized cost	Fair value through other comprehensive income	Fair value through profit and loss	Total
		Equity instruments
Assets
Cash and bank	146,331	-	-	146,331
Cash equivalents	-	-	3,438,370	3,438,370
Marketable securities	82,418	276,900	166,322	525,640
Restricted cash	516,598	-	-	516,598
Trade accounts receivable	7,331,532	-	-	7,331,532
Other credits	223,239	-	-	223,239
Other receivables	28,897	-	-	28,897
Derivatives not designated	-	-	25,432	25,432
Derivatives designated as hedge accounting (1)	-	-	23,700	23,700

Liabilities
Trade accounts payable	(4,831,225)	-	-	(4,831,225)
Supply chain finance	(648,914)	-	-	(648,914)
Loans and financing	(13,546,738)	-	-	(13,546,738)
Finance lease payable	(226,477)	-	-	(226,477)
Derivatives not designated	-	-	(88,664)	(88,664)
Derivatives designated as hedge accounting (1)	-	-	(193,955)	(193,955)
	(10,924,339)	276,900	3,371,205	(7,276,234)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(1)        All derivatives are measured at fair value through profit and loss, although, those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

	Consolidated
	09.30.18
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	1,234,374	-	-	-	1,234,374
Cash equivalents	-	-	-	3,189,721	3,189,721
Marketable securities	347,598	126,361	17,064	344,187	835,210
Restricted cash	875,651	-	-	-	875,651
Trade accounts receivable	3,409,071	-	-	-	3,409,071
Other credits	223,222	-	-	-	223,222
Derivatives not designated	-	-	-	63,815	63,815
Derivatives designated as hedge accounting (1)	-	-	-	169,140	169,140

Liabilities
Trade accounts payable	(6,288,139)	-	-	-	(6,288,139)
Supply chain finance	(900,506)	-	-	-	(900,506)
Loans and financing	(22,051,537)	-	-	-	(22,051,537)
Finance lease payable	(243,679)	-	-	-	(243,679)
Derivatives not designated	-	-	-	(228,056)	(228,056)
Derivatives designated as hedge accounting (1)	-	-	-	(411,651)	(411,651)
	(23,393,945)	126,361	17,064	3,127,156	(20,123,364)

(1) All derivatives are measured at fair value through profit and loss, although, those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

	Consolidated
	12.31.17
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	1,670,117	-	-	-	1,670,117
Cash equivalents	-	-	-	4,340,712	4,340,712
Marketable securities	256,978	328,816	15,447	195,994	797,235
Restricted cash	535,624	-	-	-	535,624
Trade accounts receivable	3,925,282	-	-	-	3,925,282
Other credits	229,521	-	-	-	229,521
Other receivables	28,897	-	-	-	28,897
Derivatives not designated	-	-	-	63,081	63,081
Derivatives designated as hedge accounting (1)	-	-	-	27,455	27,455

Liabilities
Trade accounts payable	(6,642,257)	-	-	-	(6,642,257)
Supply chain finance	(715,189)	-	-	-	(715,189)
Loans and financing	(20,444,378)	-	-	-	(20,444,378)
Finance lease payable	(232,575)	-	-	-	(232,575)
Derivatives not designated	-	-	-	(90,701)	(90,701)
Derivatives designated as hedge accounting (1)	-	-	-	(208,790)	(208,790)
	(21,387,980)	328,816	15,447	4,327,751	(16,715,966)

(1) All derivatives are measured at fair value through profit and loss, although, those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.8.        Fair value of the financial instruments

According to CVM Deliberation Nº 699/12 the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Depending on the inputs used for measurement, the financial instruments at fair value are classified into 3 hierarchy levels:

•         Level 1 – Prices quoted (not adjusted) for identical instruments in active markets. Investments in stocks, credit linked notes, savings accounts, overnights, term deposits, Financial Treasury Bills (“LFT”) and investment funds are classified at level 1;

•         Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable. Investments in Bank Deposit Certificates (“CDB”) and derivatives, which are measured by well-known pricing models: discounted cash flows and Black & Scholes. The observable inputs are interest rates and curves, volatility factors and foreign exchange rates; and

•         Level 3 – Instruments whose significant inputs are non-observable. The Company does not have financial instruments in this classification.

The table below presents the overall classification of financial instruments measured at fair value by measurement hierarchy. For the period ended on September 30, 2018, there were no changes between the 3 levels of hierarchy.

	Parent company
	09.30.18			12.31.17
	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial Assets
Fair value through other comprehensive income
Stocks	81,311	-	81,311	276,900	-	276,900
Fair value through profit and loss
Savings account and overnight	18,493	-	18,493	108,148	-	108,148
Bank deposit certificates	-	2,647,191	2,647,191	-	3,324,888	3,324,888
Financial treasury bills	311,240	-	311,240	166,322	-	166,322
Investment funds	3,476	-	3,476	5,334	-	5,334
Derivatives	-	232,489	232,489	-	49,132	49,132
Financial Liabilities
Fair value through profit and loss
Derivatives	-	(582,377)	(582,377)	-	(282,619)	(282,619)
	414,520	2,297,303	2,711,823	556,704	3,091,401	3,648,105

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	09.30.18			12.31.17
	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial Assets
Fair value through other comprehensive income
Credit linked notes	17,064	-	17,064	15,447	-	15,447
Stocks	126,361	-	126,361	328,816	-	328,816
Fair value through profit and loss
Savings account and overnight	459,048	-	459,048	649,618	-	649,618
Term deposits	39,308	-	39,308	157,974	-	157,974
Bank deposit certificates	-	2,687,889	2,687,889	-	3,527,786	3,527,786
Financial treasury bills	311,240	-	311,240	166,322	-	166,322
Investment funds	36,423	-	36,423	35,006	-	35,006
Derivatives	-	232,955	232,955	-	90,536	90,536
Financial Liabilities
Fair value through profit and loss
Derivatives	-	(639,707)	(639,707)	-	(299,491)	(299,491)
	989,444	2,281,137	3,270,581	1,353,183	3,318,831	4,672,014

Except for the items set forth below, the fair value of all other financial instruments approximates their fair value. The fair value of financial instruments set forth below is based in prices observed in active markets, level 1 of the fair value hierarchy.

	Parent company and Consolidated
		09.30.18		12.31.17
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(474,185)	(482,878)	(369,627)	(406,699)
BRF SA BRFSBZ3	2023	(1,972,973)	(1,845,488)	(1,608,257)	(1,578,661)
BRF SA BRFSBZ7	2018	-	-	(503,802)	(502,363)
BRF SA BRFSBZ2	2022	(2,339,129)	(2,308,737)	(1,997,537)	(1,974,482)
Parent company		(4,786,287)	(4,637,103)	(4,479,223)	(4,462,205)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(347,928)	(356,910)	(292,211)	(299,883)
Bonds BRF - SHB
BRF SA BRFSBZ4	2024	(3,035,974)	(2,792,375)	(2,465,396)	(2,427,849)
Bonds BRF Gmbh
BRF SA BRFSBZ4	2026	(1,955,624)	(1,750,503)	(1,628,927)	(1,553,088)
Quickfood bonds
Quickfood	2022	(90,273)	(90,273)	(167,966)	(167,966)
Consolidated		(10,216,086)	(9,627,164)	(9,033,723)	(8,910,991)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the chief operating decision maker for assessing the performance of each segment and allocating resources.

The segment information is prepared considering 5 operating segments, as follows: Brazil, Southern Cone, International, Halal (previously denominated “One Foods”) and Other Segments, which primarily observe our geographical structure.

These segments include sales of all distribution channels and operations subdivided according to the nature of the products whose characteristics are described below:

•         Poultry: involves the production and sale of whole poultry and in-natura cuts.

•         Pork and other: involves the production and sale of in-natura cuts.

•         Processed: involves the production and sale of processed foods, frozen and processed products derived from poultry, pork and beef, margarine, vegetable and soybean-based products.

•         Other sales: involves the sale of flour for food service and others.

Other segments are divided into:

•         Ingredients: commercialization and development of animal health ingredients, human nutrition, plant nutrition (fertilizers) and health care (health and wellness).

•         Other segments: commercialization of agricultural products.

The net sales for each reportable operating segment are set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
Net sales	July to September 2018	January to September 2018	July to September 2017	January to September 2017
Brazil
In-natura	1,000,107	2,901,306	885,432	2,570,053
Poultry	795,769	2,306,422	679,771	1,983,994
Pork and other	204,338	594,884	205,661	586,059
Processed	3,116,883	8,636,427	2,866,712	8,361,564
Other sales	4,222	12,514	4,420	12,749
	4,121,212	11,550,247	3,756,564	10,944,366

Halal
In-natura	1,781,133	4,980,440	1,600,841	4,103,450
Poultry	1,763,419	4,945,463	1,592,648	4,073,587
Other	17,714	34,977	8,193	29,863
Processed	339,091	933,604	254,699	608,344
Other sales	87,620	235,665	76,635	114,073
	2,207,844	6,149,709	1,932,175	4,825,867

International
In-natura	1,206,249	3,484,643	1,492,102	4,302,234
Poultry	1,029,366	2,920,479	1,123,118	3,288,709
Pork and other	176,883	564,164	368,984	1,013,525
Processed	553,107	1,669,740	716,538	2,041,916
Other sales	24,631	96,716	65,424	187,737
	1,783,987	5,251,099	2,274,064	6,531,887

Southern Cone
In-natura	188,214	608,644	198,963	567,621
Poultry	29,427	140,240	47,608	144,401
Pork and other (1)	158,787	468,404	151,355	423,220
Processed	191,047	729,530	342,778	1,024,186
Other sales	24,904	64,354	20,493	53,881
	404,165	1,402,528	562,234	1,645,688

Other segments
Ingredients	118,644	325,399	89,683	172,022
Other sales	131,495	304,080	117,548	448,511
	250,139	629,479	207,231	620,533
	8,767,347	24,983,062	8,732,268	24,568,341

(1)     On September 30, 2017, the amounts related to in-natura beef cuts were reallocated from Other Segments.

The operating income for each reportable operating segment is set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	July to September 2018	January to September 2018	July to September 2017	January to September 2017
Brazil	140,162	239,439	261,122	782,675
Halal	187,541	237,807	66,166	(28,956)
International	(148,149)	(256,878)	195,258	237,424
Southern Cone	(33,160)	(106,134)	(8,753)	(36,121)
Other segments	(8,790)	44,244	17,728	30,148
Ingredients	32,557	81,649	14,054	31,678
Other sales	(41,347)	(37,405)	3,674	(1,530)
Sub total	137,604	158,478	531,521	985,170
Corporate	(224,996)	(764,322)	27,136	(249,110)
	(87,392)	(605,844)	558,657	736,060

(1) For comparability of information see note 3.3.

The Corporate line presented above refers to relevant events not attributable to the normal course of its business either to the operating segments. For the nine-month period ended September 30, 2018, the main events were R$402,517 related to Trapaça Operation (note 1.3), R$191,071 related to the operational restructuring plan (note 1.5) and R$85,217 related to strike of the truck drivers (note 1.6). For the three-month period ended September 30, 2018, the main events were R$102,171 related to Trapaça Operation (note 1.3), R$47,130 related to the operational restructuring plan (note 1.5) and R$10,118 related to strike of the truck drivers (note 1.6). For the nine-month period ended September 30, 2017, the main events were: R$216,733 contingencies, R$157,502 extraordinary expenses – Carne Fraca Operation, R$48,730 business combination costs (Banvit), R$36,718 Businesses disposals costs (Lactalis), R$9,859 level of health insurance claims and R$131,930 gain tax amnesty program. For the three-month period ended September 30, 2017, the main events were: R$58,385 contingencies and R$48,730 business combination costs (Banvit).

No customer individually or in aggregate accounted for more than 5% of net sales for the period ended on September 30, 2018 and 2017.

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, considering the nature of the products manufactured in each segment (cash-generating unit), as presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Goodwill		Trademarks		Total
	09.30.18	12.31.17	09.30.18	12.31.17	09.30.18	12.31.17
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
Halal	1,475,131	1,388,084	336,557	389,207	1,811,688	1,777,291
International	1,545,431	1,345,423	25,239	24,498	1,570,670	1,369,921
Southern Cone	445,320	307,223	220,870	253,727	666,190	560,950
	4,617,380	4,192,228	1,565,144	1,649,910	6,182,524	5,842,138

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the chief operating decision maker, which take investment decisions and determine allocation of assets on a consolidated basis.

6.            CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		09.30.18	12.31.17	09.30.18	12.31.17
Cash and bank accounts
U.S. Dollar	-	1,433	13,462	325,424	525,058
Brazilian Reais	-	57,824	123,022	62,732	135,013
Euro	-	2,645	6,021	123,161	181,756
Other currencies	-	337	3,826	723,057	828,290
		62,239	146,331	1,234,374	1,670,117
Cash equivalents
In Brazilian Reais
Investment funds	3.10%	3,476	5,334	3,476	5,334
Savings account	2.56%	30	4,038	30	4,038
Bank deposit certificates	6.01%	2,647,191	3,324,888	2,687,889	3,527,786
		2,650,697	3,334,260	2,691,395	3,537,158
In U.S. Dollar
Term deposit	-	-	-	-	66,247
Overnight	0.58%	18,463	104,110	459,018	645,580
Other currencies
Term deposit	3.63%	-	-	39,308	91,727
		18,463	104,110	498,326	803,554
		2,731,399	3,584,701	4,424,095	6,010,829

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

7.            MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		09.30.18	12.31.17	09.30.18	12.31.17
Fair value through other comprehensive income
Credit linked note (a)	1.33	US$	3.85%	-	-	17,064	15,447
Stocks (b)	-	R$ and HKD	-	81,311	276,900	126,361	328,816
				81,311	276,900	143,425	344,263
Fair value through profit and loss
Financial treasury bills (c)	1.62	R$	6.40%	311,240	166,322	311,240	166,322
Investment funds (d)	0.24	ARS	25.00%	-	-	32,947	29,672
				311,240	166,322	344,187	195,994
Amortized cost
Sovereign bonds and others (c)	3.83	AOA and R$	3.82% to 6.40%	86,390	82,418	347,598	256,978
				478,941	525,640	835,210	797,235

Current				316,378	166,322	563,830	228,430
Non-current (2)				162,563	359,318	271,380	568,805

(1)     Weighted average maturity in years.

(2)     Maturity within up to September 01, 2024.

(a)  The credit linked note is a structured operation with a first-class financial institution that bears periodic interest (LIBOR + spread) and corresponds to a credit note that contemplates the Company’s risk.

(b)  Is composed as set forth below:

		Quantity of shares		Share value		Total
Entities	Ticker	09.30.18	12.31.17	09.30.18	12.31.17	09.30.18	12.31.17
Minerva	BEEF3	15,204,100	26,000,000	5.01	10.65	76,173	276,900
Cofco Meat	1610	77,583,000	77,583,000	HKD1,13 / R$0,58	HKD1,58 / R$0,67	HKD87.669 / R$45.050	HKD122.581 / R$51.916
Eletrobras	ELET6	266,427	-	18.62	-	4,961	-
Engie Brasil	EGIE3	4,994	-	35.48	-	177	-

(c)  Comprised of Financial Treasury Bills (“LFT”) remunerated at the rate of the Special System for Settlement and Custody (“SELIC”) and securities of the Angola Government denominated in Kwanzas.

(d)  The fund in foreign currency is basically represented of public and private securities.

The unrealized loss on the marketable securities measured at fair value through other comprehensive income, recorded in other Shareholders' Equity, corresponds to the accumulated amount of R$107,789 net of income tax of R$46,825 (loss of R$56,259 net of income tax of R$22,984 as of December 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Additionally, on September 30, 2018, of the total of marketable securities, R$225,805 (R$16,196 as of December 31, 2017) were pledged as collateral (without restrictions for use) for operations with future contracts denominated in U.S. Dollars, traded on the B3.

8.            TRADE ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES, NET

	Parent company		Consolidated
	09.30.18	12.31.17	09.30.18	12.31.17
Trade accounts receivable, net
Domestic customers	1,266,727	1,618,579	1,273,842	1,622,769
Domestic related parties	483,263	831,962	5,031	2,583
Foreign customers	404,049	337,222	2,597,539	2,753,998
Foreign related parties	1,813,255	4,962,508	72,665	27,215
	3,967,294	7,750,271	3,949,077	4,406,565
( - ) Adjustment to present value	(7,098)	(11,261)	(10,743)	(13,728)
( - ) Expected credit losses	(452,678)	(407,478)	(529,263)	(467,555)

	3,507,518	7,331,532	3,409,071	3,925,282

Current	3,498,941	7,325,588	3,399,943	3,919,022
Non-current	8,577	5,944	9,128	6,260

Notes receivable	246,837	254,303	255,026	260,585
( - ) Adjustment to present value	(461)	(313)	(461)	(313)
Expected credit losses	(31,343)	(30,751)	(31,343)	(30,751)

	215,033	223,239	223,222	229,521

Current	128,726	107,434	136,818	113,127
Non-current (1)	86,307	115,805	86,404	116,394

(1)     Weighted average maturity of 2.87 years.

Part of the balance with foreign related parties is tied to Agribusiness Receivable Certificate (“CRA) operation, as disclosed in the financial statements for the year ended December 31, 2017 (note 19.2).

09.30.18
					Parent company	Consolidated
Operation	Date	Maturity	Average rate	Principal value	Updated Value	Updated Value

CRA 2019 - 2sd Issue	04.19.2016	04.19.2019	96,5% CDI	1,000,000	1,010,373	1,010,373
CRA 2020 - 3th Issue	12.16.2016	12.16.2020	96,0% CDI	780,000	-	801,646
CRA 2023 - 3th Issue	12.16.2016	12.18.2023	IPCA + 5,90%	720,000	768,723	768,723
				2,500,000	1,779,096	2,580,742

On September 30, 2018 notes receivable are comprised mainly by receivables from the sales of several other assets and farms with an amount of R$205,012.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The trade accounts receivable from related parties are disclosed in note 28. The consolidated balances, refers to transaction with associates UP!, in domestic market and with joint ventures SATS BRF, in foreign market.

The rollforward of the allowance for expected credit losses is set forth below:

	Parent company	Consolidated
	09.30.18	09.30.18
Beginning balance	(407,478)	(467,555)
Inicial adoption IFRS 9	(2,644)	(12,612)
Provision	(20,290)	(37,285)
Write-offs	32,261	40,805
Exchange rate variation	(54,527)	(52,616)
Ending balance	(452,678)	(529,263)

The aging of trade accounts receivable is as follows:

	Parent company		Consolidated
	09.30.18	12.31.17	09.30.18	12.31.17
Current	3,477,200	7,287,311	3,113,527	3,272,086
Overdue
01 to 60 days	19,791	48,894	130,028	364,336
61 to 90 days	11,403	10,022	57,779	98,937
91 to 120 days	9,073	10,065	41,580	33,650
121 to 180 days	10,718	7,925	53,337	74,633
181 to 360 days	12,561	16,478	59,221	170,771
More than 360 days	426,548	369,576	493,605	392,152
( - ) Adjustment to present value	(7,098)	(11,261)	(10,743)	(13,728)
( - ) Expected credit losses	(452,678)	(407,478)	(529,263)	(467,555)
	3,507,518	7,331,532	3,409,071	3,925,282

9.            INVENTORIES

	Parent company		Consolidated
	09.30.18	12.31.17	09.30.18	12.31.17
Finished goods	1,500,398	1,309,298	3,280,333	2,986,521
Work in process	120,275	107,037	177,849	154,976
Raw materials	1,040,923	846,257	1,322,133	1,086,304
Packaging materials	69,447	56,369	100,188	86,998
Secondary materials	316,396	272,638	355,064	321,105
Warehouse	140,943	147,776	250,871	239,757
Imports in transit	56,668	91,678	88,487	103,904
Other	23,752	20,845	9,653	11,414
(-) Adjustment to present value	(35,379)	(34,114)	(40,773)	(42,811)
	3,233,423	2,817,784	5,543,805	4,948,168

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The costs of sales attributed to products sold during the nine-month period ended September 30, 2018 totaled R$15,857,933 in the parent company and R$21,431,407 in the consolidated (R$15,288,016 in the parent company and R$19,540,301 in the consolidated in the same period of the previous year), and during the three-month period ended September 30, 2018 totaled R$5,475,695 in the parent company and R$7,471,736 in the consolidated, (R$4,788,617 in the parent company and R$7,364,966 in the consolidated in the same period of the previous year). Such amounts include the additions and reversals of inventory provisions, set forth in the table below:

	Parent company
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				09.30.18
Beginning balance	(209,681)	(41,098)	(6,370)	(257,149)
Additions	(219,912)	(58,456)	(7,739)	(286,107)
Reversals	65,150	-	-	65,150
Write-offs	220,546	58,427	2,467	281,440
Ending balance	(143,897)	(41,127)	(11,642)	(196,666)

	Consolidated
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				09.30.18
Beginning balance	(253,720)	(66,394)	(6,914)	(327,028)
Additions	(249,593)	(86,574)	(17,025)	(353,192)
Reversals	92,170	-	-	92,170
Write-offs	245,453	95,949	2,962	344,364
Adições OCF	-			-
Baixas OCF	-			-
Monetary changes due to hyperinflation	(8,140)	(4,291)	-	(12,431)
Exchange rate variation	(1,678)	286	487	(905)
Ending balance	(175,508)	(61,024)	(20,490)	(257,022)

In 2018, the rollforward of provisions presented above includes the impacts related to Trapaça Operation (note 1.3) and Operational restructuring plan (note 1.5), and for the year 2017 is related to Carne Fraca Operation (note 1.2).

On September 30, 2018 and December 31, 2017, there were no inventory items pledged as collateral.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

10.         BIOLOGICAL ASSETS

The balance of biological assets is segregated in current and non-current assets are set forth below:

	Parent company		Consolidated
	09.30.18	12.31.17	09.30.18	12.31.17

Live animals	1,219,878	1,261,556	1,442,204	1,510,480
Total current	1,219,878	1,261,556	1,442,204	1,510,480

Live animals	537,943	535,842	696,872	639,799
Forests	245,324	237,718	273,910	263,855
Total non-current	783,267	773,560	970,782	903,654
	2,003,145	2,035,116	2,412,986	2,414,134

Live animals are represented for poultry and pork and separated into consumable and for production. There were no changes in classification of nature of biological assets as compared to the information disclosed in the financial statements for the year ended December 31, 2017 (note 11).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The rollforward of biological assets for the period is set forth below:

	Parent company
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			09.30.18				09.30.18
Beginning balance	461,881	799,675	1,261,556	235,425	300,417	237,718	773,560
Additions/Transfer	202,440	1,338,277	1,540,717	30,828	173,191	22,981	227,000
Fair value variation (1)	421,785	128,702	550,487	1,292	(111,683)	12,140	(98,251)
Harvest	-	-	-	-	-	(21,804)	(21,804)
Write-off	-	-	-	-	-	(4,665)	(4,665)
Transfer between current and non-current	40,386	51,141	91,527	(40,386)	(51,141)	-	(91,527)
Transfer between held for sale	-	-	-	-	-	(1,046)	(1,046)
Transfer to inventories	(756,241)	(1,468,168)	(2,224,409)	-	-	-	-
Ending balance	370,251	849,627	1,219,878	227,159	310,784	245,324	783,267

	Consolidated
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			09.30.18				30.09.18
Beginning balance	699,947	810,533	1,510,480	325,821	313,978	263,855	903,654
Additions/Transfer	290,910	1,339,925	1,630,835	194,566	173,191	28,233	395,990
Fair value variation (1)	720,235	146,185	866,420	(79,931)	(109,252)	13,149	(176,034)
Harvest	-	-	-	-	-	(25,767)	(25,767)
Write-off	-	-	-	(5,166)	-	(4,667)	(9,833)
Transfer between current and non-current	50,957	52,643	103,600	(50,957)	(52,643)	-	(103,600)
Transfer between held for sale	-	-	-	-	-	(893)	(893)
Transfer to inventories	(1,154,958)	(1,482,631)	(2,637,589)	-	-	-	-
Exchange variation	(24,585)	(6,957)	(31,542)	(8,254)	(6,115)	-	(14,369)
Restatement by Hyperinflation	-	-	-	-	1,634	-	1,634
Ending balance	582,506	859,698	1,442,204	376,079	320,793	273,910	970,782

(1)       The fair value variation of biological assets includes depreciation of breeding stock and depletion of forests in the amount of R$444,464 (R$462,923 for the nine-month period ended September 30, 2017) in the parent company and R$612,123 (R$570,311 for the nine-month period ended September 30, 2017) in the consolidated.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The quantities and balances per live animal assets are set forth below:

	Parent company
	09.30.18		12.31.17
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	97,509	370,251	116,134	461,881
Immature pork	3,755	849,627	3,903	799,675
Total current	101,264	1,219,878	120,037	1,261,556

Production biological assets
Immature poultry	4,368	84,295	4,776	89,488
Mature poultry	7,133	142,864	7,669	145,937
Immature pork	199	70,010	191	59,292
Mature pork	439	240,774	437	241,125
Total non-current	12,139	537,943	13,073	535,842
	113,403	1,757,821	133,110	1,797,398

	Consolidated
	09.30.18		12.31.17
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	178,805	582,506	199,337	699,947
Immature pork	3,839	859,698	3,987	810,533
Total current	182,644	1,442,204	203,324	1,510,480

Production biological assets
Immature poultry	6,986	133,028	6,693	117,188
Mature poultry	11,836	243,051	11,113	208,633
Immature pork	223	75,817	229	67,819
Mature pork	447	244,976	445	246,159
Total non-current	19,492	696,872	18,480	639,799
	202,136	2,139,076	221,804	2,150,279

The Company has forests as collateral for loan and tax/civil contingencies in the amount of R$66,461 in the parent company and R$67,235 in the consolidated (R$56,126 in the parent company and consolidated as of December 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

10.1.     Table of sensitivity analysis

The live animals and forests fair value is determined using non-observable information and the best practices and data available at the moment the appraisal is done, being classified as level 3 in the fair value hierarchy, as required by CVM Deliberation Nº 699/12.

Impact on fair value measurement
The estimated fair value can be change if:
Asset	Valuation methodology	Non observable significant inputs	Increase	Decrease
Forests	Income approach	Estimated price of standing wood	Increase in the price of wood	Decrease in the price of wood
		Productivity per hectare estimated	Increase in yield per hectare	Decrease in yield per hectare
		Harvest and transport cost	Decrease of harvest cost	Increase of harvest cost
		Discount rate	Descrease in discount rate	Increase in discount rate
Live animals	Cost approach	Animal feed cost (corn, soybean meal)	Increase in animal feed cost	Decrease in animal feed cost
		Labor cost (outgrowers)	Increase in labor cost	Decrease in labor cost

11.         RECOVERABLE AND INCOME AND SOCIAL CONTRIBUTION TAXES

	Parent company		Consolidated
Recoverable taxes	09.30.18	12.31.17	09.30.18	12.31.17
ICMS ("State VAT")	1,400,089	1,397,484	1,770,814	1,681,938
PIS and COFINS ("Federal Taxes to Social Fund Programs")	273,226	323,456	433,855	430,165
IPI ("Federal VAT")	822,086	781,779	824,162	791,226
INSS ("Brazilian Social Security")	303,577	280,415	303,629	280,442
Other	45,224	50,150	144,817	123,805
(-) Provision for losses	(138,706)	(138,423)	(173,373)	(160,503)
	2,705,496	2,694,861	3,303,904	3,147,073

Current	432,974	468,715	740,900	728,918
Non-current	2,272,522	2,226,146	2,563,004	2,418,155

Income and social contribution tax
Income and social contribution tax (IR/CS)	384,762	389,113	610,801	528,380
(-) Provision for losses	(8,985)	(8,985)	(9,029)	(9,029)
	375,777	380,128	601,772	519,351
Current	368,968	373,319	589,469	499,341
Non-current	6,809	6,809	12,303	20,010

The rollforward of the allowance for losses is set forth below:

	Parent company
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						09.30.18
Beginning balance	(104,698)	(19,717)	(8,985)	(13,562)	(446)	(147,408)
Additions	(5,509)	-	-	-	(3,315)	(8,824)
Write-offs	6,186	2,299	-	-	56	8,541
Ending balance	(104,021)	(17,418)	(8,985)	(13,562)	(3,705)	(147,691)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						09.30.18
Beginning balance	(122,892)	(19,717)	(9,029)	(13,562)	(4,332)	(169,532)
Additions	(19,937)	-	-	-	(3,686)	(23,623)
Write-offs	6,431	2,299	-	-	412	9,142
Exchange rate variation	-	-	-	-	1,611	1,611
Ending balance	(136,398)	(17,418)	(9,029)	(13,562)	(5,995)	(182,402)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

12.         INCOME AND SOCIAL CONTRIBUTION TAXES

12.1.     Deferred income and social contribution taxes

	Parent company		Consolidated
	09.30.18	12.31.17	09.30.18	12.31.17
Assets
Tax loss carryforwards (corporate income tax)	1,023,018	1,023,439	1,422,873	1,438,911
Negative calculation basis (social contribution tax)	400,068	400,219	400,488	401,404

Temporary differences
Provisions for tax, civil and labor risks	338,359	376,953	361,286	397,955
Suspended collection taxes	20,783	12,345	20,783	12,345
Allowance for doubtful accounts	135,742	116,085	135,749	116,086
Provision for property, plant and equipment losses	4,603	2,768	4,603	6,286
Provision for losses on tax credits	49,894	46,994	63,492	53,180
Provision for other obligations	86,699	92,464	87,389	92,753
Employees' profit sharing	6,499	-	6,499	-
Provision for inventory losses	66,671	87,289	70,771	98,601
Employees' benefits plan	127,932	118,279	137,881	127,403
Unrealized losses on derivatives financial instruments	85,433	80,387	85,433	80,387
Unrealized losses on inventories	-	-	3,540	4,443
Provision for losses - notes receivables	5,967	13,340	6,401	13,664
Estimated annual effective tax rate - CPC 21	118,402	-	118,402	-
Business combination - Sadia (1)	115,140	206,799	115,140	206,799
Other temporary differences	14,319	67,143	55,426	96,766
	2,599,529	2,644,504	3,096,156	3,146,983

Liabilities
Temporary differences
Unrealized gains on fair value	(4,359)	(36,170)	(6,667)	(38,495)
Difference between tax basis and accounting basis of goodwill amortization	(318,169)	(301,805)	(318,169)	(301,805)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(736,318)	(684,704)	(736,273)	(694,240)
Business combination - Sadia (1)	(711,507)	(727,098)	(711,507)	(727,098)
Business combination - AKF	-	-	(20,226)	(17,835)
Business combination - Dánica and Avex	-	-	(1,924)	(4,470)
Business combination - Invicta	-	-	16,440	(30,926)
Business combination - other companies (2)	-	-	(80,856)	(35,796)
Other - exchange rate variation	-	-	(60,366)	(54,854)
Other temporary differences	14,007	(10,774)	(79,789)	(27,401)
	(1,756,346)	(1,760,551)	(1,999,337)	(1,932,920)

Total deferred tax	843,183	883,953	1,096,819	1,214,063

Total Assets	843,183	883,953	1,317,166	1,369,366
Total Liabilities	-	-	(220,347)	(155,303)
	843,183	883,953	1,096,819	1,214,063

(1)          The deferred tax asset on the business combination with Sadia is mainly computed on the difference between the goodwill amortization tax basis and goodwill accounting basis identified in the purchase price allocation. Deferred tax liability on business combination with Sadia is substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

(2)          Deferred tax liabilities related to the business combinations with Quickfood (trademarks, customer relationship, Fair value of property, plant and equipment) and AFC (customer relationship).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The roll-forward of deferred tax is set forth below:

	Parent company	Consolidated
	09.30.18	09.30.18

Beginning balance	883,953	1,214,063
Deferred income and social contribution taxes recognized in the statement of income	(51,462)	(103,967)
Deferred income and social contribution taxes recognized in equity pick-up	(55,127)	(102,479)
Deferred income and social contribution taxes recognized in other comprehensive income	62,709	71,454
Other	3,110	17,748
Ending balance	843,183	1,096,819

12.2.      Estimated time of realization

Deferred tax arising from temporary differences will be realized as these differences are settled. The period of the settlement or realization of such differences is uncertain and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation basis of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as set forth below:

	Parent company	Consolidated
2018	-	20,014
2019	40,025	60,039
2020	85,696	125,723
2021	86,833	126,860
2022	107,125	167,087
2023 to 2025	612,719	832,538
2026 onwards	490,688	491,100
	1,423,086	1,823,361

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

12.3.     Income and social contribution taxes reconciliation

	Parent company				Consolidated
	July to September 2018	January to September 2018	July to September 2017	January to September 2017	July to September 2018	January to September 2018	July to September 2017	January to September 2017

Loss before income and social contribution taxes	(827,493)	(2,300,340)	239,545	(657,214)	(594,743)	(2,203,423)	207,906	(722,230)
Nominal tax rate	34%	34%	34%	34%	34%	34%	34%	34%
Credit (expense) at nominal rate	281,348	782,116	(81,445)	223,453	202,213	749,164	(70,688)	245,558

Reconciling itens
Equity interest in income of subsidiaries, associates and joint venture	20,553	112,823	(77,485)	(174,107)	49,036	105,232	1,041	5,697
Exchange rate variation on foreign investments	36,039	155,696	(9,659)	70,331	18,942	157,371	(28,894)	35,950
Difference of tax rates on results of foreign subsidiaries	-	-	-	-	184,369	331,584	(39,731)	(154,497)
Deferred tax assets not recognized (1)	(446,249)	(1,246,510)	-	-	(795,061)	(1,595,322)	-	-
Stock options	(1,941)	(3,347)	(2,662)	(4,361)	(1,941)	(3,347)	(2,662)	(4,361)
Investment grant	11,708	39,979	10,480	33,727	11,708	39,979	10,480	33,727
Special Regime for the Reintegration of Tax Values for Exporting Companies (Reintegra)	(305)	1,936	1,718	5,000	(316)	2,273	2,024	6,518
Estimated annual effective tax rate - CPC 21	129,983	118,402	14,505	156,826	129,983	118,402	23,360	215,553
Other permanent differences	(2,624)	(12,557)	35,002	27,599	(16,643)	(42,820)	34,751	23,626
	28,512	(51,462)	(109,546)	338,468	(217,710)	(137,484)	(70,319)	407,771

Current income tax	-	-	41,461	25,410	44,358	(33,517)	52,207	(11,705)
Deferred income tax	28,512	(51,462)	(151,007)	313,058	(262,068)	(103,967)	(122,526)	419,476

(1)       Amount related to tax losses carry forward and negative basis of social contribution tax in the amount of R$3,666,205 in the parent company and R$4,692,123 in the consolidated generated in the period of nine-month ended September 30, 2018, for which no deferred tax assets were recognized.

The taxable income, current and deferred income tax from foreign subsidiaries is set forth below:

	Consolidated
	July to September 2018	January to September 2018	July to September 2017	January to September 2017
Taxable income from foreign subsidiaries, before taxes	500,826	1,328,761	(210,101)	(443,068)
Current income tax credit from foreign subsidiaries	44,343	(33,439)	(3,491)	(31,521)
Deferred income tax from foreign subsidiaries	12,958	(8,356)	43,126	107,422

Company determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed.

Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$3,714,070 as of September 30, 2018 (R$3,182,430 as of December 31, 2017).

Brazilian income taxes are subject to review for a five-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

13.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is set forth below:

	Parent company
	Tax	Labor	Civil, commercial and other	Total
				09.30.18
Beginning balance	292,517	348,248	35,967	676,732
Additions	15,379	120,753	2,079	138,211
Reversals	(2,429)	(39,099)	(2,526)	(44,054)
Write-offs	(859)	(103,985)	(5,674)	(110,518)
Price index update	11,655	11,426	1,165	24,246
Ending balance	316,263	337,343	31,011	684,617

	Consolidated
	Tax	Labor	Civil, commercial and other	Total
				09.30.18
Beginning balance	292,543	360,033	36,364	688,940
Additions	17,733	133,513	2,267	153,513
Reversals	(4,266)	(39,580)	(2,925)	(46,771)
Write-offs	(859)	(104,513)	(5,674)	(111,046)
Price index update	11,667	11,611	1,171	24,449
Exchange rate variation	(49)	(5,189)	-	(5,238)
Ending balance	316,769	355,875	31,203	703,847

14.         RESTRICTED CASH

			Average interest rate (p.a.)	Parent company		Consolidated
	Maturity (1)	Currency		09.30.18	12.31.17	09.30.18	12.31.17

Bank deposit certificates (2)	1.80	R$	6.70%	596,102	326,385	596,102	326,385
National treasury certificates (3)	1.43	R$	18.94%	222,881	190,213	222,881	190,213
Bank deposit (4)	-	US$	-	-	-	21,510	19,026
Time Deposit (5)	1.72	US$	3.88%	35,158	-	35,158	-
				854,141	516,598	875,651	535,624

Current				351,542	108,795	373,052	127,821
Non-current				502,599	407,803	502,599	407,803

(1)    Weighted average maturity in years.

(2)    The deposit was pledged as collateral in the disposal of the dairy segment to Groupe Lactalis (“Parmalat”) with maturity in 2021 and by the transaction of total return swap, with maturity in 2019 (note 4.4.ii.d).

(3)    The national treasury certificates, which mature in 2020, are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (note 18).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(4)    Deposit linked to operations in the international market.

(5)    Time Deposit linked to operations of Credit Export Notes (NCE).

15.         INVESTMENTS

15.1.     Investments breakdown

	Parent company		Consolidated
	09.30.18	12.31.17	09.30.18	12.31.17
Investment in associates and affiliates	6,749,168	4,797,461	67,386	54,088
Goodwill Quickfood	418,310	162,183	-	-
Goodwill SATS BRF	-	-	7,266	6,139
	7,167,478	4,959,644	74,652	60,227
Other investments	1,107	1,108	8,901	7,968
	7,168,585	4,960,752	83,553	68,195

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.2.     Rollforward of the interest in subsidiaries and affiliates – Parent Company

	Subsidiaries													Affiliates
	BRF Energia S.A.	BRF GmbH	Establec. Levino Zaccardi	BRF Pet S.A.	BRF Luxembourg SARL	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	SHB Com. Ind. De Alimentos S.A.	VIP S.A. Empr. e Particip. Imob	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimentos Ltda	Total
																	09.30.18	12.31.17
a) Capital share as of September 30, 2018
% of share	100.00%	100.00%	99.94%	100.00%	100.00%	99.99%	91.21%	43.10%	100.00%	94.90%	2.00%	100.00%	100.00%	33.33%	0.00%	50.00%
Total number of shares and membership interests	6,963,854	1	100	27,664,086	100	5,463,850	36,469,606	594,576,682	900,000	2,444,753,091	50,000	1,479,049,565	14,249,459	-	-	1,000
Number of shares and membership interest held	6,963,854	1	100	27,664,086	100	5,463,849	33,264,887	256,253,695	900,000	2,319,989,778	1,000	1,479,049,565	14,249,459	-	-	500
														-
b) Information as of September 30, 2018
Capital stock	5,972	6,523	1,420	27,664	42,783	5,564	50,601	338,054	2,933	497,012	165	1,479,050	50	-	-	1
Shareholders' equity	134	5,535,773	14	28,451	(11,803)	5,708	(95,012)	(2,997)	233,626	5,594	1,435	407,079	2,335	-	-	12,672
Fair value of assets and liabilities acquired	-	-	-	-	-	-	35,062	-	-	-	-	-	-	-	-	-
Goodwill	-	-	-	-	-	-	383,248	-	-	-	-	-	-	-	-	-
Income (loss) for the period	48	536,929	(14)	(2,109)	819,794	147	(10,950)	(91,024)	(12,401)	(190,954)	11	(293,565)	93	-	-	22,115

c) Balance of investments as of September 30, 2018
Beginning balance	1,290	4,454,751	42	30,561	-	5,559	169,710	17,260	205,190	65,466	24	-	2,240	2,242	5,308	1	4,959,644	5,032,717
Adjustment of previous years (adoption of IFRS 9)	-	(5,289)	-	-	1,468	-	(3,464)	(348)	(104)	(1,925)	-		-	-	-	-	(9,662)	-
Equity pick-up	48	536,929	(14)	(2,109)	819,794	147	(9,987)	(39,230)	(12,401)	(181,209)	-	(293,565)	93	-	-	11,058	829,554	(835,903)
Restatement by Hyperinflation	-	227,715	-	-	-	-	401,409	25,744	4,945	91,957	-		-	-	-	-	751,770	-
Unrealized profit in inventory	-	-	-	64	-	-	85	-	-	(251)	-	-	-	-	-	-	(102)	(367)
Exchange rate variation on goodwill	-	-	-	-	-	-	(70,407)	-	-	-	-	-	-	-	-	-	(70,407)	(28,093)
Amortization of fair value of assets and liabilities acquired	-	-	-	-	-	-	(2,147)	-	-	-	-	-	-	-	-	-	(2,147)	(3,838)
Advance for future capital increase	-	-	-	-	-	-	133,043	-	-	-	-	-	-	-	-	-	133,043	164,598
Exchange rate variation on foreign investments	-	414,004	-	-	(116)	-	-	-	44,064	-	(21)	-	-	-	-	-	457,931	342,812
Other comprehensive income	-	135,383	(13)	-	(457,586)	-	(29,615)	(1,799)	(3,125)	(2,541)	26	(2,124)	-	-	-	-	(361,394)	(39,268)
Capital increase	-	-	-	-	-	-	-	22,825	-	125,751	-	1,437,023	-	204	527	-	1,586,330	96,593
Reversal of provision for losses on investments	-	-	-	-	(318,931)	-	-	-	-	-	-	-	-	-	-	-	(318,931)	(105,857)
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,723)	(4,723)	(31,152)
Premium paid in the acquisition of non-controlling entities	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	6,884
Adjustments on put option over non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	41,587
Sale of equity stake	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,835)	-	(5,835)	-
Gain or loss on equity stake changes	-	-	-	-	(56,432)	-	-	-	-	-	-	(734,256)	-	-	-	-	(790,688)	-
Provision for losses on investments	-	-	-	-	11,803	-	-	1,292	-	-	-	-	-	-	-	-	13,095	318,931
	1,338	5,763,493	15	28,516	-	5,706	588,627	25,744	238,569	97,248	29	407,078	2,333	2,446	-	6,336	7,167,478	4,959,644

The exchange rate variation result on the investments in foreign subsidiaries, whose functional currency is Brazilian Reis, for the period of nine-month ended in September 30, 2018 totaled R$475,688, (gain of R$107,454 in the same period of the previous year) and for the period of three-month ended in September 30, 2018 a gain of R$57,997  (gain of R$86,722 in the same period of the previous year), was recognized as financial result in the consolidated statement of income.

On September 30, 2018, these associates, affiliates and joint ventures do not have any restriction to transfer dividends or repay their loans or advances to the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is set forth below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.17	Additions	Disposals	Transfers (1)	09.30.18
Cost
Land	-	490,073	55	(3,341)	(26,543)	460,244
Buildings and improvements	-	4,734,021	317	(10,037)	1,736,523	6,460,824
Machinery and equipment	-	6,620,016	51,365	(112,584)	356,022	6,914,819
Facilities	-	1,840,046	665	(14,345)	(1,824,854)	1,512
Furniture and fixtures	-	108,423	6	(1,909)	2,268	108,788
Vehicles	-	13,168	-	(116)	(6,501)	6,551
Construction in progress	-	357,197	335,644	-	(390,484)	302,357
Advances to suppliers	-	257	1,012	-	(1,261)	8
		14,163,201	389,064	(142,332)	(154,830)	14,255,103

Depreciation
Buildings and improvements	3.01%	(1,515,130)	(104,719)	811	(6,868)	(1,625,906)
Machinery and equipment	5.93%	(2,791,283)	(304,477)	86,017	6,983	(3,002,760)
Facilities	2.13%	(612,992)	(56,589)	9,615	7,860	(652,106)
Furniture	7.96%	(48,385)	(5,457)	1,576	110	(52,156)
Vehicles	28.11%	(5,919)	(474)	110	29	(6,254)
		(4,973,709)	(471,716)	98,129	8,114	(5,339,182)
		9,189,492	(82,652)	(44,203)	(146,716)	8,915,921

(1)     Refers to the transfer of R$89,993 to intangible assets, R$33,742 to held for sale and R$22,981 to biological assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Weighted average depreciation rate (p.a.)	12.31.17	Additions	Disposals	Transfers (1)	Exchange rate variation	Functional currency	Exchange rate variation	Restatement by Hyperinflation (2)	09.30.18
Cost
Land	-	706,218	85	(3,341)	(47,944)	(20,588)	-	(20,588)	18,448	652,878
Buildings and improvements	-	6,102,831	3,094	(13,628)	1,746,548	11,178	14,550	(3,372)	159,359	8,009,382
Machinery and equipment	-	8,881,223	76,095	(132,937)	351,635	(83,764)	8,779	(92,543)	308,132	9,400,384
Facilities	-	2,175,032	727	(15,269)	(1,795,768)	12,906	6,527	6,379	549	378,177
Furniture and fixtures	-	171,482	2,880	(3,683)	3,525	2,801	272	2,529	8,177	185,182
Vehicles	-	28,508	59	(729)	(9,669)	3,319	2	3,317	2,428	23,916
Construction in progress	-	453,946	438,402	-	(475,987)	(33,320)	(5,574)	(27,746)	12,409	395,450
Advances to suppliers	-	13,643	466	-	(1,596)	1,170	62	1,108	-	13,683
		18,532,883	521,808	(169,587)	(229,256)	(106,298)	24,618	(130,916)	509,502	19,059,052

Depreciation
Buildings and improvements	3.01%	(1,872,565)	(141,197)	2,060	(6,825)	(19,516)	(1,780)	(17,736)	(55,921)	(2,093,964)
Machinery and equipment	5.92%	(3,656,477)	(424,315)	100,577	10,163	(11,401)	(2,615)	(8,786)	(153,258)	(4,134,711)
Facilities	4.15%	(724,477)	(70,505)	10,466	8,596	1,599	(1,363)	2,962	(162)	(774,483)
Furniture	8.04%	(77,745)	(9,872)	2,286	1,996	(1,379)	(116)	(1,263)	(6,327)	(91,041)
Vehicles	19.90%	(11,036)	(1,519)	469	(2,880)	949	(2)	951	(2,301)	(16,318)
		(6,342,300)	(647,408)	115,858	11,050	(29,748)	(5,876)	(23,872)	(217,969)	(7,110,517)
		12,190,583	(125,600)	(53,729)	(218,206)	(136,046)	18,742	(154,788)	291,533	11,948,535

(1)     Refers to the transfer of R$113,592 to intangible assets, R$76,382 to held for sale and R$28,232 to biological assets.

(2)     Refers to the price index update as disclosed in note 3.3.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has fully depreciated items that are still operating, which are set forth below:

	Parent company		Consolidated
	09.30.18	12.31.17	09.30.18	12.31.17
Cost
Buildings and improvements	132,664	119,772	153,748	138,171
Machinery and equipment	592,626	603,457	683,937	699,989
Facilities	71,918	65,837	79,448	74,048
Furniture and fixtures	17,422	15,007	26,339	22,724
Vehicles	3,946	4,059	5,227	5,262
	818,576	808,132	948,699	940,194

During the nine-month period ended September 30, 2018, the Company capitalized interest in the amount of R$12,652 in the parent company and R$21,533 in the consolidated (R$26,066 in the parent company and R$27,737 in the consolidated in the consolidated same period of the previous year) and during the three-month period ended September 30, 2018 were R$4,171 in the parent company and R$7,503 in the consolidated (R$6,360 in the parent company and R$6,709 in the consolidated same period of the previous year).

The weighted average interest rate utilized to determine the capitalized amount was 6.63% p.a. in the parent company and 17.77% p.a. in the consolidated, which is mainly impacted by transactions in the Southern Cone (7.73% p.a. in the parent company and 6,55%p.a. in the consolidated as of September 30, 2017).

On September 30, 2018, except for the built to suit agreement mentioned in note 22.2, the Company had no commitments assumed related to acquisition or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for transactions of different natures are set forth below:

		Parent company		Consolidated
		09.30.18	12.31.17	09.30.18	12.31.17
	Type of collateral	Book value of the collateral	Book value of the collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Tax	220,553	238,837	239,039	329,969
Buildings and improvements	Financial/Tax	1,225,190	1,184,999	1,231,452	1,290,431
Machinery and equipment	Financial/Labor/Tax/Civil	1,926,262	2,072,362	1,926,562	2,318,729
Facilities	Financial/Tax	575,211	540,561	575,530	540,891
Furniture and fixtures	Financial/Tax	19,369	20,940	19,371	21,930
Vehicles	Financial/Tax	609	851	609	1,469
Other	Financial/Tax	-	-	-	429
		3,967,194	4,058,550	3,992,563	4,503,848

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.         INTANGIBLE ASSETS

The intangible assets rollforward is set forth below:

		Parent company
	Weighted average amortization rate (p.a.)	12.31.17	Additions	Disposals	Transfers	09.30.18
Cost
Non-compete agreement	-	29,876	28,468	-	-	58,344
Goodwill	-	1,542,929	-	-	-	1,542,929
Ava	-	49,368	-	-	-	49,368
Eleva Alimentos	-	503,558	-	-	-	503,558
Incubatório Paraíso	-	656	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	7,636
Sadia	-	964,960	-	-	-	964,960
Outgrowers relationship	-	15,022	-	-	-	15,022
Trademarks	-	1,173,000	-	-	-	1,173,000
Patents	-	6,100	-	-	(130)	5,970
Software	-	453,289	-	(119,590)	90,051	423,750
		3,220,216	28,468	(119,590)	89,921	3,219,015

Amortization
Non-compete agreement	41.40%	(14,915)	(14,374)	-	-	(29,289)
Outgrowers relationship	13.15%	(9,588)	(1,472)	-	-	(11,060)
Patents	20.00%	(4,228)	(662)	-	-	(4,890)
Software	28.85%	(252,169)	(86,340)	119,582	(54)	(218,981)
		(280,900)	(102,848)	119,582	(54)	(264,220)
		2,939,316	(74,380)	(8)	89,867	2,954,795

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.17	Additions	Disposals	Transfers	Exchange rate variation	Restatement by Hyperinflation (1)	09.30.18
Cost
Non-compete agreement	-	62,043	28,468	-	-	506	7,117	98,134
Goodwill	-	4,192,228	-	-	-	165,898	259,254	4,617,380
AKF	-	131,494	-	-	-	27,497	-	158,991
Alimentos Calchaquí	-	157,908	-	-	-	(69,201)	71,052	159,759
Ava	-	49,368	-	-	-	-	-	49,368
Avex	-	16,026	-	-	-	(7,024)	17,038	26,040
Banvit Bandirma Vitaminli	-	193,750	-	-	-	(46,624)	-	147,126
BRF AFC	-	131,922	-	-	-	27,014	-	158,936
BRF Holland B.V.	-	25,979	-	-	-	4,485	-	30,464
BRF Invicta	-	131,926	-	-	-	22,285	-	154,211
Dánica	-	4,079	-	-	-	(1,788)	4,623	6,914
Eclipse Holding Cooperatief	-	1,315	-	-	-	(576)	-	739
Eleva Alimentos	-	808,140	-	-	-	-	-	808,140
Federal Foods LLC	-	63,843	-	-	-	13,441	-	77,284
Federal Foods Qatar L.L.C	-	313,189	-	-	-	65,719	-	378,908
GFS Group	-	771,604	-	-	-	163,857	-	935,461
GQFE - Golden Quality Foods Europe	-	2,779	-	-	-	480	-	3,259
Incubatório Paraíso	-	656	-	-	-	-	-	656
Invicta Food Group	-	715	-	-	-	121	-	836
Paraíso Agroindustrial	-	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	-	7,636
Quickfood	-	97,133	-	-	-	(42,568)	166,541	221,106
Sadia	-	1,214,036	-	-	-	-	-	1,214,036
Universal Meats Ltd.	-	51,979	-	-	-	8,780	-	60,759
Import quotas	-	111,731	-	-	-	18,872	-	130,603
Outgrowers relationship	-	15,022	-	-	-	-	-	15,022
Trademarks	-	1,649,910	-	-	-	(163,102)	78,336	1,565,144
Patents	-	6,867	-	-	(68)	(199)	120,079	126,679
Customer relationship	-	1,220,801	-	-	-	19,598	124,463	1,364,862
Supplier relationship	-	2,049	-	-	-	452	-	2,501
Software	-	516,308	1,378	(120,494)	113,339	(220)	21,781	532,092
		7,776,959	29,846	(120,494)	113,271	41,805	611,030	8,452,417

Amortization
Non-compete agreement	29.01%	(23,501)	(19,258)	-	-	822	(4,193)	(46,130)
Import quotas	89.93%	(93,139)	(13,389)	-	-	(17,605)	-	(124,133)
Outgrowers relationship	13.15%	(9,590)	(1,472)	-	-	2	-	(11,060)
Patents	20.00%	(4,886)	(673)	-	-	207	(408)	(5,760)
Customer relationship	8.12%	(154,530)	(75,100)	-	-	(15,602)	(43,178)	(288,410)
Supplier relationship	5.00%	(102)	(85)	-	-	(30)	-	(217)
Software	26.84%	(293,575)	(95,735)	120,493	253	2,743	(21,060)	(286,881)
		(579,323)	(205,712)	120,493	253	(29,463)	(68,839)	(762,591)
		7,197,636	(175,866)	(1)	113,524	12,342	542,191	7,689,826

(1)     Refers to the price index update as disclosed in note 3.3.

During the nine-month period ending September 30, 2018, Management has observed certain internal and external factors, such as, current margins, loss in the period, deterioration of the economic scenario in Argentina and ban of the European market, which could impact on the recoverability of its investments in Argentina and Europe. The Company is consistently monitoring the impacts of such events on its businesses and had conducted an impairment test for the impacted cash generating units, on its Southern Cone and International, which includes the affected regions described, as detailed below. The impairment test was conducted in accordance with the CVM Deliberation Nº 639/10.

The impairment test considered the value in use and the fair value less cost of disposal according to the discount cash flow methodology.

For calculating the value in use, The Company used financial projection aligned to its strategic plan and annual budget, which considers the future cash flows until 2020 for the International CGU and until 2018 for the Southern Cone CGU, perpetuity of 3.84% for the International CGU and 2% for the Southern Cone CGU, based on historical  information and market projections of government agencies and associations, such as the International Monetary Fund (IFM), Brazilian Central Bank (BACEN), among others. In the Management’s opinion, the use of a projection period superior to five years for the Southern Cone projections are appropriate since there are several projects ongoing which are expected to finish by the end of 2021. The projection of the following years is necessary to consider the stabilization of the operations, since the Company operates with biological assets, capturing this cycle and perpetuating a stabilized cash flow.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Management adopted the weighted average cost of capital – WACC as the discount rate to the development of discount cash flow.

Based on Management analyses no impairment loss was identified.

In addition to the above mentioned recovery analysis, management prepared a sensitivity analysis considering the variations in the EBIT margin and in the nominal WACC as presented below:

		Variations
Apreciation (devaluation)	1.0%	0.0%	-1.0%

INTERNATIONAL
WACC (1)	10.51%	9.51%	8.51%
EBIT MARGIN	8.98%	7.98%	6.98%

SOUTHERN CONE
WACC (1)	14.25%	13.25%	12.25%
EBIT MARGIN	7.86%	6.86%	5.86%

(1)        WACC in USD.

For the calculation of the fair value less cost of disposal of the Southern Cone CGU, which was determined based on the discount cash flow methodology, which is classified as a level 3 fair value, the Company considered projections until 2018, perpetuity of 1,7% and discount rate (WACC) of 10,01%. management prepared a sensitivity analysis for the assumptions below:

		Variations
Apreciation (devaluation)	1.0%	0.0%	-1.0%

SOUTHERN CONE
WACC (1)	11.01%	10.01%	9.01%
EBIT MARGIN	12.00%	11.00%	10.00%

On both scenarios no impairment for the intangible assets with indefinite useful life was observed.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

18.         LOANS AND FINANCING

	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	09.30.18	Captured	Amortization	Interest paid	Interest accrued	Exchange rate variation	Current	Non-current	12.31.17
Local currency

Working capital	'Fixed rate / 118% of CDI (7.78% on 12.31.17)	14.63% (7.78% on 12.31.17)	3.7	1,962,668	3,097,755	5,060,423	3,687,040	(1,056,156)	(113,023)	157,344	-	1,461,324	923,894	2,385,218

Certificate of agribusiness receivables	96.29% of CDI / IPCA + 5.90% (96.51% of CDI / IPCA + 5.90% on 12.31.17)	6.15% (7.41% on 12.31.17)	2.5	1,078,825	700,271	1,779,096	-	(1,000,000)	(155,917)	164,373	-	1,076,870	1,693,770	2,770,640

Development bank credit lines	Fixed rate / Selic / TJLP + 1.63% (Fixed rate / Selic / TJLP + 1.48% on 12.31.17)	6.16% (6.78% on 12.31.17)	1.2	257,283	82,274	339,557	-	(237,722)	(16,643)	23,840	-	313,311	256,771	570,082

Bonds	(7.75% on 12.31.17)	(7.75% on 12.31.17)	-	-	-	-	-	(500,000)	(19,375)	15,573	-	503,802	-	503,802

Export credit facility	109.45% of CDI (100.35% on 12.31.17)	9.01% (6.91% on 12.31.17)	3.5	74,483	1,585,196	1,659,679	1,621,124	(1,850,000)	(115,962)	115,319	-	39,198	1,850,000	1,889,198

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.17)	14.94% (4.36% on 12.31.17)	1.4	2,722	264,581	267,303	-	-	(7,017)	24,954	-	3,532	245,834	249,366

Fiscal incentives	2.40% (2.40% on 12.31.17)	2.40% (2.40% on 12.31.17)	0.5	21,826	-	21,826	44,522	(26,280)	(283)	301	-	3,566	-	3,566

				3,397,807	5,730,077	9,127,884	5,352,686	(4,670,158)	(428,220)	501,704	-	3,401,603	4,970,269	8,371,872

Foreign currency

Bonds	3.55% (3.50% on 12.31.17) + e.r. US$ and EUR	3.55% (3.50% on 12.31.17) + e.r. US$ and EUR	4.0	66,006	4,720,281	4,786,287	-	-	(128,759)	155,934	783,691	40,111	3,935,310	3,975,421

Export credit facility	LIBOR + 0.95% (LIBOR + 1.58% on 12.31.17) + e.r. US$	4.74% (4.04% on 12.31.17) + e.r. US$	1.5	545,457	396,968	942,425	-	(464,550)	(42,379)	38,773	214,709	594,039	601,833	1,195,872

Development bank credit lines	(UMBNDES + 1.73% on 12.31.17) + e.r. US$ and other currencies	(6.22% on 12.31.17) + e.r. US$ and other currencies	-	-	-	-	-	(3,851)	(192)	470	-	2,614	959	3,573

				611,463	5,117,249	5,728,712	-	(468,401)	(171,330)	195,177	998,400	636,764	4,538,102	5,174,866
				4,009,270	10,847,326	14,856,596	5,352,686	(5,138,559)	(599,550)	696,881	998,400	4,038,367	9,508,371	13,546,738

(1)     Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	09.30.18	Captured	Amortization	Interest paid	Interest accrued	Exchange rate variation	Current	Non-current	12.31.17
Local currency

Working capital	'Fixed rate / 118% of CDI (7.79% on 12.31.17)	7.28% (7.79% on 12.31.17)	1.7	2,017,263	3,097,755	5,115,018	3,740,200	(1,217,751)	(125,914)	163,120	-	1,631,469	923,894	2,555,363

Certificate of agribusiness receivables	96.29% of CDI / IPCA + 5,90% (96.51% of CDI / IPCA + 5,90% on 12.31.17)	6.15% (7.41% on 12.31.17)	2.5	1,100,471	1,480,271	2,580,742	-	(1,000,000)	(191,317)	200,407	-	1,097,882	2,473,770	3,571,652

Development bank credit lines	Fixed rate / Selic / TJLP + 1.63% (Fixed rate / Selic / TJLP + 1.48% on 12.31.17)	6.16% (6.78% on 12.31.17)	1.2	257,283	82,274	339,557	-	(237,722)	(16,642)	23,839	-	313,311	256,771	570,082

Bonds	(7.75% on 12.31.17)	(7.75% on 12.31.17)	-	-	-	-	-	(500,000)	(19,375)	15,573	-	503,802	-	503,802

Export credit facility	109.45% of CDI (100.35% on 12.31.17)	9.01% (6.91% on 12.31.17)	3.5	74,483	1,585,196	1,659,679	1,621,124	(1,850,000)	(115,962)	115,319	-	39,198	1,850,000	1,889,198

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.17)	14.94% (4.36% on 12.31.17)	1.4	2,722	264,581	267,303	-	-	(7,018)	24,955	-	3,532	245,834	249,366

Fiscal incentives	2.40% (2.40% on 12.31.17)	2.40% (2.40% on 12.31.17)	0.5	21,826	-	21,826	44,522	(26,280)	(283)	301	-	3,566	-	3,566

				3,474,048	6,510,077	9,984,125	5,405,846	(4,831,753)	(476,511)	543,514	-	3,592,760	5,750,269	9,343,029

Foreign currency

Bonds	4.16% (4.08% on 12.31.17) + e.r. US$, EUR and ARS	4.16% (4.08% on 12.31.17) + e.r. US$, EUR and ARS	4.8	158,644	10,057,442	10,216,086	-	(9,615)	(321,615)	379,478	1,637,917	105,080	8,424,841	8,529,921

Export credit facility	LIBOR + 0.55% (LIBOR + 1.85% on 12.31.17) + e.r. US$	2.73% (3.35% on 12.31.17) + e.r. US$	0.9	1,243,632	396,968	1,640,600	8,395	(876,436)	(62,545)	54,815	365,643	953,502	1,197,226	2,150,728

Development bank credit lines	(UMBNDES + 1.73% on 12.31.17) + e.r. US$ and other currencies	(6.22% on 12.31.17) + e.r. US$ and other currencies	-	-	-	-	-	(3,851)	(192)	471	-	2,613	959	3,572

Working capital	46.84% (23.10% on 12.31.17) + e.r. ARS / + e.r US$	46.84% (23.10% on 12.31.17) + e.r. ARS / + e.r US$	2.1	26,539	17,775	44,314	708,955	(816,029)	(4,705)	39,948	(51,743)	128,156	39,732	167,888

Working capital	18.12% (15.95% on 12.31.17) + e.r TRY	18.12% (15.95% on 12.31.17) + e.r TRY	0.6	133,182	33,230	166,412	114,794	(148,081)	(12,915)	27,112	(63,738)	249,240	-	249,240

				1,561,997	10,505,415	12,067,412	832,144	(1,854,012)	(401,972)	501,824	1,888,079	1,438,591	9,662,758	11,101,349
				5,036,045	17,015,492	22,051,537	6,237,990	(6,685,765)	(878,483)	1,045,338	1,888,079	5,031,351	15,413,027	20,444,378

(1)       Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The main characteristics of loan and financing agreements entered into by the Company were disclosed in note 19 of financial statements for the year ended December 31, 2017.

On September 30, 2018, the Company did not have financial covenants clauses related to its loan agreements.

18.1.     Export credit facilities

Denominated in Reais with semi-annual payments of interest and payment installments of principal or total amortization maturity and with a maturing 2023. The resources from those lines are utilized to finance export activities and Company´s working capital.

18.2.     Loans and financing maturity schedule

The maturity schedule of the loans and financing balances is as follows:

	Parent company	Consolidated
	09.30.18	09.30.18
2018	340,108	438,899
2019	3,904,303	4,847,398
2020	1,297,420	2,484,040
2021	2,724,151	2,748,446
2022	3,198,230	3,206,974
2023 onwards	3,392,384	8,325,780
	14,856,596	22,051,537

18.3.     Guarantees

	Parent company		Consolidated
	09.30.18	12.31.17	09.30.18	12.31.17
Total of loans and financing	14,856,596	13,546,738	22,051,537	20,444,378
Mortgage guarantees	361,384	577,218	361,383	577,218
Related to FINEM-BNDES	279,371	462,842	279,371	462,842
Related to tax incentives and other	82,013	114,376	82,012	114,376

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on September 30, 2018 totaled R$8,800 (R$17,306 as of December 31, 2017) (see note 28.1).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee as of September 30, 2018 totaled R$46,142 (R$87,062 as of December 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

On September 30, 2018, the Company contracted bank guarantees in the amount of R$720,172 (R$1,477,817 as of December 31, 2017) offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 1.39% p.a. (1.09% p.a. as of December 31, 2017).

18.4.     Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchase of raw materials, such as corn and soymeal, where the agreed prices can be fixed or to be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of the agreements at the date of these financial statements are set forth below:

	Parent company	Consolidated
	09.30.18	09.30.18
2018	2,356,481	2,938,352
2019	1,920,088	2,361,971
2020	377,231	473,553
2021	278,080	294,754
2022	179,810	183,977
2023 onwards	528,544	549,371
	5,640,234	6,801,978

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

19.         TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	09.30.18	12.31.17	09.30.18	12.31.17
Domestic suppliers
Third parties	4,227,835	4,214,285	4,775,482	4,647,729
Related parties	157,900	53,064	12,102	16,592
	4,385,735	4,267,349	4,787,584	4,664,321

Foreign suppliers
Third parties	414,233	605,078	1,549,620	2,030,710
Related parties	193	3,375	-	-
	414,426	608,453	1,549,620	2,030,710

(-) Adjustment to present value	(41,692)	(44,577)	(49,065)	(52,774)
	4,758,469	4,831,225	6,288,139	6,642,257

Current	4,572,754	4,635,382	6,099,695	6,445,486
Non-current	185,715	195,843	188,444	196,771

For the nine-month period ended September 30, 2018, the days payable outstanding is 91 days (97 days on December 31, 2017).

On the suppliers balance as of September 30, 2018, R$1,444,454 in the parent company and R$1,633,110 in the consolidated (R$1,596,448 in the parent company and R$1,787,714 in the consolidated as of December 31, 2017) corresponds to the supply chain finance transactions on which there were no changes in the payment terms and prices negotiated with the suppliers.

The information on accounts payable involving related parties is set forth in note 28. The trade accounts payable to related parties refer to transactions with associates UP! in domestic market.

20.         SUPPLY CHAIN FINANCE

	Parent company		Consolidated
	09.30.18	12.31.17	09.30.18	12.31.17
Supply chain finance - Domestic suppliers	611,859	476,698	691,603	518,417
Supply chain finance - Foreign suppliers	208,903	172,216	208,903	196,772
	820,762	648,914	900,506	715,189

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has partnerships with several financial institutions that allow the suppliers to anticipate their receivables. The suppliers have the freedom to choose whether to anticipate or not and, if positive, with which institution. The anticipation allows the suppliers to better manage their cash flow needs. This flexibility allows the Company to intensify its commercial relations with the network of suppliers by potentially leveraging benefits such as preference for supply in case of restricted supply, better price conditions and / or more flexible payment terms, among others.

The Company has not identified a material change in the existing commercial conditions with its suppliers.

As such, these transactions are set forth in the operating cash flows.

On September 30, 2018, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the internal market were set between 0.56% to 0.76% p.m. (0.57% to 0.84% p.m. on December 31, 2017).

On September 30, 2018, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the external market were set between 0.27% to 0.35% p.a. (0.19% to 0.29% p.m. on December 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

21.         DERIVATIVE FINANCIAL INSTRUMENTS

	Parent company		Consolidated
	09.30.18	12.31.17	09.30.18	12.31.17

Derivatives designated as hedge accounting
Assets
Non-deliverable forward (NDF)	11,338	663	11,338	1,138
Currency option contracts	119,288	20,262	119,754	23,542
Commodities (corn) non-deliverable forward (NDF)	37,938	783	37,938	783
Corn future contracts - B3	1	24	1	24
Corn option contracts - B3	-	789	-	789
Commodities (soybean) non-deliverable forward (NDF)	109	1,056	109	1,056
Commodities (soybean oil) non-deliverable forward (NDF)	-	123	-	123
	168,674	23,700	169,140	27,455

Liabilities
Non-deliverable forward of currency (NDF)	(81,427)	(5,846)	(81,427)	(6,769)
Currency option contracts	(274,615)	(22,851)	(294,948)	(25,916)
Commodities (corn) non-deliverable forward (NDF)	(4,095)	(4,593)	(4,095)	(4,593)
Corn future contracts - B3	(31)	-	(31)	-
Corn option contracts - B3	-	(554)	-	(554)
Commodities (soybean) non-deliverable forward (NDF)	(9,978)	-	(9,978)	-
Commodities (soybean meal) non-deliverable forward (NDF)	(10,797)	(3,015)	(10,797)	(3,015)
Soybean meal option contracts	(1,915)	(1,488)	(1,915)	(1,488)
Commodities (soybean oil) non-deliverable forward (NDF)	(7,746)	(112)	(7,746)	(112)
Exchange rate contracts currency (Swap)	-	(155,496)	(714)	(166,343)
	(390,604)	(193,955)	(411,651)	(208,790)

Derivatives not designated as hedge accounting
Assets
Non-deliverable forward of currency (NDF)	6,548	239	6,548	36,412
Currency future contracts - B3	20,714	-	20,714	-
Currency option contracts	-	-	-	1,476
Exchange rate contracts currency (Swap)	36,553	25,193	36,553	25,193
	63,815	25,432	63,815	63,081

Liabilities
Non-deliverable forward of currency (NDF)	-	(1,964)	(6,087)	(1,964)
Currency future contracts - B3	-	(249)	-	(249)
Swap (index / currency / stocks)	-	-	(30,196)	(2,037)
Deliverable forwards contracts	(191,773)	(86,451)	(191,773)	(86,451)
	(191,773)	(88,664)	(228,056)	(90,701)

Current assets	232,489	49,132	232,955	90,536
Current liabilities	(582,377)	(282,619)	(639,707)	(299,491)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The collateral given in the transactions set forth above are disclosed in note 7.

22.         LEASES

The Company is lessee in several contracts, which can be classified as operating or finance lease.

22.1.     Operating lease

The minimum future payments of non-cancellable operating lease are set forth below:

	Parent company	Consolidated
	09.30.18	09.30.18
2018	253,367	279,508
2019	309,880	320,047
2020	56,464	59,695
2021	39,569	40,473
2022	34,235	34,857
2023 onwards	96,264	97,180
	789,779	831,760

The payments of operating lease agreements recognized as expense in the nine-month ended September 30, 2018 amounted to R$137,784 in the parent company and R$245,968 in the consolidated (R$129,058 in the parent company and R$234,327 in the consolidated in the same period of the previous year) and in the three-month period ended September 30, 2018 amounted R$47,484 in the parent company and R$86,530 in the consolidated (R$44,211 in the parent company and R$78,877 in the consolidated in the same period of last year.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

22.2.     Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings, set forth below:

		Parent company		Consolidated
	Weighted average depreciation rate (p.a.) (1)	09.30.18	12.31.17	09.30.18	12.31.17
Cost
Machinery and equipment		117,868	91,923	128,265	98,138
Software		68,424	97,083	68,424	97,083
Vehicles		-	-	153	269
Land		-	-	797	1,419
Buildings		214,171	216,560	215,449	218,835
Facilities		14,492	14,692	14,492	14,692
		414,955	420,258	427,580	430,436

Accumulated depreciation
Machinery and equipment	35.35%	(60,983)	(42,930)	(65,268)	(45,273)
Software	39.85%	(45,519)	(84,578)	(45,519)	(84,578)
Vehicles	20.00%	-	-	(118)	(171)
Buildings	7.71%	(70,491)	(58,836)	(70,726)	(59,134)
Facilities	6.67%	(1,466)	(719)	(1,466)	(719)
		(178,459)	(187,063)	(183,097)	(189,875)
		236,496	233,195	244,483	240,561

(1)     The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

The minimum future payments required for these finance leases are segregated as follows, and were recorded in current and non-current liabilities:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	09.30.18
	Present value of minimum payments	Interest	Minimum future payments
2018	28,147	4,933	33,080
2019	58,920	19,124	78,044
2020	39,345	14,671	54,016
2021	21,746	8,605	30,351
2022	16,208	7,404	23,612
2023 onwards	70,393	43,188	113,581
	234,759	97,925	332,684

	Consolidated
	09.30.18
	Present value of minimum payments	Interest	Minimum future payments
2018	29,296	5,280	34,576
2019	63,050	20,294	83,344
2020	41,708	15,432	57,140
2021	22,010	8,861	30,871
2022	17,222	7,916	25,138
2023 onwards	70,393	43,188	113,581
	243,679	100,971	344,650

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

The Company also has commitments regarding financial leases, related to a built to suit agreement for the construction of facilities which will be built by third parties. The agreements term will be 13 years from the signing date as well as the charge of rent expenses. If the Company defaults on its obligations, it will be subject to fines and/or acceleration of outstanding rent installments falling due, according to the terms of the contract.

The estimated schedule of future payments related to this agreement is set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Parent company and Consolidated
09.30.18
2019	9,423
2020	9,423
2021	9,423
2022	9,423
2023 onwards	84,806
122,498

23.         SHARE-BASED PAYMENT

The rules of the stock options and restricted shares plans granted to executives were disclosed in the financial statements for the year ended December 31, 2017 (note 24) and are unchanged for this period.

The breakdown of the outstanding granted options is set forth as follows:

Date			Quantity		Grant (1)	Strike price (1)
Grant date	Beggining of exercise period	End of the exercise period	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

Plan I
04.04.14	04.03.15	04.03.19	1,552,564	407,556	12.56	44.48	57.69
05.02.14	05.01.15	05.01.19	1,610,450	411,151	14.11	47.98	61.82
12.18.14	12.17.15	12.17.19	5,702,714	1,637,060	14.58	63.49	79.69
			8,865,728	2,455,767

Plan II
04.26.16	04.30.17	12.30.22	8,724,733	2,641,650	9.21	56.00	61.04
05.31.16	05.31.17	12.30.22	3,351,220	1,688,940	10.97	46.68	50.49
03.30.17	03.30.18	12.29.23	863,528	337,259	9.45	38.43	40.30
			12,939,481	4,667,849
			21,805,209	7,123,616

(1)     Amounts expressed in Brazilian Reais

The breakdown of the outstanding granted restricted options is set forth as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Date		Quantity		Grant (1)
Grant	Term of acquisition of the right	Shares granted	Outstanding shares	Fair value of the shares
Restricted shares plan
08.31.17	08.31.19	716,846	572,743	41.85
04.26.18	04.26.20	276,000	276,000	22.29
06.14.18	06.14.20	270,000	270,000	20.00
		1,262,846	1,118,743

(1)     Amounts expressed in Brazilian Reais

The rollforward of the outstanding granted options and shares for the period ended September 30, 2018 is set forth as follows:

Consolidated

Outstanding options/shares as of December 31, 2017	12,872,189
Issued - grant of 2018
June 2018 - (Restricted shares plan)	270,000
April 2018 - (Restricted shares plan)	276,000
May 2018	150,000
Exercised:
Antecipated transfer on april 2018 (Restricted shares plan)	(200,100)
Forfeiture:
Grant of 2018	(150,000)
Grant of 2017	(588,954)
Grant of 2017 (Restricted shares)	(134,077)
Grant of 2016	(2,347,670)
Grant of 2014	(1,724,516)
Grant of 2014	(75,645)
Grant of 2013	(304,968)
Outstanding options/shares as of September 30, 2018	8,042,259

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The weighted average exercise prices of the outstanding options conditioned to services is R$61.70 (sixty-one Brazilian Reais and seventy cents), and the weighted average of the remaining vesting period is 39 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options and shares in the amount of R$259,684 (R$261,836 as of December 31, 2017). In the statement of income to the nine-month period ended September 30, 2018 the amount of R$2,152 (R$15,920 in the same period of the previous year) and in the three-month period ended September 30, 2018 the amount of R$5,777 (R$8,821 in the same period of the previous year).

During the nine-month period ended on September 30, 2018, 200,100 restricted shares were transferred to the Company executive, with an average price of R$22.29 (twenty-two Reais and twenty-nine cents) totaling R$4,460. The Company, to honor this commitment, utilized treasury shares with average cost of acquisition of R$53.60 (fifty-three Reais and sixty cents), totaling R$10,725, having recorded in the disposal of these shares a loss of R$6,265 as capital reserve.

24.         EMPLOYEES BENEFITS PLANS

The Company offers pension and other post-employment plans to the employees. The characteristics of such benefits were disclosed in the annual financial statements for the year ended December 31, 2017 (note 25) and have not been changed during this period.

The actuarial liabilities are presented below:

	Parent company		Consolidated
	Liabilities		Liabilities
	09.30.18	12.31.17	09.30.18	12.31.17
Medical assistance	142,151	132,495	142,529	132,845
F.G.T.S. Penalty (1)	155,059	142,673	175,407	161,342
Award for length of service	48,777	44,640	53,925	49,328
Other	30,283	28,071	49,363	51,273
	376,270	347,879	421,224	394,788

Current	76,610	76,610	85,185	85,185
Non-current	299,660	271,269	336,039	309,603

(1)     FGTS – Government Severance Indemnity Fund for Employee

The Company estimated costs for the year 2018, according to an appraisal report prepared in 2017 by an actuarial expert and recorded in statement of income for the nine-month period ended September 30, 2018 in counterpart to comprehensive income an expense of R$16,923 in the parent company and consolidated (expense of R$19,518 in the same period of the previous year) and R$5,947 for the three-month period ended September 30, 2018 in the parent company and the consolidated (R$6,466 in the parent company and consolidated in the same period of the previous year).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

25.         PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor risks.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s management, based on legal advice and reasonably reflect the estimated probable losses.

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation Nº 594/09 is sufficient to cover estimated losses related to its legal proceedings, as set forth below:

25.1.     Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

	Parent company
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					30.09.18
Beginning balance	272,879	508,923	363,138	370,400	1,515,340
Additions	27,222	232,426	21,050	-	280,698
Reversals	(1,832)	(161,716)	(126,056)	(647)	(290,251)
Payments	(3,830)	(213,309)	(17,748)	-	(234,887)
Price index update	33,561	80,778	17,802	-	132,141
Ending balance	328,000	447,102	258,186	369,753	1,403,041

Current					504,546
Non-current					898,495

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					30.09.18
Beginning balance	303,388	691,724	407,451	370,642	1,773,205
Additions	37,912	316,482	33,562	-	387,956
Reversals	(23,166)	(275,745)	(149,276)	(647)	(448,834)
Payments	(3,830)	(231,852)	(18,089)	-	(253,771)
Price index update	33,561	94,823	18,858	-	147,242
Exchange rate variation	(8,930)	(40,226)	(9,573)	(106)	(58,835)
Ending balance	338,935	555,206	282,933	369,889	1,546,963

Current					528,330
Non-current					1,018,633

25.2.     Contingencies for possible losses

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On September 30, 2018, the total amount of the possible contingencies was R$13,943,741 (R$13,278,353 as of December 31, 2017), of which R$369,889 (R$370,642 as of December 31, 2017) was recorded at fair value as a result of business combinations with Sadia, Avex and Dánica group, according to the requirements of paragraph 23 of CVM Deliberation Nº 665/11, set forth in the table above. The main natures of these contingencies were properly disclosed in the annual statements for the year ended December 31, 2017 (note 26.2).

26.         SHAREHOLDERS’ EQUITY

26.1.     Capital stock

On September 30, 2018, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 812,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form without par value.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

26.2.     Breakdown of capital stock by nature

	Consolidated
	09.30.18	12.31.17
Common shares	812,473,246	812,473,246
Treasury shares	(1,133,601)	(1,333,701)
Outstanding shares	811,339,645	811,139,545

26.3.     Rollforward of outstanding shares

	Consolidated
	Quantity of outstanding of shares
	09.30.18	12.31.17
Shares at the beggining of the period	811,139,545	799,005,245
Sale of treasury shares	-	12,134,300
Antecipated transfer of restricted shares	200,100	-
Shares at the end of the period	811,339,645	811,139,545

26.4.     Treasury shares

The Company has 1,333,601 (1,333,701 as of December 31, 2017) shares in treasury, with an average cost of R$53.60 (fifty-three Brazilian Reais and sixty cents) per share, with a market value of R$21.97 (Twenty-one Brazilian Reais and ninety seven cents) per each share corresponding to the total of R$24,905 (market value of R$36.60, thirty-six Brazilian Reais and sixty cents for each share corresponding to the total amount of R$48,813 as of December 31, 2017).

	Consolidated
	Quantity of outstanding of shares
	09.30.18	12.31.17
Shares at the beggining of the period	1,333,701	13,468,001
Sale of treasury shares	-	(12,134,300)
Antecipated transfer of restricted shares	(200,100)	-
Shares at the end of the period	1,133,601	1,333,701

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

27.          LOSS PER SHARE

	Parent company
	July to September 2018	January to September 2018	July to September 2017	January to September 2017
Basic numerator
Loss for the period attributable to controlling shareholders	(798,981)	(2,351,802)	129,999	(318,746)

Basic denominator
Common shares	812,473,246	812,473,246	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	811,284,062	811,254,621	805,005,723	801,005,404
Loss per share basic - R$	(0.98484)	(2.89897)	0.16149	(0.39793)

Diluted numerator
Loss fot the period attributable to controlling shareholders	(798,981)	(2,351,802)	129,999	(318,746)

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	811,284,062	811,254,621	805,005,723	801,005,404
Weighted average number of outstanding shares - diluted	811,284,062	811,254,621	805,005,723	801,005,404
Loss per share diluted - R$	(0.98484)	(2.89897)	0.16149	(0.39793)

Diluted result is calculated considering the numbers of dilutive potential ordinary shares (stock options and restricted shares). However, due to loss disclosed for the nine-month period ended September 30, 2018 and 2017, the numbers of dilutive potential ordinary shares (stock options) has antidilutive effect and therefore was not considered in the calculation of diluted loss per share.

28.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed based on contracts, on market or commutative conditions for similar transactions.

All the relationships between the Company and its subsidiaries were disclosed irrespectively of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

Specifically, to transactions of the purchase, sale and industrialization, which are commutative between BRF SA and SHB, and, sharing of costs, prices are determined based on cost plus tax impacts, in order to preserve the value chain of the companies.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

28.1.     Transactions and balances

The balances of the transactions with the related parties are as follow:

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Loan contracts	Trade accounts payable		Advance for future capital increase		Other rights		Other obligations
	09.30.18	12.31.17	09.30.18	12.31.17	12.31.17	09.30.18	12.31.17	09.30.18	12.31.17	09.30.18	12.31.17	09.30.18		12.31.17

Al-Wafi Food Products Factory LLC	-	-	-	-	-	(73)	(62)	-	-	30	31	(921)		(945)
Avex S.A.	181,036	107,018	-	-	-	-	-	-	-	25,468	25,468	-		-
Banvit	-	-	-	-	-	-	-	-	-	47	-	-		-
BFF International Ltd.	-	-	-	-	-	-	-	-	-	2,184	1,804	-		-
BRF Al Yasra	-	-	-	-	-	-	-	-	-	-	-	(3,970)		(3,279)
BRF Energia S.A.	-	-	27	27	-	(10,928)	-	1,205	1,205	-	-	-		-
BRF Foods GmbH	-	350	-	-	-	-	(52)	-	-	-	-	-		-
BRF Foods GmbH - Branch	-	-	-	-	-	-	-	-	-	587	402	(1,721)		(1,422)
BRF Foods LLC	-	-	-	-	-	-	-	-	-	442	397	-		-
BRF Global GmbH	1,432,256	4,700,124	-	-	-	-	(3,048)	-	-	-	-	(3,803,905)	(1)	(4,793,195)
BRF GmbH	-	-	-	-	-	-	(15)	-	-	-	-	(1,659)		(1,355)
BRF Hong Kong	-	351	-	-	-	-	-	-	-	-	-	-		-
BRF Pet S.A.	180	76	438	438	-	(54)	-	-	-	10	-	-		-
BRF Thailand Ltd.	-	-	-	-	-	-	-	-	-	319	-	-		-
Campo Austral	35,062	27,548	-	-	-	-	-	-	-	-	-	-		-
Federal Foods	-	-	-	-	-	-	-	-	-	-	-	(81)		(67)
Federal Foods Catar	-	-	-	-	-	-	-	-	-	-	-	(140)		(116)
FFM Further	-	-	-	-	-	-	-	-	-	70	70	-		-
Highline International Ltd.	-	-	-	-	-	-	-	-	-	-	-	(7,302)		(6,033)
One Foods Holdings	-	-	-	-	-	-	-	-	-	5,625	4,266	-		-
Perdigão International Ltd.	-	-	-	-	(33,648)	-	-	-	-	-	-	(899,223)	(1)	(754,402)
Quickfood S.A.	35,432	9,704	-	-	-	-	(83)	296,436	163,393	-	-	(17,641)		(29,399)
Sadia Alimentos S.A.	16,665	16,665	-	-	-	(120)	(115)	-	-	-	-	-		-
Sadia Chile S.A.	106,567	94,620	-	-	-	-	-	-	-	-	-	-		-
Sadia Uruguay S.A.	6,237	6,128	-	-	-	-	-	-	-	-	-	-		-
SHB Com. e Ind. de Alim. S.A	478,052	829,303	-	-	-	(134,816)	(36,472)	-	-	252,918	294,663	(2,547)		(62,591)
UP! Alimentos Ltda.	5,031	2,583	-	6,190	-	(12,102)	(16,592)	-	-	2,824	5,107	-		(5)
VIP S.A. Empreendimentos e Partic. Imob.	-	-	698	697	-	-	-	-	-	-	-	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	-	-	-	-	-	-	190	178	-		-
Edavila Consultoria Empresarial Eireli	-	-	-	-	-	-	-	-	-	-	-	-		(40)
Total	2,296,518	5,794,470	1,163	7,352	(33,648)	(158,093)	(56,439)	297,641	164,598	290,714	332,386	(4,739,110)		(5,652,849)

(1)           The amount corresponds to advances for export pre-payment, usual operation between the productive units in Brazil with the wholly-owned subsidiary BRF Global GmbH that operates as a trading in the European market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Revenue				Financial results, net				Purchases
	July to September 2018	January to September 2018	July to September 2017	January to September 2017	July to September 2018	January to September 2018	July to September 2017	January to September 2017	July to September 2018	January to September 2018	July to September 2017	January to September 2017

Avex S.A.	33,377	71,823	8,301	37,829	-	-	-	-	-	(427)	(136)	(404)
BRF Energia S.A.	-	-	-	-	-	-	-	-	(51,388)	(159,681)	(36,936)	(105,789)
BRF Foods GmbH	-	-	-	2,748	-	-	-	-	-	-	-	-
BRF Global GmbH	1,117,015	3,332,729	1,303,839	4,165,857	(26,700)	(59,991)	(24,305)	(80,438)	-	-	-	-
BRF Hong Kong	-	-	-	351	-	-	-	-	-	-	-	-
BRF Pet S.A.	383	536	-	-	-	-	-	-	(49)	(49)	-	-
Campo Austral	1,173	6,647	7,573	24,496	-	-	-	-	-	-	-	-
Perdigão International Ltd.	-	-	-	-	(11,053)	(33,411)	(11,252)	(39,028)	-	-	-	-
Quickfood S.A.	5,860	25,729	9,591	41,750	-	-	-	-	(577)	(1,161)	(314)	(971)
Sadia Alimentos S.A.	-	-	-	1,754	-	-	-	-	-	-	-	-
Sadia Chile S.A.	27,513	80,813	45,022	108,701	-	-	-	-	-	-	-	-
Sadia Uruguay S.A.	4,351	14,688	3,719	9,995	-	-	-	-	-	-	-	-
SHB Com. e Ind. de Alim. S.A	752,367	2,258,699	703,561	2,497,550	-	-	-	-	(500,384)	(1,514,338)	(473,922)	(1,491,051)
UP! Alimentos Ltda.	3,011	9,662	4,066	11,299	-	-	-	-	(36,557)	(100,222)	(43,183)	(144,587)
Corall Consultoria LTDA.	-	-	-	-	-	-	-	-	-	-	-	(3)
Instituto de Desenvolvimento Gerencial S.A.	-	-	-	-	-	-	-	-	-	-	-	(910)
Edavila Consultoria Empresarial Eireli (1)	-	-	-	-	-	-	-	-	-	(40)	(120)	(360)
Total	1,945,050	5,801,326	2,085,672	6,902,330	(37,753)	(93,402)	(35,557)	(119,466)	(588,955)	(1,775,918)	(554,611)	(1,744,075)

(1)       Entity on which BRF has no equity interest, but have relationship with the Board of Directors, and provided international marketing and innovation advisory services to the Company.

All companies set forth in note 1.1, which describes the relationship with BRF as well as the nature of the operations of each entity, are controlled by BRF, except for UP! Alimentos, PP-BIO and SATS BRF which are associates or joint ventures.

The Company also recorded a liability in the amount of R$1,907 (R$3,749 as of December 31, 2017) related to the fair value of the guarantees offered to BNDES concerning a loan made by Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of September 30, 2018 the Company recorded a payable to this entity of R$6,893 included in other liabilities (R$13,557 as of December 31, 2017).

28.2.     Other Related Parties

The Company leased properties owned by Fundação Attílio Francisco Xavier Fontana (“FAF”). For the nine-month period ended September 30, 2018, the total amount paid as rent was R$12,693 (R$11,719 in the same period of the previous year) and for the three-month period ended September 30, 2018 was R$4,231 (R$4,040 in the same period of the previous year). The rent value was set based on market conditions.

28.3.     Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 18.3.

28.4.     Management remuneration

Key management personnel include board members, statutory directors and the head of internal audit.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The total remuneration and benefits paid to these professionals are set forth below:

	Consolidated
	July to September 2018	January to September 2018	July to September 2017	January to September 2017
Salary and profit sharing (1)	(613)	24,252	7,843	22,013
Short term benefits (2)	21	41	199	316
Private pension	120	354	124	405
Post-employment benefits	6	84	72	121
Termination benefits	2,181	7,625	1,683	3,946
Share-based payment	978	4,650	3,588	12,361
	2,693	37,006	13,509	39,162

(1)     For the three-month period ended September 30, 2018, the Company reversed the provision recorded in prior periods.

(2)     Comprises:  Medical assistance, educational expenses and others.

In addition, the executive officers who are also an integral part of the key management personnel received between remuneration and benefits the total amount of R$25,164 for nine-month period ended September 30, 2018 (R$15,731 in the same period of the previous year), and for three-month period ended September 30, 2018 R$4,643 (R$5,575 in the same period of the previous year).

29.         NET SALES

	Parent company				Consolidated
	July to September 2018	January to September 2018	July to September 2017	January to September 2017	July to September 2018	January to September 2018	July to September 2017	January to September 2017
Gross sales
Brazil	5,226,900	14,594,127	4,753,316	13,938,024	5,227,051	14,594,268	4,753,316	13,936,090
Halal	547,140	1,847,382	527,957	2,212,378	2,375,241	6,662,184	2,129,930	5,381,899
International	867,651	2,938,189	1,592,068	4,854,258	1,905,934	5,547,244	2,378,482	6,832,964
Southern Cone	132,373	354,867	104,748	300,246	452,350	1,594,945	661,380	1,934,555
Other segments	477,621	1,062,415	382,795	961,794	286,533	719,683	225,281	684,066
	7,251,685	20,796,980	7,360,884	22,266,700	10,247,109	29,118,324	10,148,389	28,769,574

Sales deductions
Brazil	(1,105,827)	(3,044,018)	(996,757)	(2,990,065)	(1,105,839)	(3,044,021)	(996,752)	(2,991,724)
Halal	(14,464)	(59,235)	(10,375)	(141,783)	(167,397)	(512,475)	(197,755)	(556,032)
International	(17,025)	(53,748)	(39,600)	(91,357)	(121,947)	(296,145)	(104,418)	(301,077)
Southern Cone	(233)	(608)	(31)	(1,077)	(48,185)	(192,417)	(99,146)	(288,867)
Other segments	(37,052)	(77,950)	(28,010)	(105,202)	(36,394)	(90,204)	(18,050)	(63,533)
	(1,174,601)	(3,235,559)	(1,074,773)	(3,329,484)	(1,479,762)	(4,135,262)	(1,416,121)	(4,201,233)

Net sales
Brazil	4,121,073	11,550,109	3,756,559	10,947,959	4,121,212	11,550,247	3,756,564	10,944,366
Halal	532,676	1,788,147	517,582	2,070,595	2,207,844	6,149,709	1,932,175	4,825,867
International	850,626	2,884,441	1,552,468	4,762,901	1,783,987	5,251,099	2,274,064	6,531,887
Southern Cone	132,140	354,259	104,717	299,169	404,165	1,402,528	562,234	1,645,688
Other segments	440,569	984,465	354,785	856,592	250,139	629,479	207,231	620,533
	6,077,084	17,561,421	6,286,111	18,937,216	8,767,347	24,983,062	8,732,268	24,568,341

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

30.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized in the statement of income when incurred. The expenditures amounted to R$39,695 for the nine-month period ended September 30, 2018 (R$39,060 in the same period of the previous year), and for the three-month period ended September 30, 2018 was R$12,636 (R$19,644 in the same period of the previous year).

31.         OTHER OPERATING INCOME (EXPENSES), NET

	Parent company				Consolidated
	July to September 2018	January to September 2018	July to September 2017	January to September 2017	July to September 2018	January to September 2018	July to September 2017	January to September 2017
Income
Recovery of expenses (1)	10,506	47,711	16,928	76,249	11,479	50,922	18,451	77,997
Provision reversal	1,561	12,940	4,294	11,027	4,340	15,719	4,736	11,469
Scrap sales	2,790	7,971	2,510	7,416	3,680	10,630	3,762	10,933
Reversal of expected credit losses	1,832	3,643	-	-	1,478	2,361	-	-
Rewards and short-term incentive	(28,011)	18,253	(29,018)	(32,627)	(31,655)	1,040	(33,378)	(45,472)
Tax amnesty program ("PERT")	-	-	131,930	131,930	-	-	131,930	131,930
Other	4,692	17,695	11,638	22,475	11,219	40,618	16,371	37,252
	(6,630)	108,213	138,282	216,470	541	121,290	141,872	224,109

Expenses
Expenses arising from Trapaça Operation (2)	(8,370)	(52,108)	-	(63,253)	(8,370)	(52,108)	-	(74,106)
Provision for civil and tax risks	(44,805)	(46,434)	(56,770)	(108,089)	(49,288)	(41,245)	(56,484)	(113,125)
Net loss from the disposals of property, plant and equipment	(9,399)	(16,395)	(1,797)	(10,350)	(19,642)	(30,115)	(2,091)	(6,648)
Costs on business disposed	-	(27,848)	(1,399)	(36,718)	-	(27,848)	(1,399)	(36,718)
Other employees benefits	(7,446)	(22,339)	(14,366)	(43,094)	(8,354)	(24,364)	(14,906)	(45,677)
Restructuring	-	(17,028)	-	(13,872)	-	(17,028)	(8,897)	(14,845)
Insurance claims costs	(4,922)	(10,196)	(4,502)	(18,209)	(5,050)	(13,291)	(5,358)	(21,295)
Discontinued operations	332	(5,513)	(8,369)	(36,199)	320	(5,620)	(8,423)	(36,354)
Expected credit losses	-	-	(2,736)	(8,852)	-	-	(3,567)	(10,646)
Other	(1,056)	(13,435)	(62,638)	(74,338)	(8,720)	(38,091)	(73,565)	(100,765)
	(75,666)	(211,296)	(152,577)	(412,974)	(99,104)	(249,710)	(174,690)	(460,179)
	(82,296)	(103,083)	(14,295)	(196,504)	(98,563)	(128,420)	(32,818)	(236,070)

(1)     The accumulated balance in 2018 refers mainly to extemporaneous tax credits in the amount of R$33,640.

(2)     In 2018, expenses arising from Trapaça Operation (note 1.3) and in 2017 expenses arising from Carne Fraca Operation (note 1.2).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

32.         FINANCIAL INCOME (EXPENSES), NET

	Parent company				Consolidated
	July to September 2018	January to September 2018	July to September 2017	January to September 2017	July to September 2018	January to September 2018	July to September 2017	January to September 2017
Financial income
Exchange rate variation on net assets of foreign subsidiaries (1)	-	-	-	-	58,003	475,705	-	107,454
Restatement by Hyperinflation (2)	-	-	-	-	173,161	368,311	-	-
Exchange rate variation on other assets	9,312	39,278	-	-	113,740	315,333	-	-
Interest on assets	42,977	208,092	71,659	163,923	46,239	220,230	73,519	169,015
Interest on cash and cash equivalents	45,819	104,811	58,713	189,138	62,144	138,964	72,969	218,867
Gains from derivative transactions, net	132,912	381,444	-	-	96,041	79,976	-	-
Interests on financial assets classified as
Amortized cost	24,330	63,171	13,421	47,259	24,329	77,434	13,421	47,259
Fair value throught profit and loss	4,534	9,545	4,833	16,180	4,534	10,106	4,881	16,481
Fair value throught other comprehensive income	-	-	-	-	179	477	434	7,901
Exchange rate variation on marketable securities	420	2,828	-	-	9,282	33,839	-	-
Tax amnesty program ("PERT")	-	-	279,590	279,590	-	-	279,590	279,590
Exchange rate variation on other liabilities	-	-	258,426	163,213	-	-	155,893	245,478
Exchange rate variation on loans and financing	-	-	149,385	-	-	-	292,011	123,583
	260,304	809,169	836,027	859,303	587,652	1,720,375	892,718	1,215,628

Financial expenses
Exchange rate variation on loans and financing	(252,944)	(824,235)	-	(162,323)	(373,567)	(1,417,126)	-	-
Interest on loans and financing	(258,461)	(669,388)	(262,258)	(806,804)	(372,846)	(1,014,258)	(378,597)	(1,111,581)
Adjustment to present value	(62,340)	(175,757)	(67,976)	(186,751)	(79,206)	(227,161)	(82,019)	(227,297)
Exchange rate variation on other liabilities	(196,626)	(863,281)	-	-	(113,509)	(199,017)	-	-
Losses price to be fixed transactions	(19,706)	(108,392)	(3,547)	(1,814)	(20,127)	(117,804)	(3,875)	(1,091)
Interest on liabilities	(38,292)	(104,245)	(174,546)	(362,141)	(46,947)	(102,060)	(181,742)	(372,963)
Losses on derivative transactions, net	-	-	(88,899)	(252,881)	-	-	(43,241)	(106,985)
Exchange rate variation on other assets	-	-	(11,117)	(27,302)	-	-	(275,651)	(479,171)
Exchange rate variation on marketable securities	-	-	(83,532)	(7,731)	-	-	(111,722)	(131,393)
Interest expenses on loans to related parties	(37,753)	(93,402)	(35,558)	(119,466)	-	-	-	-
Exchange rate variation on net assets of foreign subsidiaries (1)	-	-	-	-	-	-	(86,722)	-
Others	(21,632)	(72,979)	(25,083)	(77,831)	(88,801)	(240,528)	(79,900)	(243,437)
	(887,754)	(2,911,679)	(752,516)	(2,005,044)	(1,095,003)	(3,317,954)	(1,243,469)	(2,673,918)
	(627,450)	(2,102,510)	83,511	(1,145,741)	(507,351)	(1,597,579)	(350,751)	(1,458,290)

(1)          Refers to gains and losses on translation of assets and liabilities reported by the Company’s subsidiaries whose functional currency is Real.

(2)          Refers to the price index update as disclosed in note 3.3.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

33.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	Parent company					Consolidated
	July to September 2018	January to September 2018	July to September 2017	January to September 2017	July to September 2018	January to September 2018	July to September 2017	January to September 2017
Costs of sales
Raw materials and consumables (1)	4,052,520	11,570,179	3,576,574	11,148,418	5,417,464	15,523,541	4,821,627	13,803,989
Depreciation	267,951	821,778	276,360	832,712	380,581	1,151,469	381,344	1,094,295
Amortization	14,595	43,811	27,865	50,837	24,290	68,855	34,769	69,426
Salaries and employees benefits	716,879	2,169,909	717,539	2,262,481	956,437	3,004,040	1,005,735	3,068,810
Others	423,750	1,252,256	435,095	1,238,384	586,194	1,683,502	581,805	1,766,351
	5,475,695	15,857,933	5,033,433	15,532,832	7,364,966	21,431,407	6,825,280	19,802,871

Sales expenses
Depreciation	16,596	49,016	15,947	45,966	18,062	53,300	16,568	48,597
Amortization	10,705	31,934	16,210	32,135	21,669	60,413	23,336	50,986
Salaries and employees benefits	236,953	685,371	235,750	668,634	315,328	913,566	315,062	907,276
Indirect and direct logistics expenses (2)	352,378	1,016,545	324,285	941,056	612,932	1,750,258	550,516	1,606,459
Others	181,027	577,901	167,348	516,020	249,732	767,348	258,421	739,687
	797,659	2,360,767	759,540	2,203,811	1,217,723	3,544,885	1,163,903	3,353,005

Administrative expenses
Depreciation	4,220	12,897	4,297	12,950	13,587	33,434	16,953	29,063
Amortization	9,410	27,103	11,763	26,302	28,670	94,452	32,535	96,806
Salaries and employees benefits	38,346	92,759	23,697	71,611	84,152	231,167	71,930	203,575
Fees	2,226	15,908	5,238	15,698	2,715	19,384	6,752	20,230
Others	29,609	58,273	16,170	54,604	44,647	82,765	18,667	75,897
	83,811	206,940	61,165	181,165	173,771	461,202	146,837	425,571

Impairment Loss on Trade and Other Receivables
Impairment Loss on Trade and Other Receivables	4,115	20,290	5,336	29,153	5,146	37,285	7,835	31,520
	4,115	20,290	5,336	29,153	5,146	37,285	7,835	31,520

Other operating expenses (3)
Depreciation	14,822	32,489	8,842	26,270	15,733	34,619	9,756	29,494
Others	60,844	178,807	143,735	386,704	83,371	215,091	164,934	430,685
	75,666	211,296	152,577	412,974	99,104	249,710	174,690	460,179

(1)     To the nine-month period ended September 30, 2018, included expenses in the amount of R$339,803 arising from Trapaça Operation (note 1.3), R$174,043 arising from restructuring plan (nota 1.5) and R$72,852 arising from strike of trucker drive (note 1.6). To the nine and three-month period ended September 30, 2017, included expenses in the amount of R$81,582 in the parent company and R$83,397 in the consolidated arising from Carne Fraca Operation.

(2)     To the nine and three-month period ended September 30, 2018, included expenses in the amount of R$12,365 arising from strike of trucker drive (note 1.6).

(3)     The composition of other operating expenses is disclosed in note 31.

34.         NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

IFRS 16 - Leases

On January 2016, the IASB issued the final version of IFRS 16 – Leases, which supersedes IAS 17 – Leases, which will be applicable to periods beginning on January 01, 2019. The adoption of this standard introduces a single model for the accounting of leases, for the lessee, for which should be recognized a right of use asset and an obligation to make payments related to the lease. Assets with a term of less than 12 months and of low value, are exempt from this treatment. On December 21, 2017, CVM issued the Deliberation CVM Nº 787/17 corresponding to this IFRS.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company is assessing the content and possible impacts of adoption this pronouncement in its consolidated financial statements, but the process is ongoing. The Company understands that the effective impact will depend on economic conditions at the time of adoption, for example (i) agreements portfolio in force and (ii) possible agreement renewals.

35.         TRANSACTIONS THAT DO NOT INVOLVE CASH OR CASH EQUIVALENTS

The following transactions that did not involve cash or cash equivalents during the nine-month period ended September 30, 2018 were:

(i)        Capitalized interest arising from loans: To the nine-month period ended September 30, 2018, amounted to R$12,652 in the parent company and R$21,533 in the consolidated (R$26,066 in the parent company and R$27,737 in the in the same period of the previous year) and to the three-month period ended September 30, 2018, amounted to R$4,171 in the parent company and R$7,503 in the consolidated (R$6,360 in the parent company and R$6,709 in the consolidated in the same period of the previous year);

(ii)       Addition of financial lease: To the nine-month period ended September 30, 2018, amounted to R$39,337 in the parent company and R$44,943 in the consolidated (R$93,901 in the parent company and R$98,911 in the consolidated in the same period of the previous year) and to the three-month period ended September 30, 2018, amounted to R$4,243 in the parent company and R$4,251 in the consolidated (R$8,200 in the parent company and R$8,905 in the consolidated in the same period of the previous year); and

(iii)       Impacts of the changes on net monetary position due to the hyperinflation in Argentina as further detailed in explanatory note 3.3, includes: depreciation and amortization of R$7,502 in the Parent Company and R$31,299 in the Consolidated balances and changes on other assets and liabilities of R$302,716 in the Parent Company and R$332,119 in the Consolidated Balances.

36.         SUBSEQUENT EVENTS

36.1.     Restricted shares grant

On October 01, 2018, 2,311,394 restricted shares were granted according to the plan approved in the Ordinary and Extraordinary General Shareholders Meeting held on May 25, 2018.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The suggested vesting is 3 (three) years, with partial exercise of 1/3 each year, grant date on October 01, 208, grant price corresponding to the average stock price from one month before the grant date, with no rights to interest or inflation and annual dividends, with future payments in stocks.

36.2.     Trapaça Operation – unfolding

On October 10, 2018, the Federal Police Department to the 1st Federal Criminal Court of the Judicial Branch of Ponta Grossa – PR submitted the final report of its investigation in connection to Trapaça Operation.

The Company clarifies that is management’s interest that all facts related to the investigations conducted by the authorities be deeply and fully clarified, and in that connection, the Company has decided to preventively grant a leave to all employees referred in the Federal Police’s final report until all facts are clarified.

BRF is engaging in a vast and transparent dialogue with the authorities in charge of the investigations, with the intention to cooperate with the elucidation of the facts. At the same time, it will proceed with the internal assessments led by the Independent Investigation Committee, related to the Statutory Audit Committee, with the intention to clarify all the facts that were or that may be raised.

The Company understands that this cooperation process with the authorities strengths and consolidates the changes and the developments that BRF has implemented in its processes and internal rulings, in order to guarantee the highest safety, integrity and quality standards.

A detailed description of the Trapaça operations is disclosed in explanatory note 1.3.

37.         Changes in the Profit and Loss Statement – Restated

As described in explanatory note 3.3, during the third quarter of 2018, the Company adopted the IAS 29, since Argentina has become a hyperinflationary economy.

The Company restated below its Profit and Loss Statements for the three-month periods ending in March 31, 2018 and June 30, 2018, which includes the impacts of the hyperinflation in Argentina.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

						Parent company
	April to June 2018	April to June 2018	April to June 2018	January to March 2018	January to March 2018	January to March 2018
	Published	Adjustment	Restated	Published	Adjustment	Restated
NET SALES	5,573,848	-	5,573,848	5,910,489	-	5,910,489
Cost of sales	(5,406,213)	-	(5,406,213)	(4,976,025)	-	(4,976,025)
GROSS PROFIT	167,635	-	167,635	934,464	-	934,464
OPERATING INCOME (EXPENSES)		-			-
Selling expenses	(816,184)	-	(816,184)	(746,924)	-	(746,924)
General and administrative expenses	(68,136)	-	(68,136)	(54,993)	-	(54,993)
Impairment loss on trade and other receivables	(6,733)	-	(6,733)	(9,442)	-	(9,442)
Other operating expenses, net	(48,936)	-	(48,936)	28,149	-	28,149
Income from associates and joint ventures	311,403	105,758	417,161	155,491	50,661	206,152
INCOME (LOSS) BEFORE FINANCIAL RESULTS AND INCOME TAXES	(460,951)	105,758	(355,193)	306,745	50,661	357,406
Financial Results	(959,403)	-	(959,403)	(515,657)	-	(515,657)
LOSS BEFORE TAXES	(1,420,354)	105,758	(1,314,596)	(208,912)	50,661	(158,251)
Current income taxes	-	-	-	-	-	-
Deferred income taxes	(164,564)	-	(164,564)	84,590	-	84,590
LOSS FOR THE YEAR	(1,584,918)	105,758	(1,479,160)	(124,322)	50,661	(73,661)
		-			-
Attributable to		-			-
Controlling shareholders	(1,584,918)	105,758	(1,479,160)	(124,322)	50,661	(73,661)
Non-controlling interest	-	-	-	-	-	-
	(1,584,918)	105,758	(1,479,160)	(124,322)	50,661	(73,661)

	Consolidated
	April to June 2018	April to June 2018	April to June 2018	January to March 2018	January to March 2018	January to March 2018
	Published	Adjustment	Restated	Published	Adjustment	Restated
NET SALES	8,181,073	(113,853)	8,067,220	8,203,033	(54,538)	8,148,495
Cost of sales	(7,520,312)	81,356	(7,438,956)	(6,666,457)	38,972	(6,627,485)
GROSS PROFIT	660,761	(32,497)	628,264	1,536,576	(15,566)	1,521,010
OPERATING INCOME (EXPENSES)					-
Selling expenses	(1,226,017)	7,479	(1,218,538)	(1,112,206)	3,582	(1,108,624)
General and administrative expenses	(157,036)	1,886	(155,150)	(133,185)	904	(132,281)
Impairment loss on trade and other receivables	(10,199)	-	(10,199)	(21,940)	-	(21,940)
Other operating expenses, net	(49,811)	(586)	(50,397)	20,822	(282)	20,540
Income from associates and joint ventures	3,347	-	3,347	5,516	-	5,516
INCOME (LOSS) BEFORE FINANCIAL RESULTS AND INCOME TAXES	(778,955)	(23,718)	(802,673)	295,583	(11,362)	284,221
Financial Results	(791,950)	147,763	(644,187)	(516,824)	70,783	(446,041)
Financial income		-	-		-	-
LOSS BEFORE TAXES	(1,570,905)	124,045	(1,446,860)	(221,241)	59,421	(161,820)
Current income taxes	(47,757)	-	(47,757)	(30,120)	-	(30,120)
Deferred income taxes	44,625	(16,279)	28,346	137,555	(7,798)	129,757
LOSS FOR THE YEAR	(1,574,037)	107,766	(1,466,271)	(113,806)	51,623	(62,183)
		-			-
Attributable to					-
Controlling shareholders	(1,584,918)	105,758	(1,479,160)	(124,322)	50,661	(73,661)
Non-controlling interest	10,881	2,008	12,889	10,516	962	11,478
	(1,574,037)	107,766	(1,466,271)	(113,806)	51,623	(62,183)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
Net sales	April to June 2018	April to June 2018	April to June 2018	January to March 2018	January to March 2018	January to March 2018
	Published	Adjustment	Restated	Published	Adjustment	Restated
Brazil	3,683,187	-	3,683,187	3,745,848	-	3,745,848

Halal	2,103,687	-	2,103,687	1,838,178	-	1,838,178

International	1,643,407	-	1,643,407	1,823,705	-	1,823,705

Southern Cone
In-natura	226,131	(26,994)	199,137	234,224	(12,931)	221,293
Poultry	69,313	(26,994)	42,319	81,425	(12,931)	68,494
Pork and other	156,818	-	156,818	152,799	-	152,799
Processed	325,334	(84,414)	240,920	339,169	(41,606)	297,563
Other sales	23,305	(2,446)	20,859	18,591	-	18,591
	574,770	(113,854)	460,916	591,984	(54,537)	537,447

Other segments	176,022	-	176,022	203,318	-	203,318
	8,181,073	(113,854)	8,067,219	8,203,033	(54,537)	8,148,496

	Consolidated
	April to June 2018	April to June 2018	April to June 2018	January to March 2018	January to March 2018	January to March 2018
	Published	Adjustment	Restated	Published	Adjustment	Restated
Brazil	(56,113)	-	(56,113)	155,390	-	155,390
Halal	(6,287)	-	(6,287)	56,553	-	56,553
International	(190,741)	-	(190,741)	82,012	-	82,012
Southern Cone	(21,448)	(23,718)	(45,166)	(16,446)	(11,362)	(27,808)
Other segments	16,531	-	16,531	36,503	-	36,503
Ingredients	20,676	-	20,676	28,416	-	28,416
Other sales	(4,145)	-	(4,145)	8,087	-	8,087
Sub total	(258,058)	(23,718)	(281,776)	314,012	(11,362)	302,650
Corporate	(520,897)	-	(520,897)	(18,429)	-	(18,429)
	(778,955)	(23,718)	(802,673)	295,583	(11,362)	284,221

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

38.         APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the Board of Directors on November 7, 2018.

BOARD OF DIRECTORS (1)

Chairman (Non-Independent)	Pedro Pullen Parente
Vice-Chairman (Independent) Independent Member Independent Member Independent Member Independent Member Independent Member Independent Member Independent Member Member (Non-Independent)

Augusto Marques da Cruz Filho

Dan Ioschpe

Flávia Buarque de Almeida

Francisco Petros O. L. Papathanasiadis

José Luiz Osório de Almeida Filho

Luiz Fernando Furlan

Roberto Antonio Mendes

Roberto Rodrigues

Walter Malieni Júnior

FISCAL COUNCIL

Chairman	Attílio Guaspari
Member	Marcus Vinicius Severini
Member	André Vicentini
AUDIT COMITTEE

Comittee Coordinator (Independent)	Francisco Petros O. L. Papathanasiadis
Member (Independent) Member (Non-Independent) External Member and Financial Specialist External Member	Roberto Antonio Mendes Walter Malieni Júnior Fernando Maida Dall`Acqua Sérgio Ricardo Silva Rosa

BOARD OF EXECUTIVE OFFICERS (1)
Global Chief Executive Officer	Pedro Pullen Parente
Global Chief Operating Officer, Vice President of Finance and Investor Relations	Lorival Nogueira Luz Júnior Elcio Ito
Vice President of Operations and Procurement Officer	Vinícius Barbosa

(1) On November 05, 2018, it was approved the extension of the office term from 180 days to 1 year of the current Chairman of the Board of Directors, Pedro Pullen Parente, cumulative with the position of the Global Chief Executive Officer.

Marcos Roberto Badollato	Joloir Nieblas Cavichini
Controller	Accountant – CRC 1SP257406/O-5

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. Commentary about the company projections behavior

In the period ended on September 30, 2018, company’s net leverage, measured by Net debt/Adjusted EBITDA, reached 6.74x. However, according to the Material Fact released to the market on June 29, 2018, the expectation from Administration is that this index reaches 4.35x by the end of 2018 and 3.00x by the end of 2019 in accordance with Operational and Financial Restructuring Plan. At this moment, there is no update in assumption from the Plan that changes the expectation released.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. BREAKDOWN OF THE CAPITAL BY OWNER (NOT REVIEWED)

The shareholding position of the controlling shareholders holders of more than 5% of the voting stock, management, members of the Board of Directors is presented below:

	09.30.18		12.31.17
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobras de Seguridade Social - Petros (1)	93,024,957	11.45	92,716,266	11.41
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,583,952	10.66	86,605,452	10.66
Aberdeen (1)	40,748,226	5.02	40,748,226	5.02
Management
Board of Directors	6,170,783	0.76	41,220,470	5.07
Executives	213,888	0.03	157,546	0.02
Treasury shares	1,133,601	0.14	1,333,701	0.16
Other	584,597,839	71.94	549,691,585	67.66
	812,473,246	100.00	812,473,246	100.00

(1)       The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the by-laws.

A free translation from Portuguese into English of Independent Auditor's Report on Review of Quarterly Financial Information

Report on Review of Interim Financial Information

To the Board of Directors and Shareholders of

BRF S.A.

Itajaí - SC

Introduction

We have reviewed the accompanying individual and consolidated interim financial information of BRF S.A. (“Company”) contained in the Quarterly Information Form - ITR for the quarter ended September 30, 2018, which comprises the balance sheet as of September 30, 2018 and the respective statements of income (loss) and comprehensive income (loss) for the three and nine-month periods then ended and changes in equity and cash flows for the nine-month period then ended, including the explanatory notes.

The Company's management is responsible for the preparation of this individual and consolidated interim financial information in accordance with Technical Pronouncement CPC 21 (R1) – Interim Financial Reporting and IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board – IASB, as well as for the presentation of this information in accordance with standards issued by the Brazilian Securities and Exchange Commission, applicable to the preparation of Quarterly Information - ITR. Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of review

We conducted our review in accordance with the Brazilian and International standards on review engagements of interim financial information (NBC TR 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity, respectively). A review of interim financial information consists of making inquiries, primarily of persons responsible for the financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with the audit standards and, consequently, does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion on the interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual and consolidated interim financial information included in the Quarterly Information referred to above has not been prepared, in all material respects, in accordance with CPC 21 (R1) and IAS 34, issued by IASB, applicable to the preparation of Quarterly Information - ITR, and presented in accordance with the standards issued by the Brazilian Securities and Exchange Commission.

A free translation from Portuguese into English of Independent Auditor's Report on Review of Quarterly Financial Information

Emphasis of matter

We draw attention to explanatory notes 1.2, 1.3, 1.4 and 36.2 to the interim financial information, which discloses information about the events, the measures taken by the Company and the current and potential developments of the operations named Carne Fraca and Trapaça, such as the establishment of the responsibility administrative process by the Office of the Comptroller General, which aims to investigate administrative responsibilities related to the facts object of the criminal suit related to Carne Fraca operation, and the U.S. Class Action. Considering the current stage of these matters, the Company is not able to reliably predict or measure the extension of financial and non-financial impacts resulting from the developments of such operations and, consequently, the record of additional potential losses which could cause material adverse effect in its financial condition, and its results and its cash flows in future periods. Our conclusion is unmodified in respect to this matter.

Other matters

Statements of Value Added

The individual and consolidated interim financial information, related to statements of value added for the nine-month period ended September 30, 2018, prepared under the responsibility of the Company's management, presented as supplementary information for the purposes of IAS 34, were submitted to the review procedures followed together with the review of the Quarterly Information – ITR of the Company. In order to form our conclusion, we evaluated whether these statements are reconciled to the interim financial information and to the accounting records, as applicable, and whether their form and content are in accordance with the criteria set on Technical Pronouncement CPC 09 - Statement of Value Added. Based on our review, nothing has come to our attention that causes us to believe that it has not been prepared, in all material respects, consistent with the individual and consolidated interim financial information taken as a whole.

São Paulo, November 7, 2018

KPMG Auditores Independentes

CRC 2SP014428/O-6

Original report in Portuguese signed by

Guilherme Nunes

Accountant CRC 1SP195631/O-1

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2018 – BRF S.A. OPINION OF THE AUDIT COMMITTEE

The Audit Committee of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)          the quarterly financial information (parent company and consolidated) for the nine-month period ended on September 30, 2018;

(ii)    the Management Report; and

(iii)  opinion report issued by KPMG Auditores Independentes.

Based on the documents reviewed and on the explanations provided, the members of the Audit Committee, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, November 7, 2018.

Francisco Petros O. L. Papathanasiadis

Comittee Coordinator (Independent)

Roberto Antonio Mendes

Member (Independent)

Walter Malieni Júnior

Member (Non-Independent)

Fernando Maida Dall`Acqua

External Member and Financial Specialist

Sérgio Ricardo Silva Rosa

External Member

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2018 – BRF S.A.

STATEMENT OF EXECUTIVE BOARD ON THE QUARTELY FINANCIAL INFORMATION AND INDEPENDENT AUDITOR'S REPORT ON REVIEW OF INTERIM FINANCIAL INFORMATION

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)          reviewed, discussed and agreed with the Company's quarterly financial information for the nine-month period ended on September 30, 2018, and

(ii)        reviewed, discussed and agreed with conclusions expressed in the review report issued by KPMG Auditores Independentes for the Company's quarterly financial information for the nine-month period ended on September 30, 2018.

São Paulo, November 7, 2018.

Pedro Pullen Parente

Global Chief Executive Officer

Lorival Nogueira Luz Júnior

Global Chief Operating Officer

Elcio Ito

Vice President of Finance and Investor Relations

Vinicius Barbosa

Vice President of Operations and Procurement Officer